                                                                  EXHIBIT (a)(1)


                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES

                                       of

                          ARAMEX INTERNATIONAL LIMITED

                                       at
                                $12.00 PER SHARE

                                       by

                     RASMALA DISTRIBUTION (BERMUDA) LIMITED

                          a wholly-owned subsidiary of
                     RASMALA DISTRIBUTION (CAYMAN) LIMITED

                a company certain of the voting shares of which
                                 FADI GHANDOUR


                 and certain of the non-voting shares of which


                      CHAMPA CO-INVESTORS (CAYMAN) LIMITED



                      have conditionally agreed to acquire



   Rasmala Distribution (Cayman) Limited is currently wholly-owned for and on behalf of

                             RASMALA BUYOUT FUND LP

                                       by
                      RASMALA GENERAL PARTNERS II LIMITED

                 the general partner of Rasmala Buyout Fund LP
                        and a wholly-owned subsidiary of
                             RASMALA PARTNERS LTD.

              a company whose management committee is comprised of

        ALI SAMIR AL SHIHABI, IMTIAZ HYDARI, SALMAN MAHDI, SHIRISH SARAF

                                      and
                                   ARIF NAQVI


                            who is also Chairman of

                  GROUPE CUPOLA LUXEMBOURGEOISE HOLDINGS S.A.

                    which through a wholly-owned subsidiary
                 is a limited partner of Rasmala Buyout Fund LP

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON THURSDAY, FEBRUARY 7, UNLESS THE OFFER IS EXTENDED.

                      ------------------------------------

                      The Dealer Manager for the Offer is:

                                 (Capital Logo)


January 29, 2002

     The Offer is being made to shareholders of Aramex International Limited in connection with the Agreement and Plan of Amalgamation, dated January 3, 2002, among Rasmala Distribution (Cayman) Limited ("PARENT"), Rasmala Distribution (Bermuda) Limited ("PURCHASER") and Aramex International Limited.

     As part of the Offer, Purchaser is offering to purchase all of the outstanding Aramex common shares at a price of $12.00 per share, in cash, without interest thereon. The Offer for Aramex common shares also includes common shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share under Aramex's stock option plan (the "OPTION SHARES", and together with the common shares collectively, the "SHARES"). Purchaser is offering to pay to the holders of such options $12.00 less the per share exercise price and any required withholding taxes for each Option Share purchased in the Offer.

     A special committee of the Aramex board of directors (other than Frank Mountcastle, who recused himself) has unanimously determined that the Offer, the compulsory acquisition and the amalgamation are advisable and fair to, and in the best interests of, the unaffiliated shareholders of Aramex and recommends that the unaffiliated shareholders of Aramex accept the Offer and tender their Shares pursuant to the Offer. The special committee is comprised of three directors (one of whom recused himself) who are not officers or employees of Aramex and are not affiliated with the officers and directors who will become officers and directors of Parent, Purchaser, or either the amalgamated company or Aramex.

     The Aramex board of directors, based in part upon the recommendation of the special committee of independent directors of the board, has unanimously approved the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation and determined that the Offer, the compulsory acquisition and the amalgamation are advisable and fair to, and in the best interests of, the unaffiliated shareholders of Aramex and recommends that the unaffiliated shareholders of Aramex accept the Offer and tender their Shares pursuant to the Offer.

     The Offer is conditioned upon, among other things, the following: (1) there being validly tendered and not properly withdrawn prior to the expiration of the initial offering period for the Offer that number of Shares, which, together with any common shares then beneficially owned by Purchaser or Parent, represents at least 75 percent of the total number of outstanding common shares on a fully diluted basis on the date of purchase, and (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable antitrust or competition law. The Offer is also subject to the other conditions set forth in this Offer to Purchase. The Offer is not subject to a financing condition.

     Purchaser and Parent have also entered into a Voting and Tender Agreement dated January 3, 2002 with Fadi Ghandour, Rula Ghandour and William Kingson (the "PRINCIPAL SHAREHOLDERS") who own, in the aggregate, 2,456,655 common shares, which, together with the common shares underlying the options to acquire 200,000 common shares owned by Fadi Ghandour and William Kingson, represent approximately 50.8 percent of the issued and outstanding common shares on a fully diluted basis. Pursuant to the Voting and Tender Agreement, the Principal Shareholders have irrevocably agreed to tender in the Offer all of the Shares owned by the Principal Shareholders on the terms and subject to the conditions of the Voting and Tender Agreement.

     BB&T Capital Markets, a division of Scott & Stringfellow, Inc., has delivered to the special committee of the board of directors and the board of directors of Aramex its written opinion dated January 3, 2002 that, as of the date of the opinion and based on and subject to the assumptions and qualifications stated in the opinion, the consideration to be paid in the offer and the amalgamation or the compulsory acquisition is fair, from a financial point of view, to the unaffiliated shareholders.
                      ------------------------------------

                                   IMPORTANT

     If you wish to tender all or any portion of your Shares, you should either:

     (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, have your signature guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal (or such facsimile) and any other required documents to American Stock Transfer & Trust Company, the depositary, and either (a) deliver the certificates for such Shares to American Stock Transfer & Trust Company along with the Letter of Transmittal (or facsimile) at the address set forth on the back cover or (b) deliver such Shares pursuant to the procedure for book-entry transfer as set forth in
           Section 9, or

     (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.

     If you have Shares registered in the name of a banker, dealer, broker, trust company or other nominee, you must contact it if you desire to tender your Shares.

     If you wish to tender Shares and your certificates for Shares are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach American Stock Transfer & Trust Company prior to the Expiration Date, your tender may be effected by following the procedure for guaranteed delivery set forth in Section 9.

     IF YOU HOLD OPTIONS AND YOU WISH TO PARTICIPATE IN THE OFFER BY CONDITIONALLY EXERCISING THE OPTIONS AND TENDERING OPTION SHARES, YOU SHOULD ALSO FOLLOW THE INSTRUCTIONS AND PROCEDURES SET FORTH IN THE NOTICE OF CONDITIONAL EXERCISE AND RELATED INSTRUCTIONS PROVIDED TO YOU.

     Questions and requests for assistance may be directed to Georgeson Shareholder Communications Inc., the information agent, at its address and telephone number set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from Georgeson Shareholder Communications Inc. or from TM Capital Corp.

     Any reference to "dollar" or use of the symbol "$" refers to the currency of the United States of America.

     A SUMMARY OF THE PRINCIPAL TERMS OF THE OFFER APPEARS ON PAGES 1 THROUGH 7. YOU SHOULD READ THIS ENTIRE DOCUMENT BEFORE DECIDING WHETHER TO TENDER YOUR SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                              -------
SUMMARY TERM SHEET.........................................................         1
INTRODUCTION...............................................................         9
SPECIAL FACTORS............................................................        12
Section 1.     Background of the Offer; Contacts with Aramex...............        12
Section 2.     Fairness of the Offer; Recommendation and Reasons of the
               Special Committee and the Board of Directors; Purpose,
               Reasons and Alternatives of Aramex..........................        15
Section 3.     Positions of the Parties Regarding Fairness of the Offer....        18
Section 4.     Purpose, Alternatives and Reasons of Bidders; Plans for
               Aramex......................................................        22
Section 5.     Reports, Opinions, Appraisals and Negotiations..............        25
Section 6.     Certain Effects of the Transaction; Possible Effect of the
               Offer on the Market for the Common Shares; Exchange Act
               Registration; Margin Regulations............................        30
Section 7.     Interests of Certain Persons in the Transaction.............        32
THE TENDER OFFER...........................................................        35
Section 8.     Terms of the Offer..........................................        35
Section 9.     Procedures for Tendering Shares.............................        37
Section 10.    Withdrawal Rights...........................................        41
Section 11.    Acceptance for Payment and Payment..........................        42
Section 12.    Certain U.S. Federal Income Tax Consequences................        43
Section 13.    Price Range of Common Shares; Dividends on Common Shares;
               Purchases of Common Shares..................................        45
Section 14.    Certain Information Concerning Aramex.......................        46
Section 15.    Certain Information Concerning the Bidders..................        51
Section 16.    Source and Amount of Funds..................................        53
Section 17.    Certain Agreements..........................................        55
Section 18.    Certain Conditions of the Offer.............................        68
Section 19.    Dividends and Distributions.................................        70
Section 20.    Certain Legal Matters.......................................        70
Section 21.    Fees and Expenses...........................................        71
Section 22.    Miscellaneous...............................................        72
Schedule I.................................................................        73
Schedule II................................................................        95

                               SUMMARY TERM SHEET

     Rasmala Distribution (Bermuda) Limited ("PURCHASER") is offering to purchase all of the outstanding common shares of Aramex International Limited for $12.00 per share, in cash, without interest, less any required withholding taxes (including shares issuable upon the conditional exercise of exercisable options to purchase Aramex common shares having exercise prices of less than $12.00 per share). The following are some of the questions you, as a shareholder of Aramex, may have and answers to those questions. Purchaser urges you to read the remainder of this offer to purchase and the Letter of Transmittal carefully because the information in this summary highlights only the most important information but does not describe all the details of the offer and additional important information is contained in the remainder of this offer to purchase and the Letter of Transmittal. Purchaser has included section references to direct you to more complete descriptions of the topics set forth below where appropriate.

Q.  WHO IS OFFERING TO BUY MY SHARES?


A. Purchaser is a company organized under the laws of Bermuda formed for the purpose of making this tender offer and is offering to buy your Shares. Purchaser is a wholly-owned subsidiary of Rasmala Distribution (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("PARENT"). One hundred percent of the voting power of Parent is currently owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited. A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that 75 per cent of the voting power of Parent will be owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited, and 25 percent of the voting power will be owned by Fadi Ghandour upon consummation of the Offer. At that time, the economic interest in Parent, which mainly arises out of the ownership of certain non-voting shares, will be owned 60 percent for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited; 28.5 percent by Fadi Ghandour and 11.5 percent by Champa Co-Investors (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a company all of the voting shares of which are owned by Rasmala Partners Ltd.



    Rasmala Buyout Fund LP is an exempted limited partnership formed under the laws of the Cayman Islands. Rasmala General Partners II Limited is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Rasmala General Partners II Limited is a wholly-owned subsidiary of Rasmala Partners Ltd. Rasmala Partners Ltd. is an exempted company incorporated with limited liability under the laws of the Cayman Islands. The management committee members of Rasmala Partners Ltd. are Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf. Arif Naqvi is also Chairman of Groupe Cupola Luxembourgeoise Holdings S.A. Groupe Cupola is a company organized under the laws of Luxembourg which, through a wholly-owned subsidiary, is a limited partner of Rasmala Buyout Fund LP.


    Fadi Ghandour is currently a director of Aramex and serves as Chief Executive Officer and President of Aramex and it is intended upon completion of the offer that he will serve as a director for Parent. Fadi Ghandour is also a principal shareholder of Aramex who has agreed to tender in the offer his Shares pursuant to a Voting and Tender Agreement as discussed below in answer to "Have Aramex's principal shareholders agreed to sell their common shares?" See "Introduction" and Section 15 of this Offer to Purchase -- "Certain Information Concerning the Bidders".

Q.  WHAT SHARES ARE BEING SOUGHT IN THE OFFER?

A. Purchaser is offering to purchase all of the outstanding common shares of Aramex, including shares issuable upon the conditional exercise of exercisable options to purchase Aramex common shares having exercise prices of less than $12.00 per share. If Purchaser does not accept any Shares tendered in the offer, these options will not be exercised. Aramex has extended the exercise period for all outstanding options that otherwise would have expired during the offering period to enable option holders to be able to participate in the Offer.

Q.  HOW MUCH IS PURCHASER OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT?

A. Purchaser is offering to pay $12.00 per common share in cash, without interest, less any required withholding taxes. For each Option Share, Purchaser is offering to pay $12.00 less the applicable exercise price of the Option Share, without interest, and less any required withholding taxes. See "Introduction" and Section 8 of this Offer to Purchase -- "Terms of the Offer".

Q. HOW CAN I PARTICIPATE IN THE OFFER IF I HOLD OPTIONS TO ACQUIRE ARAMEX COMMON SHARES?

A. Holders of exercisable options to purchase Aramex common shares having exercise prices of less than $12.00 per share may conditionally exercise any or all of those options and tender the Shares by following the special instructions and procedures for option holders described in Section 9. Alternatively, holders of exercisable options having exercise prices of less than $12.00 per share may exercise these options in advance of the expiration of the offer and tender the Shares issued upon exercise by following the instructions and procedures for tendering shareholders described in Section 9. Holders of convertible securities other than these options may not conditionally exercise their conversion rights in the offer.

Q.  WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you tender your Shares to Purchaser in the offer, you will not have to pay brokerage fees, commissions or similar expenses. However, if you own your Shares through a broker or other nominee, and your broker tenders your Shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q.  DOES PURCHASER HAVE THE FINANCIAL RESOURCES TO PAY FOR THE SHARES?

A. Yes. Purchaser will need approximately $65,000,000 to purchase all of the shares pursuant to the tender offer, to consummate either the compulsory acquisition or the amalgamation and to pay related fees and expenses. Parent will provide Purchaser with sufficient funds to purchase all of the Shares tendered in the offer and to complete either the compulsory acquisition or the amalgamation, which is expected to follow the successful completion of the offer, by way of an intra-group loan agreement for up to $65,000,000. Of this amount, Parent will obtain $35,000,000 via two third-party loans, one for $30,000,000 and a second for $5,000,000, and a loan of $5,000,000 from
    Rasmala Buyout Fund LP, each with Parent as borrower and Purchaser as guarantor. The remainder of the purchase price will be obtained through equity received by Parent in the amount of $25,000,000. The offer is not conditioned upon any financing arrangements. See Section 16 of this Offer to Purchase -- "Source and Amount of Funds".

Q. IS PURCHASER'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?

A. Purchaser does not believe that its financial condition is relevant to your decision whether to tender Shares and accept the offer because:

     - the offer is being made for all outstanding Shares and the payment consists solely of cash,

     -  the offer is not subject to any financing condition, and

     - if Purchaser consummates the offer, for all remaining non-tendered common shares Purchaser will offer the same cash price in a subsequent compulsory acquisition of those common shares or an amalgamation under Bermuda law as explained below. This will not apply to Option Shares.

Q.  HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER?

A. You will have until 12:00 midnight, New York City time, on Thursday, February 7, 2002, to decide whether to tender your Shares in the offer unless Purchaser decides to extend the offer. See Section 8 and Section 9 of this Offer to Purchase -- "Terms of the Offer" and -- "Procedures for Tendering Shares".

Q.  CAN THE OFFER BE EXTENDED AND UNDER WHAT CIRCUMSTANCES?

A. Yes. Purchaser may extend the offer if at the time the offer is scheduled to expire (including at the end of an earlier extension) any of the offer conditions are not satisfied (or waived by Purchaser) or if Purchaser is required to extend the offer by the rules of the Securities and Exchange Commission. See Section 8 of this Offer to Purchase -- "Terms of the Offer".

Q.  WILL THERE BE A SUBSEQUENT OFFERING PERIOD?

A. Purchaser may elect to provide a subsequent offering period, which is an additional period of time beginning after the initial offer period and any extensions of such period have expired, during which shareholders may tender their Shares and receive the offer consideration. See Section 8 of this Offer to Purchase -- "Terms of the Offer".

Q. HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED OR IF THERE IS A SUBSEQUENT OFFERING PERIOD?

A. If Purchaser extends the offer, Purchaser will inform American Stock Transfer & Trust Company (which is the depositary for the offer) of that fact and will make a public announcement of the extension, by not later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was scheduled to expire. If there is a subsequent offering period, this public announcement will state the approximate number and percentage of outstanding Shares tendered to date. See Section 8 of this Offer to Purchase -- "Terms of the Offer".


    If Purchaser decides to provide a subsequent offering period, Purchaser intends to make a public announcement of its decision at least 5 business days in advance of the expiration of the initial offer period. If there is to be a subsequent offering period, Purchaser will issue a press release announcing its intention and file a copy of the press release with the Securities and Exchange Commission. See Section 8 of this Offer to Purchase -- "Terms of the Offer".


Q.  WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A.  Purchaser is not obligated to purchase any validly tendered Shares unless:

     - the number of Shares validly tendered and not properly withdrawn prior to the expiration of the offer, when added to any common shares then beneficially owned by Parent or Purchaser, equals at least 75 percent of the total number of outstanding common shares on a fully diluted basis on the date of purchase; and

     - any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any other applicable antitrust or competition law, has expired or terminated.

    The offer is also subject to a number of other conditions. See Section 18 of this Offer to Purchase -- "Certain Conditions of the Offer".

Q.  HOW DO I TENDER MY SHARES?

A. To tender common shares (other than by conditional option exercise, for which you must follow the instructions set forth in the Memorandum to Eligible Option Holders and the Instructions for Conditional Exercise), you must deliver the certificate(s) representing your common shares, together with a completed Letter of Transmittal and any other documents required, to American Stock Transfer & Trust Company, the depositary for the offer, not later than the time the offer expires. If your Shares are held in street name, the Shares can only be tendered by your nominee through the Depository Trust Company. If you cannot deliver a required document to the depositary prior to the expiration of the offer, you may get extra time to do so by having a broker, a bank or other fiduciary, which is a member of the Securities Transfer Agents Medallion Program or other eligible institution, guarantee that the missing items will be received by the depositary within 3 Nasdaq National Market trading days. However, the depositary must receive the missing items within that three trading day period. See Section 9 of this Offer to Purchase -- "Procedures for Tendering Shares".

Q.  HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?

A. To withdraw common shares, you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the depositary while you still have the right to withdraw the Shares. To withdraw Option Shares you must follow the instructions set forth in the Memorandum to Eligible Option Holders and the Instructions for Conditional Exercise. You have the right to withdraw Shares at any time until the initial offer period and any extensions of such period have expired. If Purchaser decides to provide a subsequent offering period, Purchaser will accept Shares tendered during that period immediately and thus you will not be able to withdraw Shares tendered in the offer during any subsequent offering period. See Section 8 and Section 10 of this Offer to Purchase -- "Terms of the Offer" and -- "Withdrawal Rights".

Q.  WHEN WILL I BE PAID IF I TENDER MY SHARES PURSUANT TO THE OFFER?

A. If all of the conditions of the offer are either met or waived, where permissible, and after Purchaser has accepted those Shares tendered in the offer, Purchaser will pay those shareholders who have tendered their Shares during the initial offer period (including any extension thereof) promptly after the expiration of the initial offer period. If Purchaser elects to have a subsequent offering period, Purchaser will accept and pay those shareholders who have tendered their Shares during the subsequent offering period promptly after the Shares have been tendered. In all cases, payment for Shares accepted for payment pursuant to the offer will be made only after timely receipt by American Stock Transfer & Trust Company of: (1) certificates for, or a timely book-entry confirmation with respect to, such Shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer the procedures described in this offer to purchase, an agent's message, and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or book-entry confirmations with respect to Shares are actually received by American Stock Transfer & Trust Company. Holders of exercisable options must follow the separate instructions delivered to eligible option holders by Aramex. See "Introduction", Section 8 and Section 9 of this Offer to Purchase -- "Terms of the Offer" and -- "Procedures for Tendering Shares".

Q.  IS THERE AN AGREEMENT GOVERNING THE OFFER?

A. Yes. Parent, Purchaser and Aramex have entered into an Agreement and Plan of Amalgamation dated January 3, 2002. The Amalgamation Agreement provides, among other things, for the terms and conditions of the offer and the compulsory acquisition or amalgamation following the offer. See Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q.  WHAT DOES THE ARAMEX BOARD OF DIRECTORS THINK OF THE OFFER?


A. The Aramex board of directors, based in part upon the recommendation of a special committee of independent directors of the board, unanimously approved the Amalgamation Agreement, Purchaser's tender offer and the compulsory acquisition of non-tendered common shares or the amalgamation of Aramex with Purchaser. The Aramex board of directors has unanimously determined that the offer, the compulsory acquisition and the amalgamation are advisable and fair to, and in the best interests of, Aramex's unaffiliated shareholders. The Aramex board of directors unanimously recommends that shareholders accept the offer and tender their Shares pursuant to the offer. See Section 1 and Section 2 of this Offer to Purchase -- "Background of the Offer; Contacts with Aramex" and -- "Fairness of the Offer; Recommendation and Reasons of the Special Committee and the Board of Directors; Purpose, Reasons and Alternatives of Aramex and the Principal Shareholders". Aramex has prepared a Solicitation and Recommendation Statement containing additional information regarding the determination and recommendation of the Aramex board of directors, which is being sent to shareholders contemporaneously with this Offer to Purchase.


Q.  HAVE ARAMEX'S PRINCIPAL SHAREHOLDERS AGREED TO SELL THEIR SHARES?


A. Yes. William Kingson, Fadi Ghandour and Rula Ghandour have entered into a Voting and Tender Agreement with Parent and Purchaser dated January 3, 2002 pursuant to which each of these principal shareholders have irrevocably agreed to tender all of their Shares, representing approximately 50.8 percent of the outstanding common shares on a fully diluted basis, during the initial offer period on the terms and subject to the conditions of the Voting and Tender Agreement. They have also agreed to vote their Shares in favor of the amalgamation, the Amalgamation Agreement and any other related actions necessary for the transaction to be consummated. See Section 17 of this Offer to Purchase -- "Certain Agreements".

Q. WHAT ARE THE INTERESTS OF THE PRINCIPAL SHAREHOLDERS IN THE TRANSACTION AND HOW WILL THEY BE AFFILIATED WITH PURCHASER AND PARENT AFTER THIS TRANSACTION?



A. Fadi Ghandour, Rula Ghandour and William Kingson collectively own 2,456,655 of the outstanding common shares of Aramex and options to acquire 200,000 common shares, which together constitute approximately 50.8 percent of the outstanding common shares of Aramex on a fully diluted basis. Each of these principal shareholders currently serves on the Aramex board of directors and both Fadi Ghandour and William Kingson currently serve as executive officers of Aramex. Fadi Ghandour, Rula Ghandour and William Kingson have each entered into a Voting and Tender Agreement with Parent and Purchaser pursuant to which they have irrevocably agreed to tender all of their Shares in the offer during the initial offer period on the terms and subject to the conditions of the Voting and Tender Agreement. Fadi Ghandour has agreed to continue to serve as Chief Executive Officer of the amalgamated company or Aramex after the consummation of this transaction under the terms of his current Employment Agreement. William Kingson has signed Letters of Appointment to serve as non-executive Chairman of the board of directors of Parent and the amalgamated company or Aramex after the consummation of this transaction and approval of the respective boards of directors, and ultimately, the respective shareholders of each company.



    Fadi Ghandour has also entered into a Subscription and Shareholders' Agreement under which it has been conditionally agreed that he will, upon completion of the Offer, own 25 percent of the voting power of Parent and an economic interest in Parent of 28.5 percent. Under the terms of the Subscription and Shareholders' Agreement and the new articles of association to be adopted by Parent, the ordinary shares held by Fadi Ghandour will entitle him to appoint and remove a number of directors of Parent in proportion to the number of such ordinary shares owned by Fadi Ghandour as compared to the total number of ordinary shares outstanding, but in any event no fewer than one. This will result in him being entitled at the closing of the Subscription and Shareholders' Agreement to appoint 2 of the 8 members of the board of directors. The Subscription and Shareholders' Agreement also provides that, while certain key policy decisions relating to Parent and its subsidiaries (which would include Aramex or the amalgamated company) are exclusively to be made by Parent's board of directors, for so long as Fadi Ghandour is Chief Executive Officer of Aramex or the amalgamated company, he will have all of the powers and responsibilities arising from the day to day management of Aramex or the amalgamated company and all operational decisions relating to the business and affairs of Aramex or the amalgamated company. Under the Subscription and Shareholders' Agreement and the new articles of association to be adopted by Parent, Fadi Ghandour has also agreed not to dispose of his shares in Parent or any interest in them for a period of 5 years, subject to certain exceptions, and has agreed to accept certain restrictions covering such areas as solicitation of business from or doing business with customers of Parent or its subsidiaries or employing or soliciting senior employees from these entities for a period of up to 2 years following the time that he ceases to be an employee of Parent and its subsidiaries. See "Introduction" and
    Section 17 of this Offer to Purchase -- "Certain Agreements".


Q.  WHY WAS THE SPECIAL COMMITTEE ASKED TO EVALUATE THE OFFER?

A. Fadi Ghandour, Rula Ghandour and William Kingson in aggregate own 2,456,655 of the outstanding common shares of Aramex and in aggregate options to acquire 200,000 common shares, which together constitute approximately 50.8 percent of the outstanding common shares of Aramex on a fully diluted basis. Fadi Ghandour, Rula Ghandour and William Kingson have agreed to tender these Shares in the offer pursuant to a Voting and Tender Agreement. Each of these principal shareholders serves on the Aramex board of directors, and both Fadi Ghandour and William Kingson serve as executive officers of Aramex. A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that Fadi Ghandour will, upon completion of the Offer, own 25 percent of the voting power of Parent and an economic interest in Parent of 28.5 percent. It is intended upon completion of the offer that Fadi Ghandour will serve as a director for Parent. Fadi Ghandour has agreed to continue as Chief Executive Officer of the amalgamated company or Aramex after the consummation of this transaction under the terms of his current Employment Agreement. William Kingson has signed Letters of Appointment to serve as non-executive Chairman of the board of directors of Parent and the amalgamated company or Aramex after consummation of this transaction and approval of the respective boards of directors. Accordingly, the Aramex board of directors believed that a special committee of independent directors who were not officers or employees of Aramex and who had no financial interests in the transaction different from the unaffiliated shareholders of Aramex generally should evaluate and, if appropriate, approve the offer. The board of directors requested that the special committee review the offer after the consideration to be paid pursuant to the tender offer had been negotiated by the parties. Aramex did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders in negotiating the terms of the transaction. See Section 2 and Section 17 of this Offer to Purchase -- "Fairness of the Offer; Recommendation and Reasons of the Special Committee and the Board of Directors; Purpose, Reasons and Alternatives of Aramex and the Principal Shareholders" and -- "Certain Agreements".


Q.  WHAT WILL HAPPEN IF ALL THE COMMON SHARES ARE NOT TENDERED IN THE OFFER?

A. Either a compulsory acquisition of the non-tendered common shares or an amalgamation of Aramex and Purchaser is expected to follow the later of the expiration date of the offer or of any subsequent offering period if all the common shares are not tendered. See "Introduction" and Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q.  WHAT IS A COMPULSORY ACQUISITION AND UNDER WHAT CIRCUMSTANCES WOULD IT
    OCCUR?

A. If, after completion of the offer, 90 percent in value of the then outstanding common shares not held at the date of the offer by Purchaser, a subsidiary of Purchaser or a nominee for either of them have been tendered, then pursuant to Bermuda law, Purchaser will compulsorily acquire all of the outstanding common shares not held by it. Purchaser will have to give notice to any shareholders who have not tendered their common shares that Purchaser intends to acquire their common shares through a compulsory acquisition. Any dissenting shareholder will have one month to apply to the Bermuda Supreme Court for a declaration that Purchaser is not entitled to acquire his or her common shares on the terms stated in the notice. After that one month period, assuming the Bermuda Supreme Court has not ordered otherwise, Purchaser will be entitled and bound to acquire those common shares and anyone who did not tender their common shares during the offer period will be entitled to receive the same amount of money, $12.00 per share in cash, without interest, less any required withholding taxes, for each common share as participants in the offer by contacting Aramex to request payment. At the end of the compulsory acquisition, Aramex will be a wholly-owned subsidiary of Purchaser. See "Introduction" and Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q. IF I OBJECT TO THE PRICE BEING OFFERED PURSUANT TO THE COMPULSORY ACQUISITIONS WILL I HAVE APPRAISAL RIGHTS?

A. No, under Bermuda law you will not have any appraisal rights if you object to the compulsory acquisition. However, any dissenting Aramex shareholders will have one month from the time that notice of the compulsory acquisition is given to them to apply to the Bermuda Supreme Court for an order that Purchaser is not entitled to acquire their common shares on the terms stated in the notice. After one month from the date on which the notice was given (or after disposal of any pending court application), if the Bermuda Supreme Court has not ordered to the contrary, Purchaser will be entitled and bound to acquire the common shares on the terms stated in the notice. See "Introduction" and Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q.  WHAT IS AN AMALGAMATION AND UNDER WHAT CIRCUMSTANCES WOULD IT OCCUR?

A. If, after completion of the offer, Purchaser cannot use the compulsory acquisition procedures but Purchaser owns at least 75 percent of the outstanding common shares, then Purchaser intends to amalgamate with Aramex under Bermuda law. Aramex will send notice of a special general meeting and the purpose of the meeting to its shareholders. Aramex will hold a special general meeting to obtain shareholder approval for a separate Bermuda law amalgamation agreement containing the terms and conditions of the amalgamation set forth in the Amalgamation Agreement and will require approval of 75 percent of the common shares represented and voted (in person or by proxy) at the special general meeting. Parent, as sole shareholder of Purchaser, will also approve the separate Bermuda law amalgamation agreement. Once shareholder approval is obtained, Aramex and Purchaser will, subject to making the necessary filings in accordance with Bermuda law and upon receiving the required Certificate of Amalgamation, amalgamate and the separate corporate existence of each of Aramex and Purchaser will cease. Aramex and Purchaser will continue as the amalgamated company under Bermuda law. The amalgamated company will continue as a wholly-owned subsidiary of Parent. Pursuant to the amalgamation, the common shares then held by any shareholders (other than Parent and Purchaser) who did not tender in the offer will be cancelled and converted into the right to receive the same amount of money, $12.00, without interest, less any required withholding taxes, for each common share as participants in the offer. The shareholders will receive this payment upon surrendering their share certificate(s) as directed in the information such shareholders receive with regard to the amalgamation. See "Introduction" and Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q. IF I OBJECT TO THE PRICE BEING OFFERED PURSUANT TO THE AMALGAMATION, WILL I HAVE APPRAISAL RIGHTS?

A. Yes, appraisal rights will exist under Bermuda law. These rights will entitle shareholders who (1) did not tender their common shares in the initial offer period or in any subsequent offering period, as applicable,
    (2) did not vote at the special general meeting in favor of the separate Bermuda law amalgamation agreement containing the terms and conditions of the amalgamation set forth in the Amalgamation Agreement, and (3) are not satisfied that they have been offered the fair value of their common shares to apply to the Bermuda Supreme Court for an appraisal within one month of the notice of the meeting to approve the separate Bermuda law amalgamation agreement. The Bermuda Supreme Court will determine the fair value of the common shares. If the fair value is determined to be higher than the price offered in the amalgamation and the amalgamation is completed, then Purchaser will pay to those shareholders who have sought appraisal the difference between the amount paid pursuant to the amalgamation and the court determined amount. The Bermuda Supreme Court will determine who is responsible for the costs of an application and therefore you should be aware that you may incur additional expenses if you make such an application. Neither party can appeal the appraisal by the Bermuda Supreme Court. See Section 4 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex" and -- "Certain Agreements".

Q.  IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY COMMON SHARES?


A. If the proposed compulsory acquisition or amalgamation takes place, shareholders who do not tender in the offer will be offered in the compulsory acquisition or pursuant to the amalgamation the same amount of cash per share which they would have received had they tendered their common shares in the offer, after such procedure is effected. However, the procedures for receiving payment will differ, as explained above. If you tender your common shares in the offer, you will be paid earlier than if you choose not to tender your common shares and they are subsequently acquired by a compulsory acquisition or an amalgamation. However, until the compulsory acquisition or amalgamation is consummated, or if the compulsory acquisition or amalgamation were not to take place for some reason, the number of shareholders of Aramex and the common shares of Aramex which are still in the hands of the public may be so small that there will no longer be an active public trading market (or, possibly, any public trading market) for the common shares. Also, the common shares may no longer be eligible to be traded on the Nasdaq National Market or any other securities exchange, and Aramex may cease making filings with the Securities and Exchange Commission or otherwise cease being required to comply with the Securities and Exchange Commission's rules relating to publicly held companies. Purchaser intends to remove the common shares from quotation on the Nasdaq National Market and to deregister the common shares under the Securities Exchange Act of 1934, which requires such filings, as soon as practicable following the completion of the offer. Further, you should be aware that upon removal of the common shares from quotation on the Nasdaq National Market, issuances and transfers of the common shares will be restricted under Bermuda law and may, unless a "blanket approval" is obtained from the Bermuda Monetary Authority, require permission by the Bermuda Monetary Authority prior to any issuance or transfer being effected. See Section 4,
    Section 6 and Section 17 of this Offer to Purchase -- "Purpose, Alternatives and Reasons of Bidders; Plans for Aramex", "Certain Effects of the Transaction; Possible Effect of the Offer on the Market for the Common Shares; Exchange Act Registration; Margin Regulations" and "Certain Agreements".

Q. WILL ARAMEX CONTINUE TO BE A PUBLICLY TRADED COMPANY FOLLOWING THE COMPLETION OF THE OFFER?

A. If all of the conditions of the offer are met or waived, where permissible, and Purchaser accepts the tendered Shares, Purchaser intends to remove the common shares from quotation on the Nasdaq National Market and to deregister the common shares under the Securities Exchange Act of 1934 as soon as practicable following the completion of the offer. See Section 6 of this Offer to Purchase -- "Certain Effects of the Transaction; Possible Effect of the Offer on the Market for the Common Shares; Exchange Act Registration; Margin Regulations".

Q.  HOW WILL I BE TAXED FOR U.S. FEDERAL INCOME TAX PURPOSES?

A. A U.S. holder that receives cash for common shares pursuant to the offer, the compulsory acquisition or the amalgamation will generally recognize gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the common shares surrendered. A U.S. holder that receives cash for Option Shares pursuant to the offer will generally recognize income for each Option Share sold in an amount equal to the excess of $12.00 over the exercise price per share of the relevant option for such Option Shares. Holders should carefully review the information set out in the section entitled "Certain U.S. Federal Income Tax Consequences" as well as consult with their own financial and tax advisers for advice regarding their specific situation. See Section 12 of this Offer to Purchase -- "Certain U.S. Federal Income Tax Consequences".

Q.  WHAT IS THE MARKET VALUE OF MY COMMON SHARES AS OF A RECENT DATE?

A. On January 3, 2002, the last trading day before Parent, Purchaser and Aramex announced that they had signed the Amalgamation Agreement, the closing price of the common shares was $10.10 per share. You should obtain a recent quotation for common shares in deciding whether to tender your common shares. See Section 13 of this Offer to Purchase -- "Price Range of Common Shares; Dividends on Common Shares; Purchases of Common Shares".

Q.  WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

A. You can call Georgeson Shareholder Communications Inc. who is acting as the information agent.

     Georgeson Shareholder Communications Inc.

    Bankers and brokers call:
     +1-212-440-9800

     All others (inside the United States) call toll free: +1-800-223-2064

     All others call: +44-20-7335-5710

To the Holders of Aramex International Limited common shares (including shares issuable in respect of conditionally exercised options):

                                  INTRODUCTION

     Rasmala Distribution (Bermuda) Limited ("PURCHASER"), a wholly-owned subsidiary of Rasmala Distribution (Cayman) Limited ("PARENT"), is offering to purchase all outstanding common shares (including common shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share under Aramex's stock option plan) of Aramex International Limited, (collectively the "SHARES"), at a price of $12.00 per share, in cash, without interest thereon (the "OFFER PRICE") on the terms and subject to the conditions set forth in this offer to purchase (the "OFFER TO PURCHASE") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "OFFER"). Purchaser intends to accept for purchase the Shares tendered pursuant to the Offer only if they are free and clear of all encumbrances, liens, restrictions, charges or other third party rights and with all existing and future rights attaching to them. Unless the context indicates otherwise, as used herein, references to "you" or "shareholders" means holders of Shares.

     The Shares eligible to be tendered in the Offer include common shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share ("OPTION SHARES"), as described in Section 4.

     If your Shares are registered in your own name and you tender Shares directly to the depositary, you will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, Stock transfer taxes on the purchase of Shares pursuant to the Offer. If you hold Shares through a broker or bank, Purchaser urges you to check with such institution as to whether you will be charged any service fee. If you fail to complete, sign and return either the Substitute Form W-9 or the Form W-8BEN, as applicable, that is included in the Letter of Transmittal, you may be subject to a required U.S. backup withholding tax at a rate of 30 percent of the gross proceeds payable in the Offer. See Section 9. Purchaser will pay all charges and expenses of TM Capital Corp. as dealer manager, American Stock Transfer & Trust Company as depositary, and Georgeson Shareholder Communications Inc. as information agent, incurred in connection with the Offer. See Section 21.

     THE ARAMEX BOARD OF DIRECTORS, BASED IN PART UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE BOARD (OTHER THAN FRANK MOUNTCASTLE, WHO RECUSED HIMSELF), HAS UNANIMOUSLY APPROVED THE AMALGAMATION AGREEMENT, THE OFFER, THE COMPULSORY ACQUISITION AND THE AMALGAMATION AND HAS UNANIMOUSLY DETERMINED THAT THE OFFER, THE COMPULSORY ACQUISITION AND THE AMALGAMATION ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE UNAFFILIATED SHAREHOLDERS OF ARAMEX AND RECOMMENDS THAT THE UNAFFILIATED SHAREHOLDERS OF ARAMEX ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.


     The factors considered by Aramex's board of directors in arriving at its decision to approve the Amalgamation Agreement between Parent, Purchaser and Aramex, dated January 3, 2002, and to recommend that the unaffiliated shareholders of Aramex accept the Offer and tender their Shares pursuant to the Offer are described herein and in the Solicitation/Recommendation Statement on
Schedule 14D-9 (the "SCHEDULE 14D-9") filed with the Securities and Exchange Commission (the "SEC"), which was mailed to you with the initial Offer to Purchase filed on January 10, 2002.



     BB&T Capital Markets, a division of Scott & Stringfellow, Inc., has acted as Aramex's financial advisor. BB&T Capital Markets' opinion dated January 3, 2002, states that as of such date, and based on and subject to the matters described in such opinion, the $12.00 per share cash consideration to be received in the Offer and the amalgamation or the compulsory acquisition by Aramex's shareholders is fair, from a financial point of view, to the shareholders that are not affiliated with the Principal Shareholders. The opinion was set forth in full as an Annex to the Schedule 14D-9 filed on January 10, 2002. You are urged to and should read such opinion carefully in its entirety.

     Purchaser is not required to purchase Shares unless, among other things,
(1) there is validly tendered and not properly withdrawn prior to the expiration of the initial offering period and any extensions thereof for the Offer that number of Shares which, together with any common shares then beneficially owned by Purchaser or Parent, represents at least 75 percent of the total number of outstanding common shares on a fully diluted basis on the date of purchase (the "MINIMUM TENDER CONDITION"), and (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), or any other applicable antitrust or competition law shall not, as of the Expiration Date, have expired or been terminated. The Offer is not subject to a financing condition. The Offer is also subject to certain other terms and conditions set forth in this Offer to Purchase. Purchaser expressly reserve the right in its sole discretion to waive any one or more of the conditions to the Offer. See
Section 18 and Section 20.

     The purpose of the Offer is to acquire control of, and the entire equity interest in, Aramex. Purchaser expects to consummate, as soon as practicable following the consummation of the Offer, either a compulsory acquisition under Bermuda law of the common shares not tendered in the Offer or an amalgamation of Aramex and Purchaser under Bermuda law.

     Purchaser reserves the right, subject to applicable laws, to acquire additional common shares after expiration or termination of the Offer, through open market purchases, privately negotiated transactions, a tender offer or exchange offer or otherwise, upon such terms and at such prices as Purchaser may determine, which may be more or less than the price to be paid per common share in the Offer and could be for cash or other consideration.


     Parent and Purchaser are newly formed entities that have not conducted any business other than in connection with the Offer and the Amalgamation Agreement. One hundred percent of the voting power of Parent is currently owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited. A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that 75 percent of the voting power of Parent will be owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited, and 25 percent of the voting power will be owned by Fadi Ghandour upon completion of the Offer. At that time, the economic interest in Parent, which mainly arises out of the ownership of certain non-voting shares, will be owned 60 percent for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited; 28.5 percent by Fadi Ghandour and 11.5 percent by Champa Co-Investors (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a company all of the voting shares of which are owned by Rasmala Partners Ltd. Rasmala Buyout Fund LP is an exempted limited partnership formed under the laws of the Cayman Islands. The general partner of Rasmala Buyout Fund LP is Rasmala General Partners II Limited. Rasmala General Partners II Limited is an exempted company incorporated with limited liability under the laws of the Cayman Islands and is a wholly-owned subsidiary of Rasmala Partners Ltd. Rasmala Partners Ltd. is an exempted company incorporated with limited liability under the laws of the Cayman Islands. The management committee members of Rasmala Partners Ltd. are Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf. Arif Naqvi is also Chairman of Groupe Cupola Luxembourgeoise Holdings S.A. Groupe Cupola is a company organized under the laws of Luxembourg which, through a wholly-owned subsidiary, is a limited partner of Rasmala Buyout Fund LP. See
Section 15.


     It is intended upon completion of the Offer that Fadi Ghandour will be a director of Parent. Fadi Ghandour is currently a director for Aramex and serves as President, Chief Executive Officer, Assistant Secretary and Deputy Chairman of the board of Aramex. Fadi Ghandour is also a Principal Shareholder in Aramex who has agreed to tender in the Offer his Shares pursuant to a Voting and Tender Agreement as described in Section 17.


     Concurrently with the execution of the Amalgamation Agreement, Parent and Purchaser and three of Aramex's shareholders, Fadi Ghandour, Rula Ghandour and William Kingson (each individually a "PRINCIPAL SHAREHOLDER", and collectively, the "PRINCIPAL SHAREHOLDERS"), entered into the Voting and Tender Agreement pursuant to which the Principal Shareholders have each irrevocably agreed to tender all of the Shares owned by them in the Offer on the terms and subject to the conditions of the Voting and Tender Agreement. As of January 3, 2002, prior to the execution of the Voting and Tender Agreement, the Principal Shareholders owned 2,456,655 common shares which, together with the common shares underlying the options to acquire 200,000 common shares which Fadi Ghandour and William Kingson have agreed conditionally to exercise pursuant to the

Offer, constitute approximately 50.8 percent of the outstanding common shares on a fully diluted basis. As of January 3, 2002 after, and as a result of entering into the Voting and Tender Agreement, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), Purchaser beneficially owns 52.1 percent of the common shares on a fully diluted basis. See Section 17.


     Fadi Ghandour conditionally has agreed to acquire a minority stake in Parent and has agreed to continue under the terms of his current Employment Agreement with Aramex pursuant to which he will continue in his role as Chief Executive Officer of Aramex or the amalgamated company. William Kingson has signed Letters of Appointment dated January 3, 2002 to serve as non-executive Chairman of the board of directors of Parent and Aramex or the amalgamated company for 3 years and also will render certain services thereto. These appointments will take effect on the consummation of the Offer and the approval of the respective boards of directors.

     Based on information provided to Purchaser by Aramex, as of January 3, 2002, there were 4,895,887 common shares, options to acquire 285,650 common shares pursuant to the Aramex stock option plan and warrants to acquire 46,925 common shares outstanding.

     Based on the foregoing and assuming that all of the outstanding options and warrants have been exercised prior to the Expiration Date (as defined herein) of the Offer, if Purchaser were to purchase approximately 3,921,347 common shares pursuant to the Offer, the Minimum Tender Offer Condition would be satisfied.

     Based on information provided to Purchaser by Aramex, as of January 3, 2002, the officers and directors of Aramex, as a group, held, including common shares underlying the options they hold, approximately 52.6 percent of the common shares outstanding on a fully diluted basis.

     The Offer is being made pursuant to the Amalgamation Agreement. The Amalgamation Agreement provides, among other things, for the making of the Offer by Purchaser and further provides that, following the consummation of the Offer, upon the terms and subject to the conditions of the Amalgamation Agreement and
Section 102 of the Companies Act 1981 (Bermuda) (the "COMPANIES ACT"), Purchaser shall act to compulsorily acquire the common shares that were not tendered in the Offer if, pursuant to the Offer, 90 percent in value of the then outstanding common shares not held at the date of the Offer by Purchaser, a subsidiary of Purchaser or a nominee for either of them have been tendered. If Purchaser is able to compulsorily acquire the common shares, Purchaser will be entitled and bound to acquire the remaining common shares on the same terms as the Offer pursuant to the compulsory acquisition procedure set out in Section 102 of the Companies Act. Following such compulsory acquisition, Aramex would become a wholly-owned subsidiary of Purchaser. See Section 4 and Section 17.

     If Purchaser is unable to conduct a compulsory acquisition of the outstanding common shares that were not tendered pursuant to the Offer, then upon the terms and subject to the conditions of the Amalgamation Agreement and the Companies Act, Aramex and Purchaser intend to amalgamate and the separate corporate existence of Aramex and Purchaser will cease. Aramex and Purchaser will continue as the amalgamated company under Bermuda law (the "AMALGAMATED COMPANY") and will be a wholly-owned subsidiary of Parent. At the time the amalgamation becomes effective, each then outstanding common share (other than common shares owned by Parent or Purchaser) will be cancelled and without any action on the part of the holder thereof, be converted into the right to receive in cash an amount per common share equal to the Offer Price, without interest, less any required withholding tax upon the surrender of the certificate(s) representing such common shares. See Section 4 and Section 17.


     The consummation of the amalgamation is subject to the satisfaction or waiver, where permissible, of certain conditions, including: (1) that the plan of amalgamation contained in the Amalgamation Agreement shall have been approved by the affirmative vote of the shareholders of Aramex and Purchaser as required by and in accordance with applicable law; (2) all necessary waiting periods under the HSR Act and any other antitrust or competition laws applicable to the amalgamation shall have expired or been terminated; and (3) appraisal actions with respect to the amalgamation shall not have been filed by or on behalf of shareholders of Aramex holding more than 10 percent of all of the common shares outstanding after completion of the Offer. The amalgamation is also subject to certain other terms and conditions as set out in the Amalgamation Agreement. See
Section 17.

     THIS OFFER IS CONDITIONED UPON THE FULFILLMENT OF ALL OF THE CONDITIONS DESCRIBED IN SECTION 18 BELOW. THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 7, 2002, UNLESS THE OFFER IS EXTENDED AS DESCRIBED HEREIN.

     THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     This Offer to Purchase includes information required to be disclosed pursuant to Rule 13e-3 under the Exchange Act which rule governs so-called "going private" transactions by certain issuers or their affiliates.

                                SPECIAL FACTORS

SECTION 1.  BACKGROUND OF THE OFFER; CONTACTS WITH ARAMEX

     Aramex was incorporated under the laws of Bermuda on October 31, 1996 as the successor of Aramex International Limited, a Hong Kong company which was incorporated in February 1986. Aramex completed its initial public offering in January 1997. Aramex's management has from time to time discussed the possibility of forming strategic alliances with certain other companies in an effort to maximize shareholder value.

     In 1990 a large, international delivery and freight forwarding company ("COMPANY 1") initiated talks with Aramex's predecessor regarding the possibility of acquiring Aramex's predecessor. At that time, Aramex's predecessor was serving as company 1's agent in several Middle Eastern locations, and company 1 was interested in considering an acquisition of Aramex. The discussions terminated due to the commencement of the Gulf War in the winter of 1991.

     In 1993, discussions between Aramex's predecessor and company 1 commenced once again. William Kingson, the Chairman of the Aramex board, and Fadi Ghandour, the Chief Executive Officer and a director of Aramex, were Aramex's predecessor's representatives involved in the discussions. A third party known by William Kingson and a representative of company 1 initiated this round of discussions between the two companies. These discussions occurred sporadically over a period of a few months before they once again terminated.

     In August 1998, a third party known to William Kingson and a representative of another large, international, delivery and freight forwarding company ("COMPANY 2") commenced discussions between Aramex and company 2 regarding the possibility of forming a strategic relationship. William Kingson initially pursued these discussions to determine whether Aramex might be able to serve as this company's delivery and freight forwarding service in the Middle East. Gradually, the discussions evolved into the possibility of company 2 making an acquisition of Aramex shares. At first, company 2 considered purchasing a minority interest in Aramex as a strategic investment, and then later the company only seemed interested in the possibility of acquiring a majority interest in Aramex with potential earn out consideration that could increase the price paid for William Kingson's and Fadi Ghandour's common shares. William Kingson pursued these discussions in an effort to increase Aramex's shareholder value as a result of the potential transaction.

     In July 1999, Aramex and company 2 executed a confidentiality agreement to enable them to exchange confidential information in further pursuit of this transaction. Aramex provided the company with confidential information pursuant to the requests of company 2.

     In December 2000, at the initiation of a third party known both to William Kingson and a representative of company 1, Aramex and company 1 commenced more serious talks regarding a potential acquisition of Aramex. Aramex and the company executed a confidentiality agreement to enable them to exchange confidential information.

     In February and March 2001, William Kingson and Fadi Ghandour traveled to Europe for meetings with senior executives of company 1 to further pursue the potential acquisition and in March 2001, company 1 conducted due diligence of Aramex. The parties did not agree upon a price, and shortly after the meetings, the discussions terminated. Representatives from company 1 expressed their feeling that there was a lack of synergy between the services offered by Aramex and company 1. Company 1 ultimately did not make an offer to Aramex.

     In March 2001, William Kingson received an indication of interest in the form of a letter from a representative of company 2, in which company 2 proposed the price range of $10.00-$12.00 per share for a majority of Aramex's common shares. Sometime after receipt of the letter, William Kingson and Fadi Ghandour were advised that the proposed price would be $10.00 per share. Fadi Ghandour and William Kingson considered the indication of interest, but advised company 2 that the proposed price would not be sufficient because it did not provide adequate value to shareholders. William Kingson advised company 2 that Aramex would not consider a price below $13 per share. After Aramex rejected this initial proposal, the companies continued to engage in informal discussions regarding a potential alliance at some future date.

     After the events of September 11, 2001, all informal continuing discussions with company 2 terminated. Following the terrorist attacks, the increasing violence in the West Bank and the instability in the Middle East, company 2 indicated an unwillingness to proceed with a transaction with Aramex, a company headquartered in Jordan that derives over 70 percent of its revenues from Middle East operations.

Discussions related to proposed transaction.


     In late July 2001, Groupe Cupola Luxembourgeoise Holdings S.A. engaged Capital Trust S.A., a Beirut based bank, to initiate a dialogue with Fadi Ghandour, the Chief Executive Officer and President of Aramex, concerning Groupe Cupola's interest in the potential acquisition of Aramex. Representatives of Capital Trust contacted Fadi Ghandour on Groupe Cupola's behalf in this regard on a no-names basis. Fadi Ghandour agreed to meet with Arif Naqvi, the then Chief Executive Officer of Groupe Cupola, after Capital Trust revealed the identity of Groupe Cupola to Fadi Ghandour at Groupe Cupola's instruction.


     Fadi Ghandour and Arif Naqvi met in Jordan on September 2, 2001 to begin discussions with regard to Groupe Cupola's interest in acquiring Aramex. There was no commitment made or other agreement reached at this point.

     Arif Naqvi and Fadi Ghandour continued their discussions about a potential transaction, leading to the execution of a Confidentiality Agreement dated September 12, 2001 between Groupe Cupola and Aramex. This Confidentiality Agreement enabled both parties to exchange confidential information in further pursuit of the proposed transaction.

     On September 14, 2001, at Groupe Cupola's request, a principal of Capital Trust forwarded to Fadi Ghandour a list of due diligence informational requests. However, Fadi Ghandour indicated that he was not ready to provide such information until the talks regarding the transaction had progressed further.

     On September 24, 2001, Fadi Ghandour advised Aramex's full board of directors that he had been approached by Groupe Cupola with regard to a potential transaction. No other details were discussed at that time. On the same day, William Kingson and Fadi Ghandour met with Imtiaz Hydari, Group President of Groupe Cupola, and a representative of Capital Trust regarding the proposed acquisition.

     During the week of October 15, 2001, Arif Naqvi and Fadi Ghandour met in Dubai, United Arab Emirates, for a day of discussions with regard to the proposed transaction. These discussions led to a general understanding between the two that they should proceed with negotiations regarding the proposed transaction. The parties discussed a proposed price range of $11.75-$13.00 per share, but no agreement was reached.

     Arif Naqvi and Fadi Ghandour spoke further over the next several weeks and a Letter Agreement was entered into among Groupe Cupola, Fadi Ghandour and William Kingson. This Letter Agreement, dated as of October 28, 2001 and signed on November 3, 2001, was entered into in furtherance of the Confidentiality Agreement, dated September 12, 2001, and provided for the confidential treatment of information provided by the parties to the agreement with respect to the transaction. The Letter Agreement set out the parameters by which Groupe Cupola was to conduct its due diligence review of Aramex's business. It also provided, among other things, that the parties would deal with each other exclusively through December 31, 2001, with William Kingson and Fadi Ghandour agreeing to use all reasonable efforts to cause Aramex to deal exclusively with Groupe Cupola.

     On November 1, 2001, due diligence commenced in Amman, Jordan, at the offices of Aramex's legal counsel and continued for approximately two weeks. Humayun Shahryar and Imtiaz Hydari of Groupe Cupola, along with Capital Trust and Groupe Cupola's outside legal and accounting advisors, participated in the due diligence review. Groupe Cupola received information from Aramex in response to its due diligence requests and made several subsequent written requests for information, to which Aramex replied.

     On November 6, 2001, Arif Naqvi and Ali al Shihabi, then the principal equity owner of Rasmala Partners Ltd., came to an understanding that they would leverage the strengths of Groupe Cupola and Rasmala Partners Ltd. in the Middle East and establish a new investment vehicle, Rasmala Buyout Fund LP, through which investment opportunities in the Middle East could be pursued. It was decided that the first investment in conjunction with this combined venture would be the proposed acquisition of Aramex.

     During the week of November 19, 2001, Arif Naqvi and Fadi Ghandour met in Dubai, United Arab Emirates, at which time the parties came to general agreement as to a price of $12.00 per share to be offered for the Shares. Arif Naqvi communicated to Fadi Ghandour that Groupe Cupola had reached an understanding with Ali al Shihabi and Rasmala Partners Ltd., and that they would be acting with Groupe Cupola in making the proposed acquisition. Ali al Shihabi also discussed the transaction with Fadi Ghandour during this period in Dubai.

     On November 24, 2001, legal advisors to the Rasmala entities and Group Cupola delivered to William Kingson, Fadi Ghandour, Aramex and their legal advisors draft transaction agreements. On November 27 and 28, 2001, Arif Naqvi and other representatives of the Rasmala entities and their legal advisors met in London with Fadi Ghandour, William Kingson, and the legal advisors for Aramex and these principal shareholders to discuss and negotiate the draft Amalgamation Agreement and Voting and Tender Agreement. A substantial number of outstanding issues with regard to the transaction were resolved at these meetings.

     During the period between the meetings in London in November and December, there were numerous telephone discussions involving these principals of Aramex and Groupe Cupola in furtherance of the transaction.

     The parties continued to negotiate the draft agreements during these weeks. On December 13, 2001, TM Capital Corp. was retained as dealer manager in connection with the transaction.

     Legal advisors to the Rasmala entities and Group Cupola, Arif Naqvi and other representatives of the Rasmala entities, Fadi Ghandour and legal advisors for Aramex and the principal shareholders met on December 18 and 19, 2001, to continue negotiations on the transaction documents and to resolve further issues between the parties. On December 19, 2001, by agreement between the parties, the exclusivity period set out in the Letter Agreement was extended to January 15, 2002.

     On December 28, 2001, legal advisors to the Rasmala entities and Group Cupola, Arif Naqvi, Fadi Ghandour, William Kingson and advisors for Aramex and the Principal Shareholders had a telephone discussion about the transaction documents and to resolve certain outstanding issues between the parties. Further telephone calls involving the principals took place during the next week to resolve remaining issues regarding the transaction.


     On December 28, 2001, the special committee of independent directors held a telephonic meeting with Aramex's legal and financial advisors. The special committee is comprised of Henry Azzam, Safwan Masri and Frank Mountcastle. For purposes of the review of this proposed offer, Frank Mountcastle recused himself from participation as a special committee member because of his role as financial advisor to Aramex in connection with this proposed offer, which includes providing Aramex with a fairness opinion. Frank Mountcastle participated in the meeting as the financial advisor to Aramex. At this meeting, Wilmer, Cutler & Pickering reviewed the terms of the proposed offer. Also at this meeting, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., reviewed with the special committee its financial analysis of the $12.00 per share price payable in the proposed offer and discussed its preliminary views with the special committee as to the fairness of the proposed $12.00 consideration to the unaffiliated holders. BB&T Capital Markets informed the special committee that it had not finished its discounted cash flow analysis because Aramex had provided BB&T Capital Markets with financial projections shortly before the meeting. Thus, BB&T Capital Markets needed to conduct additional due diligence concerning the projections provided for purposes of the discounted cash flow analysis. After a full discussion, including a request by the special committee that with BB&T Capital Markets perform a discounted cash flow analysis and a request that Groupe Cupola or another well-funded affiliate of the Purchaser provide written assurance that the Purchaser will have adequate funds to consummate the proposed offer, the special committee members decided to reflect on the proposed offer and the information provided and to await the additional information requested before reaching any conclusion concerning the proposed offer.

     On January 2, 2002, the special committee again held a telephonic meeting with its legal and financial advisors to further consider the proposed offer. Frank Mountcastle again recused himself from participation as a member of the special committee, but he participated as financial advisor to Aramex. BB&T Capital Markets presented its preliminary views to the special committee regarding its preliminary discounted cash flow analysis and stated its preliminary views that the results of the discounted cash flow analysis were consistent with the preliminary results of the other analyses performed by BB&T Capital Markets. Wilmer, Cutler & Pickering informed the special committee that it did not yet have a written assurance regarding the funding but that Rasmala Partners Ltd. had agreed in principle to provide such a letter and would provide it later that day. The special committee members decided to reflect on the additional information provided and to await the written assurance regarding funding before reaching any conclusion concerning the proposed offer.


     On January 3, 2002, the board of directors of Aramex held a telephonic meeting with its legal and financial advisors to consider and vote on the proposed offer. At this meeting, Wilmer, Cutler & Pickering reviewed the terms of the proposed offer. Also at this meeting, BB&T Capital Markets reviewed with the board of directors its financial analysis of the $12.00 per share price payable in the proposed offer and delivered to the board of directors its opinion to the effect that, as of the date and based on and subject to the matters described in its written opinion, the Offer Price was fair, from a financial point of view, to the unaffiliated holders of Aramex shares. Also during this meeting, the special committee (with Frank Mountcastle recused) informed the board of directors that it had thoroughly considered the proposed offer and that it believed the proposed offer to be fair and in the best interests of the unaffiliated Aramex shareholders and that it had concluded in favor of recommending, and did thereby recommend that the board of directors approve the proposed offer. The recommendation of the special committee was based in part on the fairness opinion rendered by BB&T Capital Markets as well as on the written assurance it received from Rasmala Partners Ltd. that the financing structure will provide sufficient and available funds to pay the consideration for all the Shares. Thereafter, the board of directors voted and unanimously approved the Offer and determined that it is in the best interests of the unaffiliated shareholders, and that the consideration in the Offer is fair to the unaffiliated Aramex shareholders.


SECTION 2. FAIRNESS OF THE OFFER; RECOMMENDATION AND REASONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; PURPOSE, REASONS AND ALTERNATIVES OF ARAMEX


     Fairness of the Offer. At a meeting held on January 3, 2002, the board of directors of Aramex (1) unanimously determined that each of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation and all other agreements, instruments and documents executed by Aramex in connection with the Amalgamation Agreement, taken together, were fair to, advisable and in the best interests of Aramex and its unaffiliated shareholders, and (2) unanimously voted to approve the Amalgamation Agreement and the transactions contemplated by the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON SHARES TENDER THEIR SHARES PURSUANT TO THE OFFER.


     Recommendation by Aramex. In evaluating the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, the board and the special committee relied upon their knowledge of the business, financial condition and the prospects of Aramex as well as the advice of its financial and legal advisors. In view of the wide variety of factors considered in connection with the evaluation of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, the board of directors and the special committee did not find it practicable, and did not attempt, to quantify, rank, or otherwise assign relative weight to the specific factors they considered in reaching their determinations. In addition, individual directors may have given different weights to different factors.


     The discussion of the information and factors considered and given weight by the board of directors and the special committee is not intended to be exhaustive but includes all material factors considered. Further information concerning the recommendation is contained in the Solicitation/ Recommendation Statement on

Schedule 14D-9, which is being furnished to shareholders concurrently with this Offer to Purchase. Stockholders should read the Recommendation carefully.

     Reasons. In determining to approve the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, and recommend that the unaffiliated shareholders accept the Offer, the board of directors and the special committee considered the following factors:

     - Role and Recommendation of the Special Committee. The board of directors considered the role of the special committee, the independence of its members (other than Frank Mountcastle), and the special committee's recommendation (other than Frank Mountcastle, who recused himself) in favor of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation. The board of directors considered the fact that the special committee had authority to evaluate and review the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation.

     - BB&T Capital Markets' Analyses and Opinion. The board of directors and special committee considered the analyses of BB&T Capital Markets and BB&T Capital Markets' written opinion delivered to the special committee that the consideration to be received in the Offer and the compulsory acquisition or the amalgamation, if necessary, by Aramex's shareholders is fair, from a financial point of view, to the shareholders of Aramex that are not affiliated with the Principal Shareholders. BB&T Capital Markets performed a variety of financial and comparative analyses regarding the valuation of Aramex and the common shares, including a discounted cash flow analysis of the projected cash flow of Aramex; a comparison of financial performance and market valuation ratios of Aramex with those of publicly traded companies BB&T Capital Markets deemed relevant for purposes of its opinion; an analysis of comparable transactions; and an analysis of the premiums paid in logistics industry and going-private transactions involving public companies that BB&T Capital Markets deemed similar to Aramex for purposes of its opinion. For a more complete description of BB&T Capital Markets' analyses and its written opinion, see Section 5.


     - Market Price and Premium. The board of directors and special committee considered the historical market prices of Aramex common shares compared to the Offer Price. The Offer Price represents an 18.8 percent premium over the $10.10 closing price per common share of Aramex common shares on January 3, 2002, the last trading day prior to the public announcement by Aramex and the bidders of the Offer Price and a 31.3 percent premium over the average closing price per common share for the month prior to the public announcement. The board of directors and special committee also considered the uncertainty with respect to the price at which Aramex's shares might trade in the future and the possibility that, if the Offer is not consummated, there could be no assurance that any future transaction would yield $12.00 per common share.


     - Operating Performance. The board of directors and special committee considered the fact that over 70 percent of Aramex's revenues come from operations in the Middle East and that potential business partners have a negative perception of doing business in that region of the world due to its instability, especially in the wake of the terrorist attacks of September 11, 2001. The board and special committee considered that the price the shareholders would realize from the Offer is likely to be possible only by a company that thoroughly understands and already conducts business in the Middle East, such as Groupe Cupola and Rasmala Partners Ltd. The board and special committee also considered the fact that Aramex failed to obtain a firm offer from two other major delivery and freight forwarding companies, despite the fact that Aramex had intermittent discussions with these entities from time to time over a cumulative period of about eight years.

     - Illiquidity of Aramex's Common Shares. The board of directors and the special committee took into consideration the trading history of the shares. Historically, the trading volume for the common shares has been low, resulting in an illiquid market for public shareholders, typical of smaller sized companies.


     - Financial Ability to Consummate the Offer. The board of directors and the special committee considered the written assurance provided by Rasmala Partners Ltd. representing that the financing structure will provide sufficient and available funds to pay the consideration for all the Shares. In light of
       the written assurance and the fact that the transaction does not contain a financing condition, the board of directors and the special committee believed that it was very likely that the transaction would be completed on the terms agreed to and this was a factor weighing in favor of the transaction.

     - Appraisal Rights. The board of directors and the special committee considered the fact that unaffiliated shareholders who do not tender their common shares in the Offer and who do not vote in favor of the amalgamation may request an appraisal of the "fair value" of their common shares under Bermuda law, or that dissenting shareholders in the compulsory acquisition may apply to the Bermuda Supreme Court for an order that Purchaser is not entitled to acquire their common shares.


     - No Firm Offers. There have been no other firm offers by third parties to acquire Aramex within the last two years with which to compare the Offer. The special committee and the board of directors were of the view that the best measure of Aramex's value would be based on the continued operation of Aramex as a going concern because Aramex is not an asset intensive business. Therefore, the special committee and board of directors believe that neither the book value nor the liquidation value of Aramex is a meaningful measure of the fair value of the shares. Accordingly, no appraisal value was sought for purposes of valuing the shares, and no liquidation analysis was performed, or liquidation value sought, in connection with this transaction. However, the Offer Price exceeds the book value per share of $7.80 at September 30, 2001.


     In addition to the foregoing factors, which Aramex's board of directors and the special committee considered as supporting the Offer, they also considered the following countervailing factors:

     - No future participation in Aramex. The board and special committee considered the fact that when the Offer and the compulsory acquisition or, if necessary, the amalgamation are completed, the unaffiliated shareholders will no longer be shareholders of Aramex, and accordingly will not participate in any future earnings or growth of Aramex.

     - Possible Increase in Market Price of Shares. The board of directors and special committee considered the possibility that, if the Offer is not completed, Aramex's future share price could exceed the Offer Price or a future offer to acquire Aramex for more than the Offer Price might materialize.

     - Taxable Transaction. The board of directors and special committee considered that the Offer could result in a taxable gain to Aramex's shareholders, including those who may otherwise have preferred to retain their Aramex shares in order to defer the occurrence of a taxable event.

     - Interests of Fadi Ghandour, William Kingson and Frank Mountcastle in the Offer. The board of directors and special committee considered the fact that each of Fadi Ghandour, William Kingson and Frank Mountcastle has an interest related to the Offer and the transactions contemplated by it that differ from the interests of Aramex's unaffiliated shareholders. For a description of these interests, see Section 7.

     - Approval by the Unaffiliated Shareholders Not Required. The board of directors and special committee considered the fact that the Offer is not structured to require the approval of the unaffiliated shareholders as a group. Neither the compulsory acquisition nor the amalgamation is structured to require the approval of unaffiliated shareholders as a group.


     - Unaffiliated Representative Not Retained. The board of directors and special committee considered the fact that an unaffiliated representative was not retained to act solely on behalf of unaffiliated shareholders in negotiating the terms of the transaction.


     In the opinion of the board of directors and special committee, the countervailing factors were not sufficient, either individually or collectively, to outweigh the benefits of the Offer to Aramex's unaffiliated shareholders.


     Procedural Fairness: The Aramex board and the special committee believe that the structure of the Offer is procedurally fair. While the Offer does not require approval of the majority of unaffiliated shareholders as a group, each individual unaffiliated shareholder has the right to make an independent determination as to whether or not to tender in the Offer. In the case of an amalgamation only, appraisal rights under Bermuda law are available to those shareholders who do not tender and do not vote in favor of the amalgamation. Moreover, the special committee, consisting of unaffiliated directors, met separately on two occasions to evaluate the fairness of the transaction to unaffiliated shareholders, held further discussions between the special committee members and subsequently made an independent recommendation regarding fairness to the board. However, Aramex did not retain an unaffiliated representative to negotiate on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the proposed transaction. The special committee and the board considered the BB&T Capital Markets' fairness opinion and supplemental materials provided by BB&T Capital Markets and Purchaser at the request of the special committee. In approving the Offer and the related transactions, the board held two votes -- the first vote consisted of the four directors who are not interested in the transaction and are not Aramex employees; the second vote consisted of all eight members of the board. Both votes were unanimously in favor of approving the Offer and the related transactions.


     Aramex's purpose and reasons for the transaction. Aramex's purpose for the transaction is for Purchaser to acquire control of, and the entire equity interest in, Aramex and to consummate the compulsory acquisition or amalgamation to enable Purchaser to acquire all of the remaining common shares not acquired in the Offer.


     Alternatives. Since 1990, Aramex's predecessor and Aramex have explored potential strategic relationships with third parties, none of which resulted in a transaction. As described in Section 1 above, the alternatives included, among other things, being acquired, in whole or in part, by another delivery and freight forwarding company. None of the transactions considered by Aramex resulted in an offer to Aramex's shareholders due in part to concerns regarding the instability and uncertainty in the Middle East. In any event, the special committee believes that the transactions considered prior to this transaction would not have resulted in as much consideration for shareholders as this transaction. Aramex's only realistic alternative to this transaction at this time is to continue its operations as an independent company because Aramex has considered strategic combinations in the past which have failed to result in a transaction. However, several key factors weigh against continuing as an independent public company, including (1) the special committee's determination that there is no reasonable basis for asserting that the market for Aramex shares will improve substantially, (2) the instability and uncertainty in the Middle East, and (3) the fact that remaining independent would preclude additional funding opportunities for Aramex that are presented by the proposed transaction.


     Intent to Tender. After reasonable inquiry and to the best of Aramex's knowledge, each executive officer and director of Aramex currently intends to tender to the Purchaser all Shares registered in the name of or beneficially owned by such person. Aramex does not have any treasury shares and therefore does not intend to tender shares in the Offer.

SECTION 3.  POSITIONS OF THE PARTIES REGARDING FAIRNESS OF THE OFFER


     Position of the Principal Shareholders regarding fairness of the Offer. The Principal Shareholders believe, and have separately determined, that the proposed transaction and the consideration to be received by Aramex's shareholders (other than those that are affiliated with Aramex or the Principal Shareholders) pursuant to the Offer, the compulsory acquisition or, if necessary, the amalgamation is (1) fair to and in the best interest of Aramex's unaffiliated shareholders, and (2) fair to and in the best interest of all of Aramex's shareholders as a group. The Principal Shareholders also believe that as detailed below, the structure of the Offer contains adequate procedural safeguards designed to protect unaffiliated shareholders and the process followed by the special committee and the board of directors was procedurally fair. The Principal Shareholders base their beliefs on the following factors:



     - The fact that a special committee which consisted of unaffiliated independent members of Aramex's board of directors was requested to review and evaluate the Offer (and that Frank Mountcastle recused himself from the special committee's deliberations as to the fairness of the Offer because BB&T Capital Markets, the firm where he serves as a managing director, was Aramex's financial advisor).


     - The fact that the board and the special committee (other than Frank Mountcastle) concluded that the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation are fair to, advisable, and in the best interests of the unaffiliated shareholders.

     - The fact that the board and the special committee has received the written opinion of BB&T Capital Markets stating that the consideration to be received in the Offer and the amalgamation or compulsory acquisition by Aramex's shareholders is fair, from a financial point of view, to the unaffiliated shareholders.

     - The Offer Price represents an 18.8 percent premium over the $10.10 closing price per common share of Aramex common shares on January 3, 2002, the last trading day prior to the public announcement by Aramex and the bidders of the Offer Price, and a 31.3 percent premium over the average closing price per common share of $9.14 for the month prior to the public announcement.

     - The fact that over 70 percent of Aramex's revenues derive from operations in the Middle East, thereby making it difficult for Aramex to find potential business partners, as evidenced by the fact that extensive negotiations with two other companies failed to result in a firm offer to Aramex. The Principal Shareholders believe that the price the shareholders would realize from the Offer is likely to be possible only by a company that thoroughly understands and already conducts business in the Middle East.

     - The fact that historically the trading volume for Aramex common shares has been low, thereby resulting in an illiquid market for public shareholders, and the fact that such illiquidity has caused isolated purchases and sales of shares to have a disproportionate impact on Aramex's trading price.

     - The fact that unaffiliated shareholders who do not tender their common shares in the Offer and who do not vote in favor of the amalgamation may request an appraisal of the "fair value" of their common shares under Bermuda law, or that dissenting shareholders in the compulsory acquisition may apply to the Bermuda Supreme Court for an order that Purchaser is not entitled to acquire their common shares.

     In addition to the foregoing factors, which the Principal Shareholders considered as supporting the Offer, they also considered the following countervailing factors:


     - The fact that the transaction is not structured to require approval of the unaffiliated shareholders as a group.



     - The fact that an unaffiliated representative was not retained to act solely on behalf of unaffiliated shareholders in negotiating the terms of the transaction.


     - The fact that when the offer and the compulsory acquisition or, if necessary, the amalgamation are completed, the unaffiliated shareholders will no longer be shareholders of Aramex, and accordingly, will not participate in any future earnings or growth of Aramex.

     - The possibility that, if the Offer is not completed, Aramex's future share price could exceed the Offer Price or a future offer to acquire Aramex for more than the Offer Price might materialize.

     - The fact that the Offer could result in a taxable gain to Aramex's shareholders, including those who might otherwise have preferred to retain their Aramex shares in order to defer the occurrence of a taxable event.

     - The fact that each of the Principal Shareholders has an interest related to the Offer and the transactions contemplated by it that differ from the interests of Aramex's unaffiliated shareholders. For a description of these interests, see Section 7.

     The Principal Shareholders have reviewed the factors considered by the special committee and Aramex's board of directors in support of their decision as described above and had no basis to question their consideration of or reliance on these factors. In addition, the Principal Shareholders reviewed the countervailing factors considered by the board and the special committee. In view of the variety of factors considered with the board's and the special committee's evaluation of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, the Principal Shareholders found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors considered or determine that any factor was of particular importance in reaching their determination that the Offer is fair to, advisable and in the best interests of the unaffiliated shareholders of Aramex.

     Rather, the Principal Shareholders viewed the position of the board and special committee as being based upon their judgment, in light of the totality of the information presented and considered, of the overall effect of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation on the unaffiliated shareholders compared to any alternative transaction and the likely effect of rejecting the Offer. After their independent evaluation of the previously-mentioned factors, the Principal Shareholders determined that the Offer consideration and the entirety of the transaction are fair to unaffiliated shareholders, as well as to the shareholders of Aramex as a whole.



     There have been no other firm offers by third parties to acquire Aramex within the last two years with which to compare the Offer. The Principal Shareholders, the special committee and the board of directors were of the view that the best measure of Aramex's value would be based on the continued operation of Aramex as a going concern because Aramex is not an asset intensive business. Therefore, the Principal Shareholders, the special committee and board of directors believe that neither the book value nor the liquidation value of Aramex is a meaningful measure of the fair value of the shares. Accordingly, no appraisal value was sought for purposes of valuing the shares and no liquidation analysis was performed, or liquidation value sought, in connection with this transaction. However, the Offer Price exceeds the book value per share of $7.80 at September 30, 2001.



     Procedural Fairness: The Principal Shareholders believe that the structure of the Offer is procedurally fair. While the Offer does not require approval of the majority of unaffiliated shareholders as a group, each individual unaffiliated shareholder has the right to make an independent determination as to whether or not to tender in the Offer. In the case of an amalgamation only, appraisal rights under Bermuda law are available to those shareholders who do not tender and do not vote in favor of the amalgamation. Moreover, the special committee, consisting of unaffiliated directors, met separately on two occasions to evaluate the fairness of the transaction to unaffiliated shareholders, held further discussions between the special committee members and subsequently made an independent recommendation regarding fairness to the board. The special committee, however, was not formed to negotiate the terms of the transaction. The special committee and the board considered the BB&T Capital Markets' fairness opinion and supplemental materials provided by BB&T Capital Markets and Purchaser at the request of the special committee. In approving the Offer and the related transactions, the board held two votes -- the first vote consisted of the four directors who are not interested in the transaction and are not Aramex employees; the second vote consisted of all eight members of the board. Both votes were unanimously in favor of approving the Offer and the related transactions.



     The Principal Shareholders' purpose and reasons for the transaction. The Principal Shareholders' purpose for the transaction is for Purchaser to acquire control of, and the entire equity interest in, Aramex and to consummate the compulsory acquisition or amalgamation to enable Purchaser to acquire all of the remaining common shares not acquired in the Offer. The Principal Shareholders believe that it is in the best interest of the unaffiliated shareholders, and the shareholders of Aramex as a whole, to enter into this transaction at this time based on consideration of all of the above-mentioned factors and because the Offer (1) is an all-cash offer at a price that represents an 18.8 percent premium over the $10.10 closing price per common share of Aramex common shares on January 3, 2002, the last trading day prior to the public announcement by Aramex and bidders of the Offer Price and a 31.3 percent premium over the average closing price per common share of the month prior to the public announcement, (2) addresses existing liquidity concerns of shareholders, and minority shareholders in particular, who want to sell their shares, and (3) permits shareholders to liquidate their holdings if they do not wish to hold shares in a company based in the Middle East in light of the present uncertainty and instability in the region.



     Position of Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf regarding the fairness of the Offer. Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf believe the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation to be substantively and procedurally fair to the shareholders who are not affiliates of Aramex. Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners

II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf have considered the following factors:

     - The fact that the board of directors of Aramex and the special committee of the board of Aramex (other than Frank Mountcastle) concluded that the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation are fair to, advisable, and in the best interests of the unaffiliated shareholders of Aramex and recommends that the unaffiliated shareholders of Aramex accept the Offer and tender their Shares pursuant to the Offer.

     - The fact that the special committee has received the written opinion of BB&T Capital Markets stating that the consideration to be received in the Offer and the amalgamation or compulsory acquisition by Aramex's shareholders is fair, from a financial point of view, to the unaffiliated shareholders.

     - The Offer Price represents an 18.8 percent premium over the $10.10 closing price per common share of Aramex common shares on January 3, 2002, the last trading day prior to the public announcement by Aramex and the Bidders of the Offer Price, and a 31.3 percent premium over the average closing price per common share of $9.14 for the month prior to the public announcement.

     - The fact that historically the trading volume for Aramex common shares has been low, thereby resulting in an illiquid market for public shareholders, and the fact that such illiquidity has caused isolated purchases and sales of shares to have a disproportionate impact on Aramex's trading price.

     - The fact that the Offer is an all cash offer for all of the outstanding Shares and the unaffiliated shareholders can accept or reject the offer.

     - The fact that unaffiliated shareholders who do not tender their common shares in the Offer and who do not vote in favor of the amalgamation may request an appraisal of the "fair value" of their common shares under Bermuda law, or that dissenting shareholders in the compulsory acquisition may apply to the Bermuda Supreme Court for an order that Purchaser is not entitled to acquire their common shares.


     Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf have reviewed the factors considered by the special committee and Aramex's board of directors in support of its decision as described above, and had no basis to question their consideration of or reliance on these factors. In view of the variety of factors considered with their evaluation of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors considered or determine that any factor was of particular importance in reaching their determination that the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation are fair to, advisable and in the best interests of the unaffiliated shareholders of Aramex. Rather, Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf viewed their position as being based upon their judgement, in light of the totality of the information presented and considered, of the overall effect of the Offer and the transactions contemplated by the Amalgamation Agreement on the unaffiliated shareholders as compared to any alternative transaction and the likely effect of not participating in the Offer. In reaching their position, Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf did not specifically consider countervailing factors such as possible taxable gain to Aramex's shareholders or the fact that an unaffiliated representative was not retained to act on behalf of unaffiliated shareholders as they felt that the transaction structure provides the best means to enable them to achieve their purpose and to enable Aramex shareholders to receive their money promptly. Such entities and persons also believed that the best measure of Aramex's value would be based on the continued operation of Aramex as a going concern because Aramex is not an asset intensive business and they believe Aramex has opportunities for growth and expansion.

SECTION 4.  PURPOSE, ALTERNATIVES AND REASONS OF BIDDERS; PLANS FOR ARAMEX

     Purpose of the Offer. The purpose of the Offer is to acquire control of, and the entire equity interest in, Aramex. Purchaser expects to consummate, as soon as practicable following the consummation of the Offer, either the compulsory acquisition or the amalgamation to acquire all of the remaining common shares not purchased in the Offer. The transaction was structured as a tender offer followed by a compulsory acquisition, or amalgamation if necessary, to enable the Aramex shareholders to receive their money promptly. Upon consummation of the compulsory acquisition, Aramex will become a wholly-owned subsidiary of Purchaser. However, if the amalgamation is effected, upon consummation of the amalgamation, Purchaser and Aramex will amalgamate and the Amalgamated Company will be a wholly-owned subsidiary of Parent. The Offer is being made pursuant to the Amalgamation Agreement among Purchaser, Parent and Aramex.

     Compulsory acquisition. The Amalgamation Agreement provides, among other things, for the making of the Offer by Purchaser and further provides that, following the consummation of the Offer, upon the terms and subject to the conditions of the Amalgamation Agreement and the Companies Act, Purchaser shall act to compulsorily acquire the common shares that were not tendered in the Offer if, pursuant to the Offer, 90 percent in value of the then outstanding common shares not held at the date of the Offer by Purchaser, a subsidiary of Purchaser or a nominee for either of them have been tendered. If Purchaser is able to compulsorily acquire the common shares, Purchaser will be entitled and bound to acquire the remaining common shares on the same terms as the Offer pursuant to the compulsory acquisition procedure set forth in Section 102 of the Companies Act. Following such compulsory acquisition, Aramex would become a wholly-owned subsidiary of Purchaser.

     Provided that the above threshold is met, Purchaser may, at any time within two months beginning with the date on which such threshold is met, give notice to any shareholders who did not tender their common shares in the Offer that Purchaser desires to acquire the remaining common shares. Shareholders who did not tender their common shares in the Offer may make application to the Bermuda Supreme Court for a declaration that Purchaser is not entitled to acquire the common shares on the terms of the Offer.

     Where a compulsory acquisition notice has been given by Purchaser and no applications have been made by shareholders to the Bermuda Supreme Court within one month of such notice, or, if made, the Bermuda Supreme Court has not ordered to the contrary, Purchaser shall, on the expiration of one month from the date on which the notice has been given, send a copy of the notice to Aramex together with a share transfer form. At this time Parent will cause Purchaser to pay to Aramex the amount payable for the common shares not tendered in the Offer and Aramex shall then transfer such amount into a separate account and hold such amount in trust for the former shareholders concerned. Aramex is then bound to register Purchaser as the holder of those common shares. Notwithstanding the foregoing, Aramex may direct Purchaser to pay such amount directly to the account designated by Aramex to hold such amount in trust for the former shareholders concerned. It is then the responsibility of the shareholders concerned to contact Aramex to request payment for such common shares acquired in this manner.

     Amalgamation. If Purchaser should be unable to conduct a compulsory acquisition of the outstanding common shares that were not tendered pursuant to the Offer, then upon the terms and subject to the conditions of the Amalgamation Agreement and the Companies Act, Aramex and Purchaser intend to amalgamate and the separate corporate existence of Aramex and Purchaser will cease. Aramex and Purchaser will continue as the Amalgamated Company and will be a wholly-owned subsidiary of Parent.

     Prior to the amalgamation, the boards of directors of both Aramex and Purchaser must obtain shareholder approval of a separate Bermuda law amalgamation agreement which will contain the terms and conditions of the amalgamation as set forth in the Amalgamation Agreement at a shareholders meeting. Aramex will be required to hold a special general meeting for this purpose, and this approval will require 75 percent approval of the common shares represented and voted (in person or by proxy) at such meeting. The notice of the special general meeting will be accompanied by a copy or summary of this separate Bermuda law amalgamation agreement as set forth in the Amalgamation Agreement and a statement of the fair value of the common shares (which will be the Offer Price) together with a statement that a dissenting shareholder is entitled to be paid the fair value of his shares. Parent, as sole shareholder of Purchaser, will also approve the separate Bermuda law amalgamation agreement as discussed above.

     Once shareholder approval is obtained, Aramex and Purchaser will, subject to making the necessary filings in accordance with Bermuda law and upon receiving the required Certificate of Amalgamation, amalgamate and the separate corporate existence of each of Aramex and Purchaser will cease. Aramex and Purchaser will continue as the Amalgamated Company under Bermuda law. The amalgamation will be effective on the date shown in the Certificate of Amalgamation.

     At the time the amalgamation becomes effective, each then outstanding common share (other than common shares owned by Parent or Purchaser) will be cancelled and, without any action on the part of the holder thereof, be converted into the right to receive in cash an amount per common share equal to the Offer Price, without interest, upon the surrender of the certificate(s) representing such common shares.


     Appraisal rights. Shareholders will have appraisal rights under Section 106(6) of the Companies Act if the amalgamation is to be effected. These rights will entitle shareholders who (1) did not tender their common shares in the initial Offer period or in any subsequent offering period, as applicable, (2) did not vote in favor of the separate Bermuda law amalgamation agreement containing the terms and conditions of the amalgamation set forth in the Amalgamation Agreement at the special general meeting and (3) are not satisfied that they have been offered the fair value of their common shares, to apply, within one month of the notice of the special general meeting to approve the separate Bermuda law amalgamation agreement, to the Bermuda Supreme Court to appraise the fair value of the common shares. There are no statutory rules prescribing the process of appraisal by the Bermuda Supreme Court and it is generally considered that the Bermuda Supreme Court will apply the general common law with a view to determining the fair value of the common shares.



     An appraisal by the Bermuda Supreme Court is not an appeal of Purchaser's determination of the fair value of Aramex's common shares, rather it is a de novo valuation of the common shares. It is usual, although not mandatory, for each side to provide independent, expert valuation evidence to support its figure and to assist the Bermuda Supreme Court. The Bermuda Companies Act does not state a specific valuation method that is to be used by the Bermuda Supreme Court in its determination. In its appraisal, the Bermuda Supreme Court may arrive at a lower price than the price offered in the amalgamation, but in such circumstances those shareholders who have sought appraisal would be entitled to the price offered in the amalgamation.


     If the fair value is determined to be higher than the price offered in the amalgamation and the amalgamation is completed, then Purchaser will pay to those shareholders who have sought appraisal the difference between the amount paid pursuant to the amalgamation and the court determined amount. However, if the fair value is determined to be higher than the price offered in the amalgamation, Purchaser also has the option to terminate the amalgamation provided that the certificate of amalgamation has not yet been issued. There is no right of appeal from an appraisal by the Bermuda Supreme Court. A holder seeking an appraisal will receive the fair value appraised by the Bermuda Supreme Court only if the amalgamation is completed. The Bermuda Supreme Court will determine who is responsible for the costs of an application.


     THE FOREGOING SUMMARY OF THE RIGHTS OF OBJECTING HOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY HOLDERS DESIRING TO EXERCISE ANY AVAILABLE DISSENTER'S RIGHTS.



     The provisions of the Companies Act are complex and technical in nature. Holders desiring to exercise their dissenter's rights may wish to consult counsel, since the failure to comply strictly with these provisions may result in the loss of their dissenter's rights.


     Alternatives. Purchaser, Parent and the other bidders did not contemplate alternative means of accomplishing their purpose of acquiring control of, and the entire equity interest in, Aramex.

     Reasons. The bidders decided to make the Offer at this time and to effect either the compulsory acquisition or amalgamation thereafter, thereby taking Aramex private, because it represented an opportunity for both the bidders and Aramex to take advantage of, and build upon, the strengths of each business. The bidders view Aramex as a stable company with strong cash flows, little debt, and solid management and operating capabilities. The bidders believe Aramex has substantial opportunities for even greater growth and expansion in the future which can be achieved with the investment resources and strategic vision they bring to the company. The bidders believe they can make Aramex a major force in the express package delivery industry in the Middle East. The bidders see the acquisition of Aramex at this time as an opportunity to use Aramex's strong fundamentals, in coordination with the bidders' financial resources and strategic vision, to grow Aramex into a larger force within this industry. The bidders believe that growth in this industry can lead to greater profitability as building the size of Aramex's operations will enable it to enjoy economies of scale that it does not fully enjoy at present.

     Plans for Aramex. It is expected that following completion of the compulsory acquisition or amalgamation, Aramex's operations will be conducted substantially as they currently are being conducted. In connection with the Offer, the bidders have reviewed, and will continue to review, on the basis of publicly available information and discussions with the management of Aramex, various possible business strategies that Aramex may pursue in the event that the bidders acquire control of Aramex pursuant to this Offer or the compulsory acquisition or the amalgamation. If and to the extent that the bidders acquire control of Aramex or otherwise obtain access to the books and records of Aramex, the bidders intend to conduct a detailed review of Aramex and its assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist. Such strategies could include, among other things, changes in Aramex's business strategy, corporate structure, Memorandum of Association, Bye-laws, capitalization, management or dividend policy.

     A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that Fadi Ghandour will, upon completion of the Offer, own 25 percent of the voting power of Parent and an economic interest in Parent of 28.5 percent. Fadi Ghandour has agreed to continue under the terms of his current Employment Agreement pursuant to which he will continue in his role as Chief Executive Officer of Aramex or the Amalgamated Company. It is intended upon completion of the Offer that Fadi Ghandour will serve as a director for Parent. William Kingson has signed Letters of Appointment to serve as non-executive Chairman of the board of directors of Parent and Aramex or of the Amalgamated Company for three years and also will render certain services thereto. These appointments will take effect on the consummation of the Offer and the approval of the respective boards of directors. See Section 17.


     Except as described in this Offer to Purchase, none of the persons listed in Schedule I hereto nor Purchaser, Parent, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, or Rasmala Partners Ltd. have present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, consolidation, reorganization, liquidation or sale or transfer of a material amount of assets, involving Aramex or any of its subsidiaries, or any material changes in Aramex's present capitalization, dividend policy, employee benefit plans, corporate structure or business or any material changes or reductions in the composition of its management or personnel.


     Directors of Aramex. If the amalgamation is effected between Purchaser and Aramex, as described more fully in this Section 4 and in Section 17, the directors and officers (and resident representative, if any) of Purchaser at the effective time of the amalgamation, together with Fadi Ghandour and William Kingston, shall, from and after such time, be the directors and officers (and resident representative, if any), respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Companies Act and the bye-laws of the Amalgamated Company.

     If instead the compulsory acquisition is effected Purchaser intends to remove the current directors from the Aramex board of directors and to replace them with directors of its choice in accordance with the provisions of the Companies Act and Aramex's bye-laws. Purchaser intends to conduct a detailed review of Aramex to determine what, if any, changes to the current officers of Aramex would be desirable and to effect the removals and appointments of officers deemed appropriate in accordance with the provisions of Aramex's bye-laws and the Companies Act.

     Aramex options. Aramex has a stock option plan for employees and consultants of Aramex and its subsidiaries and for non-employee members of Aramex's board of directors. Aramex has authorized a total of 400,000 common shares for issuance pursuant to the stock option plan. As of January 3, 2002, options to purchase 285,650 common shares were outstanding under the stock option plan. In connection with the Offer, Aramex has extended the exercise period for options scheduled to expire to enable option holders to participate in the Offer. As part of the Offer, Purchaser is offering to purchase common shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share under Aramex's stock option plan. Purchaser is offering to pay to the holders of such options $12.00 less the per share exercise price and any required withholding taxes for each Option Share purchased in the Offer. See Section 17 of this Offer to Purchase.

     Aramex Warrants. In connection with its initial public offering, Aramex sold to the underwriters of the initial public offering warrants to purchase up to 100,000 common shares of Aramex. The warrants are exercisable through January 13, 2002, pursuant to the terms of the warrant agreement(s) at a price per share equal to $8.40. As of January 3, 2002, there were warrants to purchase up to 46,925 common shares of Aramex outstanding.

SECTION 5.  REPORTS, OPINIONS, APPRAISALS AND NEGOTIATIONS

     At a telephonic meeting of the Aramex board of directors on January 3, 2002, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., rendered its oral opinion, subsequently confirmed in writing, that, as of January 3, 2002, and based upon and subject to the various considerations, limitations and qualifications set forth in the written opinion, the consideration to be received pursuant to the Amalgamation Agreement, the Offer, the compulsory acquisition or the amalgamation was fair from a financial point of view to the unaffiliated shareholders of Aramex. No limitations were imposed by the board upon BB&T Capital Markets with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of the written opinion of BB&T Capital Markets dated January 3, 2002, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as an exhibit to this Offer to Purchase and is incorporated herein by reference. Aramex shareholders are urged to read the opinion in its entirety. BB&T Capital Markets' opinion is addressed to the board of directors and does not constitute a recommendation to any Aramex shareholder as to whether such shareholder should tender its Shares in the Offer or how such shareholder should vote at any shareholders' meeting in connection with any amalgamation. The summary of the opinion of BB&T Capital Markets set forth in this Offer to Purchase is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, BB&T Capital Markets reviewed, among other things:

     - the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation documents and discussed with management and representatives of Aramex the proposed material terms of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation;

     - among other public information, Aramex's Annual Reports, Forms 20-F and related financial statements and certain other relevant financial and operating information for the fiscal years ended December 31, 1999 and December 31, 2000;

     - Aramex's quarterly financial statements on Form 6-K and certain other relevant financial and operating information for the quarter and nine months ended September 30, 2001;

     - certain information, including financial forecasts provided to it by the management of Aramex, relating to the business, earnings, cash flow and prospects of Aramex and conducted discussions with members of senior management of Aramex concerning those matters;

     - the historical market prices and trading activity for Aramex's common shares and compared such prices and trading activity with those of certain publicly traded companies which BB&T Capital Markets deemed to be relevant;

     - the financial position and results of operation of Aramex compared with those of certain publicly traded companies which BB&T Capital Markets deemed to be relevant;

     - the proposed financial terms of the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation compared with the financial terms of certain other business combinations which BB&T Capital Markets deemed to be relevant;

     - the premiums paid by purchasers in other business combinations relative to the closing price one day prior to the announcement of an offer, one week prior to the announcement of an offer and one month prior to the announcement of an offer;

     - a discounted cash flow scenario of Aramex based upon the financial forecasts prepared by Aramex's management; and

     - such other financial studies and analyses and performed such other investigations and took into account such other matters as BB&T Capital Markets deemed to be material or otherwise necessary to render its opinion.

     BB&T Capital Markets relied upon and assumed, without independent verification, the accuracy and completeness of information that was publicly available or that was furnished to it by or on behalf of Aramex, and BB&T Capital Markets has not assumed any responsibility or liability therefor. BB&T Capital Markets has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of Aramex, nor have any valuations or appraisals been provided to BB&T Capital Markets. BB&T Capital Markets has further assumed that the financial forecasts provided to it by Aramex were reasonably prepared on a basis reflecting the best judgment and currently available estimates of management and that such forecasts will be realized in the amounts and at the times contemplated. BB&T Capital Markets also assumed that, in the course of obtaining any regulatory and third party consents for the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of Aramex.

     BB&T Capital Markets' opinion is based on economic, market and other considerations as in effect on, and the information made available to BB&T Capital Markets as of, the date of such opinion. Subsequent developments may affect the written opinion dated as of January 3, 2002, and BB&T Capital Markets does not have any obligation to update, revise, and reaffirm such opinion.

     The following is a summary of the material financial analyses utilized by BB&T Capital Markets in connection with providing its opinion. The summary includes data in tabular format, which should be read together with the accompanying text. Considering the data in the tables without considering the full narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could be misleading.

     Public Trading Multiples. Using publicly available information, BB&T Capital Markets compared selected financial data of Aramex with similar data for selected publicly traded companies engaged in businesses which BB&T Capital Markets judged to be similar to Aramex. The companies selected by BB&T Capital Markets were various non-asset and asset based logistics companies, including Airborne Freight Corporation, C.H. Robinson Worldwide, Inc., EGL, Inc., Expeditors International of Washington, Inc., FedEx Corporation, Hub Group, Inc., United Parcel Service, Inc., and UTi Worldwide Inc. These companies were selected, among other reasons, because they are in similar lines of business as Aramex, though no company utilized is identical to Aramex. For each comparable company, BB&T Capital Markets calculated multiples based on publicly available financial data for the latest twelve months ("LTM"), specifically multiples of aggregate firm value to LTM gross revenue, firm value to LTM net revenues, firm value to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), firm value to LTM earnings before interest and taxes ("EBIT") and price of common stock to LTM earnings per share and 2001 and 2002 projected earnings per share ("P/E").

     The following table presents, as of January 2, 2002, the low, high and median values for each of the following ratios with respect to all the logistics companies for which BB&T reviewed financial ratios:

                                                               LOW     MEDIAN    HIGH
                                                              -----    ------    -----
Aggregate value to LTM gross revenue........................   0.3x     0.9x      2.1x
Aggregate value to LTM net revenue..........................   1.1x     1.4x      5.2x
Aggregate value to LTM EBITDA...............................   4.9x    10.0x     15.9x
Aggregate value to LTM EBIT.................................  13.7x    15.6x     18.6x
Share price to LTM earnings per share.......................  12.4x    25.4x     32.7x
Share price to CY 2001 estimated earnings per share.........  10.9x    27.3x     32.4x
Share price to CY 2002 estimated earnings per share.........   9.1x    25.5x     29.2x


     These multiples were then applied to Aramex's LTM gross and net revenues, LTM EBITDA, LTM EBIT, LTM earnings per share and projected 2001 and 2002 earnings per share, respectively, yielding a range of implied equity values for the common shares of approximately $7.74 to $56.46.



     BB&T Capital Markets believes it is appropriate that the valuation of Aramex be toward the lower end of the implied range for the following reasons:



     - Aramex is considerably smaller than the comparable public companies with a market capitalization of $46 million compared to an average market capitalization of greater than $1 billion for the comparable companies.



     - The relative lack of liquidity of Aramex shares due to its lower publicly traded float and average daily trading volume compared to the shares of the comparable companies.



     - The current political and economic instability in the Middle East from which Aramex has historically derived approximately 70 percent of its revenues.


     Selected Transaction Analysis. BB&T Capital Markets examined seven transactions in the logistics industry for which meaningful information was publicly available. For each of these transactions, BB&T Capital Markets calculated aggregate firm value as a multiple of LTM net revenues, as a multiple of LTM EBITDA and as a multiple of LTM EBIT. BB&T Capital Markets also calculated equity value as a multiple of LTM net income.

     The following table presents, as of January 2, 2002, the representative ranges from these transactions for each of the following ratios:

                                                               LOW     MEDIAN    HIGH
                                                              -----    ------    -----
Aggregate value to LTM net revenue..........................   0.4x     1.5x      2.4x
Aggregate value to LTM EBITDA...............................   8.3x    11.2x     27.3x
Aggregate value to LTM EBIT.................................  11.8x    17.9x     47.4x
Share price to LTM net income...............................  19.1x    24.9x     26.0x


     These multiples were then applied to Aramex's LTM revenues, LTM EBITDA, LTM EBIT, and LTM net income, respectively, yielding a range of implied equity values for the common shares of approximately $5.69 to $65.72.



     BB&T Capital Markets believes that the multiple of net revenue is the most applicable metric when analyzing industry transactions because EBITDA, Operating Income (EBIT) and net income multiples can overstate value if the acquired company is under-performing and if the buyer can yield synergies from bringing operational efficiencies to the acquired company. The range of implied per share values for Aramex based upon net revenue multiples alone is considerably narrower, $5.69 to $26.77.



     BB&T Capital Markets also believes the following factors justify a valuation of Aramex toward the lower end of the implied range:



     - The proposed transaction is considerably smaller than the average size of the selected industry transactions, all but one of which are larger than the proposed Aramex transaction.

     - The current political and economic instability in the Middle East from which Aramex has historically derived approximately 70 percent of its revenues.


     Premiums analysis. Using publicly available information, BB&T Capital Markets reviewed purchase price premiums recently paid for the share of four publicly held logistics companies, as well as sixteen management buyouts and going private transactions of a size similar to the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation that were completed in the last three years. This analysis measured the purchase price premium paid by acquirers over the prevailing share market prices of targets one day prior to the announcement of an offer, one week prior to the announcement of an offer and one month prior to the announcement of an offer.

     The following table presents, as of January 2, 2002, the representative ranges of premiums paid in the logistics industry transactions for each of the following pre-announcement periods.

                                                               LOW     MEDIAN    HIGH
                                                              -----    ------    -----
One day prior to announcement...............................   0.1%    25.4%     68.6%
One week prior to announcement..............................   3.9%    37.4%     67.9%
One month prior to announcement.............................  27.2%    45.8%     74.0%

     The following table presents, as of January 2, 2002, the representative ranges of premiums paid in the management buyouts and going private transactions for each of the following pre-announcement periods.

                                                               LOW     MEDIAN     HIGH
                                                              -----    ------    ------
One day prior to announcement...............................   4.3%    24.0%      79.8%
One week prior to announcement..............................  -5.3%    27.4%      81.8%
One month prior to announcement.............................  -9.3%    33.8%     142.8%

     These premiums were then applied to Aramex's closing share price one day, one week and one month prior to the announcement of the offer, yielding a range of implied equity value for the common shares of approximately $9.87 to $17.02 using the logistics transactions and $7.75 to $20.76 using the management buyouts and going private transactions.


     The proposed purchase price of $12.00 per share falls within the range of values implied using both sets of premiums paid transactions.


     Discounted cash flows analysis. BB&T Capital Markets calculated Aramex's implied per share value using a discounted cash flow analysis. In this analysis, BB&T Capital Markets performed a discounted cash flow analysis of Aramex based on certain financial projections provided by the management of Aramex. BB&T Capital Markets calculated unleveraged free cash flow as the after-tax operating earnings excluding any interest income and interest expense plus depreciation and amortization, plus deferred taxes, plus or minus net changes in non-cash working capital, minus capital expenditures. BB&T Capital Markets calculated terminal year values by applying a range of EBITDA exit multiples of 5.5x to 9.5x for Aramex. The cash flow streams and terminal values were then discounted to present values using a discount rate of 20 percent (the average of a range of appropriate discount rates of 15-25 percent) for Aramex. This analysis implied a range of values for Aramex common shares of $9.10 to $17.32.


     Given the relatively small size of Aramex and the current political and economic instability in the Middle East, from which Aramex has historically derived approximately 70% of its revenues, BB&T Capital Markets believes that the appropriate discount rate is toward the higher end of the previously defined range and the appropriate EBITDA exit multiple is toward the lower end of the previously defined range. Both of these adjustments would result in a per share value toward the lower end of the implied range of values.


     The summary set forth above does not purport to be a complete description of the analyses or data presented by BB&T Capital Markets, but accurately summarizes the procedures, findings and recommendations of BB&T Capital Markets. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. BB&T Capital Markets believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete and misleading view of the processes underlying its analyses and opinion. BB&T Capital Markets based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The principal assumptions upon which BB&T Capital Markets based each of its analyses are set forth above under the description of each such analysis. Further, BB&T Capital Markets took into account its assessment of general economic, financial, market and industry conditions as they existed and could be evaluated as of the date of its opinion, as well as its experience in business valuations in general. BB&T Capital Markets may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis should not be taken to be BB&T Capital Markets' view of the actual value of Aramex. BB&T Capital Markets' analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, BB&T Capital Markets' analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. BB&T Capital Markets was not asked to, and did not, solicit any indications of interest in Aramex from other potential acquirers.

     As a part of its investment banking business, BB&T Capital Markets regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BB&T Capital Markets was selected to advise the board of directors and deliver a fairness opinion with respect to the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation on the basis of such experience.

     Under an engagement letter dated December 27, 2001, BB&T Capital Markets agreed to provide a fairness opinion to the board of directors in connection with the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation. For services rendered in connection with the Amalgamation Agreement, the Offer and the contemplated transactions and the delivery of its opinion, Aramex paid BB&T Capital Markets $50,000 upon the announcement of the Offer, and Aramex is obligated to pay BB&T Capital Markets $350,000 upon the consummation of the Offer. In addition, Aramex has agreed to reimburse BB&T Capital Markets for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify BB&T Capital Markets against certain liabilities, including liabilities arising under the federal securities laws. In the ordinary course of its business, BB&T Capital Markets and its affiliates may actively trade or hold the securities of Aramex for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the past, BB&T Capital Markets and its affiliates have provided financial advisory services and financing services for Aramex and have received fees for rendering these services. Additionally, an employee of BB&T Capital Markets, Frank F. Mountcastle, III, Managing Director of Logistics & Transportation Services investment banking, has served as a director on the board of Aramex since September 2001.

Financial Projections

     Aramex does not as a matter of course make public forecasts as to future revenues, earnings or other financial information. Aramex did, however, prepare certain projections that it provided to the special committee and BB&T Capital Markets in connection with the proposed transaction. The projections set forth below are included in this document solely because such information was provided to the special committee and BB&T Capital Markets.

     THE PROJECTIONS SET FORTH BELOW WERE NOT PREPARED BY ARAMEX WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. IN ADDITION, THE PROJECTIONS WERE NOT PREPARED WITH THE ASSISTANCE OF OR REVIEWED, COMPILED OR EXAMINED BY INDEPENDENT ACCOUNTANTS. WHILE PREPARED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS WERE NOT PREPARED IN THE ORDINARY COURSE AND THE PROJECTIONS REFLECT NUMEROUS ESTIMATES AND HYPOTHETICAL ASSUMPTIONS, ALL MADE BY ARAMEX'S MANAGEMENT, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET, INTEREST RATE AND FINANCIAL CONDITIONS AND OTHER MATTERS, WHICH MAY NOT BE ACCURATE, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS,

ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND ARAMEX'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS SET FORTH BELOW WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN THE PROJECTIONS SET FORTH BELOW.


     In light of the uncertainties inherent in forward-looking information of any kind, Aramex cautions against undue reliance on this information. The inclusion of this information should not be regarded as an indication that anyone who received this information considered it a reliable predictor of future events, and this information should not be relied on as such. While Aramex has prepared these projections with numerical specificity and has provided them upon the request of the special committee and BB&T Capital Markets in connection with this proposed transaction, Aramex has not made, and does not make, any representation to any person that the projections will be met. Aramex does not intend to update or revise such projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, unless required by law.


                                                FISCAL YEARS ENDED DECEMBER 31,
                               ------------------------------------------------------------------
ITEM                              2002          2003          2004          2005          2006
----                           ----------    ----------    ----------    ----------    ----------
                                                         (IN THOUSANDS)
Total revenues.............    $125,422.0    $134,839.0    $145,021.0    $156,034.0    $167,949.0
Gross profit...............      57,876.0      61,955.0      66,352.0      71,093.0      76,208.0
Operating income...........       7,033.0       7,453.0       8,084.0       8,747.0       9,398.0
Net income.................       5,462.0       6,035.0       6,622.0       7,188.0       7,744.0

     In preparing the above five-year financial projections, Aramex made a number of assumptions about its markets, their growth rates and other factors that may affect the accuracy of these financial projections. These assumptions included assumptions regarding a highly competitive international delivery express market and an unchanged regional market focus in the Middle East, without the occurrence of any acquisitions, the opening of any new offices, or the expansion into any new countries. Aramex assumed that the gross profit margin would trend downward due to pricing pressures in the international delivery express market, while operating margins would remain constant at 5.6 percent, other than a 5.5 percent operating margin for 2003. Aramex also assumed a steady growth rate of 7.6 percent for the last three years listed above, following an assumed 7.5 percent growth rate for 2002 and 2003.

SECTION 6. CERTAIN EFFECTS OF THE TRANSACTION; POSSIBLE EFFECT OF THE OFFER ON THE MARKET FOR THE COMMON SHARES; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS

     Effect on Aramex shareholders. After the effective time of the Offer and compulsory acquisition, or if necessary, the amalgamation, current Aramex shareholders will cease to have ownership interests in Aramex or rights as Aramex shareholders. Therefore, the current shareholders of Aramex will not participate in any future earnings or losses or the growth or decline of Aramex. Upon completion of the compulsory acquisition, or if necessary, the amalgamation, Purchaser or Parent will own all of the equity of Aramex. Purchaser and its parent companies will be the beneficiaries of the future earnings and growth of Aramex, if any. Upon completion of the Offer, as the owner of 28.5 percent of the economic interests in Parent, Fadi Ghandour will also be a beneficiary of any future earnings and growth of Aramex.

     Effect on operations. It is expected that following completion of the transaction, the operations of Aramex will be conducted substantially as they are currently being conducted. Except as described under Section 4, neither Aramex nor any of the continuing shareholders has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving Aramex's corporate structure, business or management, such as a recapitalization, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets. However, Aramex and Purchaser or Parent, as the sole continuing shareholder of Aramex, will continue to evaluate Aramex's business and operations after the transaction, and may develop new plans and proposals that it considers to be in the best interests of Aramex and its shareholder.

     Effect on Fadi Ghandour and William Kingson. Based upon the number of outstanding shares beneficially owned by Fadi Ghandour prior to the offer and as of September 30, 2001, which is the date of the most recent unaudited financial statements available for Aramex, Fadi Ghandour owns a 25.3 percent interest in the book value and net income of Aramex on a fully diluted basis. This 25.3 percent share in Aramex's book value as of September 30, 2001 and net income for the nine months ended September 30, 2001 translates into $9.639 million and $0.8 million respectively. At the completion of the transactions contemplated by the Offer and the issue of new shares by Parent to Fadi Ghandour, and on the assumption that Aramex becomes a wholly-owned subsidiary of Purchaser, Fadi Ghandour's direct and indirect interest in Aramex's book value and net income will increase to 28.5 percent. This 28.5 percent share in Aramex's book value as of September 30, 2001, and net income for the nine months ended September 30, 2001, translates into $10.858 million and $0.9 million respectively.

     Based upon the number of outstanding shares beneficially owned by William Kingson prior to the Offer and as of September 30, 2001, William Kingson owns a
25.5 percent interest in the book value and net income of Aramex on a fully diluted basis. This 25.5 percent share in Aramex's book value as of September 30, 2001, and net income for the nine months ended September 30, 2001, translates into $9.715 million and $0.8 million respectively. At the completion of the transactions contemplated by the Offer, William Kingson's direct and indirect interest in Aramex's book value and net income will decrease to zero.

     Possible effect of the Offer on the market for the common shares. The purchase of common shares pursuant to the Offer will reduce the number of holders of common shares and the number of common shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining common shares held by the public.

     Depending upon the number of common shares purchased pursuant to the Offer, the common shares may no longer meet the requirements for continued inclusion in the Nasdaq National Market. If, as a result of the purchase of common shares pursuant to the Offer, the common shares no longer meet the criteria for continuing inclusion in the Nasdaq National Market, the market for the common shares could be adversely affected.

     In the event that the common shares no longer meet the requirements of the National Association of Securities Dealers for continued inclusion in any tier of the Nasdaq Stock Market, it is possible that the common shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the common shares and the availability of such quotations would, however, depend upon the number of holders of common shares remaining at such time, the interest in maintaining a market in common shares on the part of securities firms, the possible termination of registration of the common shares under the Exchange Act, as described below, and other factors.

     Purchaser and Parent intend to cause Aramex's common shares to be removed from quotation on the Nasdaq National Market System as soon as possible after consummation of the Offer.

     Further, you should be aware that upon removal of the common shares from quotation on the Nasdaq National Market, transfers of the common shares will be restricted under Bermuda law and will require permission by the Bermuda Monetary Authority prior to any transfer being effected.

     Exchange Act registration. The common shares are currently registered under the Exchange Act. Registration of the common shares under the Exchange Act may be terminated upon application of Aramex to the SEC if the common shares are neither listed on a national securities exchange nor held by 300 or more holders of record resident in the United States. Termination of registration of the common shares under the Exchange Act would substantially reduce the information required to be furnished by Aramex to its shareholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Aramex, including the requirement to file an annual report on Form 20-F with the SEC. Furthermore, the ability of "affiliates" of Aramex and persons holding "restricted securities" of Aramex to dispose of those securities under Rule 144 or 144A promulgated under the Securities Act of 1933 may be impaired or eliminated. If registration of the common shares under the Exchange Act were terminated, the common shares would no longer be "margin securities" or be eligible for inclusion in the Nasdaq National Market System. Purchaser currently intends to seek to cause Aramex to terminate the registration of the common shares under the Exchange Act as soon after consummation of the offer as the requirements for termination of registration are met.

     If registration of the common shares is not terminated prior to the compulsory acquisition or amalgamation, then the registration of the common shares and the quotation of the shares on the Nasdaq National Market will be terminated following the completion of the compulsory acquisition or the amalgamation.

     Margin regulations. The common shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System which has the effect, among other things, of allowing brokers to extend credit on the collateral of the common shares. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Offer, the common shares would no longer constitute "margin securities" for the purposes of the margin regulations of the Federal Reserve Board and therefore could no longer be used as collateral for loans made by brokers.

SECTION 7.  INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     Certain of Aramex's executive officers and members of the Aramex board have interests in the Offer that are in addition to the interests they share with the Aramex shareholders. The Aramex board and special committee were aware of these different interests and considered them, among other matters, in approving the Amalgamation Agreement, the Offer, the compulsory acquisition and the amalgamation.

     Concurrently with the execution of the Amalgamation Agreement, Parent, Purchaser and the Principal Shareholders entered into the Voting and Tender Agreement pursuant to which the Principal Shareholders have each agreed to tender all of the Shares owned by them in the Offer. The common shares owned by the Principal Shareholders aggregate to 2,456,655 common shares which, together with the common shares underlying the options to acquire 200,000 common shares owned by the Principal Shareholders, constitute approximately 50.8 percent of the outstanding common shares on a fully diluted basis. As a result of the Voting and Tender Agreement, including the options that the Principal Shareholders have agreed to conditionally exercise, pursuant to Rule 13d-3 under the Exchange Act, Purchaser currently beneficially owns 52.1 percent of the outstanding common shares on a fully diluted basis.

     Rula Ghandour is currently a director of Aramex. Rula Ghandour is also a Principal Shareholder in Aramex who has irrevocably agreed to tender her Shares in the Offer pursuant to the Voting and Tender Agreement. As Fadi Ghandour's spouse, Rula Ghandour is deemed to have beneficial ownership of Fadi Ghandour's options discussed below.

     It is intended upon completion of the Offer that Fadi Ghandour will serve as a director of Parent. Fadi Ghandour currently is a director for Aramex and serves as Chief Executive Officer, President, Assistant Secretary and Deputy Chairman for Aramex. Fadi Ghandour is also a Principal Shareholder in Aramex who has irrevocably agreed to tender his Shares in the Offer pursuant to the terms and subject to the conditions of the Voting and Tender Agreement. Fadi Ghandour owns options to acquire 100,000 common shares. Fadi Ghandour, who has conditionally agreed to acquire a minority stake in Parent and will be a director of Parent, has also agreed to continue under the terms of his current Employment Agreement pursuant to which he will continue in his role as Chief Executive Officer and Deputy Chairman of Aramex or the Amalgamated Company. See
Section 17.

     William Kingson is currently a director of Aramex and serves as Chairman of the Aramex board of directors. William Kingson is also a Principal Shareholder in Aramex and has irrevocably agreed to tender his Shares in the Offer pursuant to the terms and subject to the conditions of the Voting and Tender Agreement. William Kingson owns options to acquire 100,000 common shares. William Kingson signed Letters of Appointment to serve as non-executive Chairman of the board of directors of Parent and of Aramex or of the Amalgamated Company for three years and also will render certain services thereto. These appointments will take effect on the consummation of the Offer and the approval of the respective boards of directors. See Section 17.

Existing employment agreements with Fadi Ghandour and William Kingson

     Term and Salary. In January 1997, Aramex and William Kingson entered into a two-year employment agreement providing for his employment as Aramex's Chairman of the board at an initial salary of $85,000. At the same time, Fadi Ghandour entered into a two-year employment agreement providing for his employment as Aramex's President and Chief Executive Officer at an initial base salary of $115,000. Each of the employment agreements is automatically renewable for a term of one year unless Aramex provides William Kingson, or Fadi Ghandour, as the case may be, notice of termination at least 30 days prior to the end of the current term. These employment agreements are currently in force, and the base salaries of William Kingson and Fadi Ghandour remain unchanged from their initial base salary levels. The employment agreements also provide for annual cash bonuses for William Kingson and Fadi Ghandour.

     Severance Benefits. Under the existing employment agreements, William Kingson and Fadi Ghandour would each be entitled to severance benefits upon the completion of the Offer. These severance benefits would include a lump-sum payment of three times the executive's then annual base salary as well as continued employee welfare benefit coverage for twelve months. As discussed above, however, Fadi Ghandour intends to continue his employment with Aramex or the Amalgamated Company on substantially the same terms as his current employment agreement provides following the completion of the Offer, and he has waived, subject to Purchaser's acceptance for Payment of Shares, application of the clause in his employment agreement entitling him to severance benefits as triggered by this transaction only. See Section 17. William Kingson's employment agreement, on the other hand, would terminate upon completion of the offer, and he will receive a lump-sum severance payment pursuant to his employment agreement of $254,900.

     The obligation of Aramex to provide the severance benefits would be triggered by the termination of William Kingson's employment agreement as a result of a "major event." A major event is defined under the existing employment agreements to include, but not be limited to:

     - consummation of any consolidation or merger of Aramex in which Aramex is not the continuing or surviving corporation or pursuant to which Aramex shares would be converted into cash, securities or other property, other than a merger of Aramex in which the holders of Aramex's common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger;

     - consummation of any sale, lease, exchange or other transfer of all, or substantially all, of the assets of Aramex; or

     - a change of control whereby "any person" (as defined by Section 13(d) and 14(d) of the Exchange Act) (other than persons who beneficially own more than 30 percent of the capital stock of Aramex on a fully diluted and as converted basis outstanding as of the date thereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of Aramex's outstanding capital stock on a fully diluted and as converted basis at such time.

     Such obligation to provide the severance benefits would also be triggered if William Kingson or Fadi Ghandour terminated the employment agreement for "good reason." Good reason is defined in the existing employment agreements to include, but not be limited to:

     - the assignment by Aramex of duties inconsistent with, or a substantial alteration in the nature of or status of the executive's responsibilities;

     -  a reduction in base salary;

     - a relocation of Aramex's principal executive offices to any place outside the Amman area of Jordan; or

     - any material breach by Aramex of any material provision in such employment agreements.

     The employment agreements further provide that William Kingson or Fadi Ghandour, as the case may be, would be entitled to receive 60 percent of his salary for two years following the termination of his employment agreement due to his disability or incapacity to serve. In addition, in the event of the death of William Kingson or Fadi Ghandour, William Kingson or Fadi Ghandour (or their respective estates), as the case may be, would be entitled to receive a lump sum payment equal to his then annual base salary.

     Non-competition. Each employment agreement includes a one-year non-compete covenant commencing on the termination of employment.

Related party transactions.

     Aramex Hong Kong. As part of the reorganization that resulted in Aramex becoming the successor to Aramex Hong Kong, on December 13, 1996, Aramex subscribed for 100 Ordinary Shares of Aramex Hong Kong. Each share of Aramex Hong Kong outstanding before the subscription was converted by a special resolution of the shareholders of Aramex Hong Kong into non-voting deferred shares. These deferred shares do not carry voting rights (other than with respect to resolutions affecting their class rights) and are effectively subordinated to the Ordinary Shares (all of which are held by Aramex) in respect of all dividends, distributions and liquidation rights until such time as the holders of Ordinary Shares have received $100 billion. William Kingson, Fadi Ghandour, Rula Ghandour and Airborne Freight Corporation, in their capacity as shareholders of Aramex Hong Kong, retain a nominal interest in Aramex Hong Kong through their ownership of the deferred shares. Aramex Hong Kong acts as an intermediate holding company of Aramex's subsidiaries.

     Airborne Stock Purchase. On October 21, 1996, Aramex Hong Kong sold 195 shares of its Ordinary Shares to Airborne for an aggregate purchase price of $2.0 million (the "AIRBORNE STOCK PURCHASE"). After the reorganization became effective, the shares were converted into 304,688 Aramex common shares. In connection with the Airborne Stock Purchase, Airborne was granted certain "piggyback" registration rights relating to their common shares. In addition, under the terms of the Airborne Stock Purchase, Airborne was granted the right to nominate one director to Aramex's board of Directors. On April 23, 1997, Roy Liljebeck was designated by Airborne to be its board designee. He resigned in May 2000, and no director from Airborne was nominated thereafter.

     Airborne Shareholders Agreement. In connection with the Airborne Stock Purchase, William Kingson, Fadi Ghandour, Rula Ghandour and Airborne entered into a Shareholders Agreement, as amended on December 11, 1996 and December 12, 1996.


     This Shareholders Agreement provides, among other things, that, in the event Aramex transfers (as defined in the Shareholders Agreement and explained below) any common shares to certain listed competitors of Airborne or any other company primarily engaged in the transportation of air freight or air express shipments, Airborne has the right to sell all of its common shares to Aramex on the same terms and conditions as the sale to such other company. The Shareholders' Agreement further provides that, in the event William Kingson and Fadi Ghandour and/or Rula Ghandour transfer any common shares to certain listed competitors of Airborne or any other company primarily engaged in the transportation of air freight or air express shipments, it shall be a condition of such transfer that Airborne shall be offered the right to sell to such competitor all of its common shares on the same terms and conditions as the sale by William Kingson and Fadi Ghandour and/or Rula Ghandour.


     "TRANSFER" is defined to mean the direct or indirect, through intermediaries or otherwise, sale, transfer, distribution, assignment, bequest, pledge, hypothecation, encumbrance, grant of security interest in, or grant, issuance, sale or conveyance of any option, warrant or right to acquire, grant of a proxy to vote, or other disposition of common shares of Aramex and is defined to exclude a sale on the open market or the transfer of shares by Aramex in connection with a strategic acquisition or similar transaction where Aramex (directly or through one or more subsidiaries) is the acquiring party.


     The current proposed transaction does not trigger these above-described transfer provisions because Purchaser is neither a listed competitor of Airborne nor a company primarily engaged in the transportation of air freight or air express shipments.


     MED. Aramex owns 80 shares, or 80 percent of the outstanding capital stock, in Middle East Direct Marketing ("MED"), which was organized under the laws of the Isle of Jersey in 1996. Five of Aramex's shares in MED were acquired in connection with Aramex's initial public offering from Hazem Malhas, Aramex's former Chief Operating Officer, for nominal consideration. Yousef Ghandour owns the remaining 20 shares of Middle East Direct Marketing. Yousef Ghandour is Fadi Ghandour's uncle.

     Leases. Aramex leases the premises currently occupied by Aramex's London operations from Ali Ghandour, the father of Fadi Ghandour, at an annual rental of $83,000. The lease renews annually. Aramex believes that the terms of the lease are at least as favorable to Aramex as those available from unaffiliated third parties.

     Aramex also leases the premises currently occupied by Aramex's corporate offices in Amman, Jordan, from ARAM, an investment company controlled by the Ghandour family, at a 2000 annual rental of $120,000 (including a lease amount paid by Aramex's subsidiary operations in Jordan). The lease renews annually. Aramex believes that the terms of the lease are at least as favorable to Aramex as those available from unaffiliated third parties.

     Lebanese Subsidiaries. Asmahan Abboud, the sister of Fadi Ghandour, is a 50 percent shareholder in two of Aramex's Lebanese subsidiaries. In addition, Asmahan Abboud and her husband own 25 percent of the outstanding capital stock of Aramex's Lebanese MED subsidiary. Asmahan Abboud and her husband's interests in the capital and retained earnings of Aramex's Lebanese subsidiaries were $37,092 for 2000, $132,506 for 1999 and $169,866 for 1998. Asmahan Abboud and
her husband's aggregate salaries from these operations were $90,000 for 2000, $106,500 for 1999 and $96,512 for 1998. Asmahan Abboud and her husband received withdrawals from these operations of $35,550 in 2000, $5,764 in 1999 and $67,091 in 1998.

     Nominee Shareholders Agreements. Aramex has entered into nominee shareholders agreements with Fadi Ghandour and Raghida Ghandour, the sister of Fadi Ghandour, the owners of 78 percent and 22 percent, respectively, of the share capital of Arab American International Express Company (Aramex) Limited, the entity through which Aramex conducts its Jordanian operations. Fadi Ghandour and Raghida Ghandour have held their shares in Arab American International Express Company (Aramex) Limited as nominees for Aramex or Aramex's predecessors since inception of its operations on April 3, 1982. However, in January 1995, Aramex formalized the arrangement with Fadi Ghandour and Raghida Ghandour pursuant to nominee shareholder agreements that have been subsequently amended in connection with the reorganization. Pursuant to such agreements, Fadi and Raghida Ghandour confirmed that they are holding their respective shares on behalf of Aramex and that they will abide by any written instructions given by Aramex concerning the shares. Aramex agreed that it will reimburse and indemnify Fadi and Raghida Ghandour for all expenses incurred in acquiring and holding the shares. Arab American International Express Company (Aramex) Limited has been included in the consolidated financial statements of Aramex as a wholly-owned subsidiary for all periods presented herein.


     Advance Payments. Aramex had an outstanding balance representing advance salary payments paid to certain officers and employees totalling approximately $129,349, $104,111 and $48,001 as of December 31, 2000, 1999 and 1998
respectively. These advance payments are loans made in small amounts pursuant to Aramex policy, and are repaid over a short period of time by deduction from the officer's or employee's salary.


                                THE TENDER OFFER

SECTION 8.  TERMS OF THE OFFER

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Purchaser will purchase all Shares validly tendered and not properly withdrawn prior to the Expiration Date. The term "EXPIRATION DATE" means 12:00 midnight, New York City time, on Thursday, February 7, 2002, unless Purchaser, in its sole discretion, extends the period of time during which the Offer (not including any subsequent offering period) is open, in which event the term "EXPIRATION DATE" will mean the latest time and date at which the Offer (not including any subsequent offering period), as so extended, will expire.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OF THE MINIMUM TENDER CONDITION, THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED BY THE HSR ACT OR ANY OTHER APPLICABLE ANTITRUST OR COMPETITION LAWS AND THE SATISFACTION OR WAIVER OF THE OTHER CONDITIONS SET FORTH IN SECTION 18.

     In the Amalgamation Agreement, Purchaser agreed that it will not, without the prior written consent of Aramex, (a) decrease the Offer Price or change the form of consideration payable in the Offer, (b) decrease the number of Shares sought pursuant to the Offer, (c) impose conditions to the Offer in addition to those set forth in

Section 18, (d) change the conditions to the Offer (other than a reduction in the Minimum Tender Condition) or (e) make any other change in the terms or conditions of the Offer which is adverse to the holders of Shares. However, the Amalgamation Agreement provides that, without the consent of Aramex, Purchaser may (1) extend the Offer from time to time if, at the Expiration Date of the Offer (with respect to either the initial offering period or an extended offering period, as the case may be), any of the conditions set forth in Section 18 have not been satisfied or waived, (2) extend the Offer for any period required by any regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or (3) elect to provide one or more subsequent offering periods pursuant to Rule 14d-11 of the Exchange Act. In addition, Purchaser has agreed that, without the consent of Aramex, Purchaser may increase the price per share payable in the Offer and extend the Offer in connection with such increase to the extent required by law.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT PURCHASER EXERCISES ITS RIGHT TO EXTEND THE OFFER.

     If by the Expiration Date any or all of the conditions to the Offer described in Section 18 have not been satisfied or waived, Purchaser reserves the right (but Purchaser shall not be obligated), subject to the applicable rules and regulations of the SEC and subject to the terms of and the limitations set forth in the Amalgamation Agreement, to:

     (1) terminate the Offer and not pay for any Shares and return all tendered Shares to tendering shareholders,

     (2) waive or reduce all the unsatisfied conditions and, subject to any required extension, accept for payment and pay for all Shares validly tendered prior to the Expiration Date,

     (3) extend the Offer and, subject to your right to withdraw Shares until the Expiration Date, retain the Shares that have been tendered during the period or periods for which the Offer is extended, or

     (4)   amend the Offer.

     The rights Purchaser reserves in the four preceding paragraphs are in addition to its rights pursuant to Section 18. There can be no assurance that Purchaser will exercise its rights to extend the Offer. Any extension, amendment, delay, waiver or termination will be followed as promptly as practicable by public announcement. In the case of an extension of the Offer, Rule 14e-1(d) under the Exchange Act requires that the announcement be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, which such extension must be made in accordance with the public announcement requirements of Rule 14d-4(d) under the Exchange Act. Subject to applicable law, including Rules 13e-3, 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material changes be promptly disseminated to holders of Shares, Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service. As used in this Offer to Purchase, "BUSINESS DAY" has the meaning set forth in Rule 14d-1 under the Exchange Act and therefore excludes any Saturday, Sunday and U.S. federal holiday.

     Pursuant to Rule 14d-11 under the Exchange Act, Purchaser may, subject to certain conditions, provide a subsequent offering period of 3 business days to 20 business days in length following the Expiration Date. A subsequent offering period would be an additional period of time, following the Expiration Date, during which you may tender Shares not tendered during the initial offer period.

     During a subsequent offering period, tendering shareholders will not have withdrawal rights and Purchaser will promptly purchase any Shares tendered at the same price paid for Shares tendered during the initial offering period. Rule 14d-11 provides that Purchaser may provide a subsequent offering period so long as, among other things:

     (1) the initial offer period of at least 20 business days of the Offer has expired,

     (2) Purchaser offers the same form and amount of consideration for Shares in the subsequent offering period as in the initial offering period,

     (3) Purchaser accepts and promptly pays for all Shares tendered during the initial offer period and any extension thereof,

     (4) Purchaser announces the results of the Offer, including the approximate number and percentage of Shares deposited in the Offer, no later than 9:00 a.m. New York City time on the next business day after the Expiration Date and immediately begin the subsequent offering period,

     (5)   the offer is for all outstanding Shares, and

     (6) Purchaser immediately accepts and promptly pays for Shares as they are tendered during the subsequent offering period.

     The SEC has stated its view that providing for a subsequent offering period would need to be announced at least 5 business days prior to the Expiration Date. If Purchaser decides to provide a subsequent offering period, Purchaser intends to make a public announcement of this decision at least 5 business days in advance of the Expiration Date.

     If Purchaser extends the Offer or if Purchaser is delayed in its acceptance for payment of or payment (whether before or after its acceptance for payment of Shares) for Shares or Purchaser is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to its rights under the Offer, the depositary may retain tendered Shares on its behalf, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in Section 10. However, Purchaser's ability to delay the payment for Shares Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities tendered by or on behalf of holders of securities promptly after the termination or withdrawal of such bidder's offer.

     If Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or if Purchaser changes a material condition of the Offer, Purchaser will extend the Offer and disseminate additional tender offer materials to the extent required by Rules 13e-3, 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. If there is a change in price, a change in the percentage of securities sought or a change in the dealer manager's soliciting fee, the offer must be kept open for at least 10 business days from the date that notice of this change is first published or sent to holders of Shares.

     The Shares eligible to be tendered in the Offer include Shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share as described in Section 4.

     Aramex has provided Purchaser with its shareholder and option holder lists and security position listings for the purpose of disseminating the Offer to holders of Shares. Purchaser will mail this Offer to Purchase, the related Letter of Transmittal and other relevant materials to record holders of Shares, and will furnish the same to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder lists, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares. The Schedule 14D-9 will also be included in the package of materials.

SECTION 9.  PROCEDURES FOR TENDERING SHARES

     Valid tender. Except as set forth below, in order for the Shares (other than Option Shares) to be validly tendered in the Offer, either (a) you must deliver to the depositary at one of its addresses set forth on the back cover page of this Offer to Purchase prior to the Expiration Date, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message, and any other required documents, and either (1) certificate(s) for tendered Shares ("SHARE CERTIFICATES") must be received by the depositary at one of such addresses or (2) such Shares must be delivered pursuant to the procedures for book-entry transfer set forth below (and a Book-Entry

Confirmation received by the depositary), in each case prior to the Expiration Date, or (b) you must comply with the guaranteed delivery procedures set forth below. Purchaser intends to accept for purchase the Shares tendered pursuant to the Offer only if they are free and clear of all encumbrances, liens, restrictions, charges or other third party rights and with all existing and future rights attaching to them.

     Book-Entry Transfer. The depositary will establish an account with respect to the Shares at the Depository Trust Company ("DTC" or the "BOOK-ENTRY TRANSFER FACILITY") for purposes of the Offer within 2 business days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the depositary's account in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer into the depositary's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message, and any other required documents, must, in any case, be transmitted to, and received by, the depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedures described below. The confirmation of a book-entry transfer of Shares into the depositary's account at the Book-Entry Transfer Facility as described above is referred to in this Offer to Purchase as a "BOOK-ENTRY CONFIRMATION". DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     The term "AGENT'S MESSAGE" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against such participant.

     Participants in DTC may tender their Shares in accordance with DTC's Automated Tender Offer Program, to the extent it is available to such participants for the Shares they wish to tender. A shareholder tendering through the Automated Tender Offer Program must expressly acknowledge that the shareholder has received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such shareholder.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT YOUR ELECTION AND RISK, AND DELIVERY WILL BE CONSIDERED MADE ONLY WHEN THE DEPOSITARY ACTUALLY RECEIVES THEM. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Signature guarantees. No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder (which term, for purposes of this Section 9, includes any participant in the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (b) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is used in Rule 17Ad-15 under the Exchange Act (each such institution, an "ELIGIBLE INSTITUTION"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Letter of Transmittal.

     If Share Certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or Share Certificates for Shares not tendered or not accepted for payment are to be returned, to a person other than the registered holder of the Share Certificates surrendered, the tendered Share Certificates must be endorsed or accompanied by appropriate share transfer forms, in either case signed exactly as the name or names of the registered holders appear on the Share Certificates, with the signatures on the Share

Certificates or share transfer forms guaranteed as described above. See Instructions 1 and 5 to the Letter of Transmittal.

     If Share Certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with all requisite signature guarantees must accompany each such delivery.

     If you hold Shares through brokers or banks, you are urged to consult with the brokers or banks to determine whether transaction costs may apply if you tender Shares through the brokers and banks and not directly to the depositary.

     Guaranteed delivery. If you want to tender Shares pursuant to the Offer and your Share Certificates are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary prior to the Expiration Date, your Shares may still be tendered if all the following conditions are met:

     (a)   your tender is made by or through an Eligible Institution;

     (b) the depositary receives, as described below, a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, prior to the Expiration Date; and

     (c) the depositary receives the Share Certificates representing all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation with respect to all such Shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents within 3 trading days after the date of execution of such Notice of Guaranteed Delivery. A trading day is any day on which the Nasdaq National Market is open for business.

     You may deliver the Notice of Guaranteed Delivery by hand to the depositary or by telegram, facsimile transmission or mail and you must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

     Notwithstanding any other provision of the Offer, Purchaser will pay for Shares only after timely receipt by the depositary of (a) Share Certificates for (or a timely Book-Entry Confirmation with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the depositary. UNDER NO CIRCUMSTANCES WILL PURCHASER PAY INTEREST ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     Purchaser's acceptance for payment of Shares validly tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and Purchaser upon the terms and subject to the conditions of the Offer.

     Conditional option exercises. The Shares eligible to be tendered in the Offer include common shares issuable upon the conditional exercise of exercisable options to purchase common shares having exercise prices of less than $12.00 per share. Such option holders may conditionally exercise any or all of their eligible options by executing and delivering to Aramex a Notice of Conditional Exercise, which will be provided to eligible option holders by Aramex together with a Memorandum to Eligible Option Holders and Instructions for Conditional Exercise. Eligible option holders who elect to conditionally exercise options may not use the Letter of Transmittal, and instead must use the Notice of Conditional Exercise, to direct the tender of Option Shares. All Option Shares resulting from a conditional exercise will be tendered in the Offer on behalf of the option holder by Aramex, as agent for the option holder. If an eligible option holder chooses to conditionally exercise options in accordance with the procedures described above and in the Instructions for Conditional Exercise and the Memorandum to Eligible Option Holders, the Option Shares will have been validly tendered in the Offer.

     The exercise of such options will be "conditional" because eligible option holders will be deemed to exercise their options only if, and to the extent that, Purchaser actually accepts for payment and pays for the Option Shares underlying such options in the Offer. If the Shares are accepted for payment and paid for by Purchaser pursuant to the Offer, the options in respect of the Option Shares tendered will have been irrevocably exercised. If the Shares are not accepted by Purchaser pursuant to the Offer, the options in respect of the Option Shares will not be exercised.

     Purchaser has been informed by Aramex that eligible option holders will be permitted to conditionally exercise options and acquire the Option Shares on a "nil paid" basis (which means that the option holder does not have to pay the exercise price on exercise; this will remain outstanding as a liability, payable by the Purchaser if it becomes the registered holder of your Option Shares) for the purpose of allowing eligible option holders to tender Option Shares in the Offer. An eligible option holder will not be required to pay cash for the exercise price upon conditional exercise. The consideration received by an option holder whose Option Shares are purchased pursuant to the Offer will be an amount per Option Share equal to the difference between $12.00 and the exercise price relating to the Option Share so purchased pursuant to the Offer, without interest less any required withholding taxes.

     Eligible option holders should read this Offer to Purchase, the related Letter of Transmittal, the Memorandum to Eligible Option Holders, the Notice of Conditional Exercise and the related Instructions for Conditional Exercise. Eligible option holders who wish to conditionally exercise options and tender Option Shares in the Offer should review the information, and must follow the instructions, contained in the Memorandum to Eligible Option Holders and the Instructions for Conditional Exercise.

     In addition to the conditional exercise procedures described above, holders of exercisable options to acquire Shares having exercise prices of less than $12.00 per share may exercise such options in advance of the Expiration Date and tender Shares issued upon exercise by following the instructions and procedures for tendering shareholders. Such exercise of options is not revocable, regardless of whether any of the Shares issued upon such exercise and tendered in the Offer are accepted for payment pursuant to the Offer.

     Eligible option holders who also hold Aramax common shares directly and wish to tender such shares in the Offer must execute and deliver a Letter of Transmittal with respect to such shares in accordance with the instructions set forth in this Offer to Purchase and the Letter of Transmittal.


     Appointment as attorney and proxy. By executing a Letter of Transmittal as set forth above, you are irrevocably appointing Purchaser's designees as your attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of your rights with respect to the Shares that you tender and that Purchaser accepts for payment and with respect to any and all other Shares or other securities or rights issued or issuable in respect of such Shares on or after January 10, 2002 (the "APPLICABLE DATE"). All such powers of attorney and proxies will be irrevocable and considered coupled with an interest in the tendered Shares. This appointment will be effective when, and only to the extent that Purchaser accepts such Shares for payment pursuant to the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by you with respect to such Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser's designees will be empowered to exercise all voting and other rights with respect to the Shares and other securities or rights in respect of any annual, special, adjourned or postponed meeting of Aramex's shareholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon its acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares and other securities or rights, including voting at any meeting of shareholders.


     The foregoing powers of attorney and proxies are effective only upon acceptance for payment of Shares pursuant to the Offer. The Offer does not constitute a solicitation of proxies, absent a purchase of Shares, for any meeting of Aramex's shareholders, including with respect to the approval of the separate Bermuda law amalgamation agreement containing the terms and conditions of the amalgamation set forth in the Amalgamation

Agreement, which will be made only pursuant to separate proxy solicitation materials complying with applicable law and, to the extent applicable, the Exchange Act.

     Determination of validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders determined by Purchaser not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right to waive any condition of the Offer or any defect or irregularity in the tender of any Shares of any particular shareholder whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Shares will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of Purchaser, Parent, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and its instructions) will be final and binding on all parties.

     Backup withholding. In order to avoid "backup withholding" of U.S. federal income tax on payments of cash pursuant to the Offer, the compulsory acquisition or the amalgamation, you must, unless an exemption is otherwise established, provide the depositary with either (1) your correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that you are not subject to backup withholding or
(2) certify that you are a non-U.S. person on a Form W-8BEN, Certificate of Foreign Status. If you do not provide your correct TIN or you fail to provide the certifications described above, the United States Internal Revenue Service (the "IRS") may impose a penalty on you and the payment of cash to you pursuant to the Offer may be subject to backup withholding at a rate of 30 percent of the amount of such payment. All shareholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 or Form W-8BEN, as applicable, included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Purchaser and the depositary).

SECTION 10.  WITHDRAWAL RIGHTS

     Except as otherwise described in this Section 10, tenders of Shares made in the Offer are irrevocable. You may withdraw Shares that you previously tendered in the Offer at any time until the initial offer period and any extensions of such period have expired. If Purchaser decides to provide a subsequent offering period, Purchaser will accept Shares tendered during that period immediately and thus you will not be able to withdraw Shares tendered in the offer during any subsequent offering period.

     For your withdrawal to be effective, you must timely deliver to the depositary at one of its addresses set forth on the back cover page of this Offer to Purchase a written, telegraphic or facsimile transmission notice of withdrawal. This notice must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who tendered the Shares. If Share Certificates have been delivered or otherwise identified to the depositary, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the depositary and, unless such Shares have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been delivered pursuant to the procedure for book-entry transfer as set forth in Section 9, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the Book-Entry Transfer Facility's procedures.

     You may not rescind a withdrawal of Shares, and any Shares that you properly withdraw will be considered not validly tendered for purposes of the Offer. However, you may retender withdrawn Shares by again following one of the procedures described in Section 9 at any time prior to the Expiration Date.

     Option shares tendered may only be withdrawn as set forth in the Memorandum to Eligible Option Holders and the Instructions for Conditional Exercise.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, which determination will be final and binding. None of Purchaser, Parent, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     If Purchaser extends the Offer or if Purchaser is delayed in its acceptance for payment of or payment (whether before or after its acceptance for payment of Shares) for Shares or Purchaser is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to its rights under the Offer, the depositary may retain tendered Shares on its behalf, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this Section 10. However, Purchaser's ability to delay the payment for Shares that Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities tendered by or on behalf of holders of securities promptly after the termination or withdrawal of such bidder's offer.

SECTION 11.  ACCEPTANCE FOR PAYMENT AND PAYMENT

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment and paying for, all Shares validly tendered and not withdrawn (as permitted by Section 10) promptly after the Expiration Date. All questions as to the satisfaction of such terms and conditions will be determined by Purchaser, in its sole discretion, and its determination will be final and binding on all parties. See Section 8 and Section 18. Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of or payment for Shares in order to comply in whole or in part with any applicable law, including, without limitation, the HSR Act or any other applicable antitrust or competition law. See Section 20. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay the consideration offered or return the securities tendered by or on behalf of holders of securities promptly after the termination or withdrawal of such bidder's offer).

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the depositary of (a) Share Certificates for (or a timely Book-Entry Confirmation with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (c) any other documents required by the Letter of Transmittal.

     For purposes of the Offer, Purchaser will be considered to have accepted for payment, and thereby purchased, Shares validly tendered if and when Purchaser gives written notice to the depositary of Purchaser's acceptance for payment of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price with the depositary, which will act as agent for validly tendering shareholders for the purpose of receiving payment from Purchaser and transmitting payment to tendering shareholders.

     UNDER NO CIRCUMSTANCES WILL PURCHASER PAY INTEREST ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT. Upon the deposit of all required funds with the depositary for the purpose of making payments in full to tendering shareholders, its obligation to make such payment shall be satisfied and tendering shareholders must thereafter look solely to the depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer. Purchaser will pay stock transfer taxes with respect to the transfer and sale to Purchaser or to its order pursuant to the Offer except as otherwise provided in Instruction 6 to the Letter of Transmittal. Purchaser will pay any charges and expenses of the depositary and the information agent.

     If Purchaser is delayed in its acceptance for payment (whether before or after acceptance for payment of Shares) of or payment for Shares or Purchaser is unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to its rights under the Offer (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the depositary may, nevertheless, on Purchaser's behalf, retain tendered

Shares, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to exercise, and duly exercise, withdrawal rights as described in Section 10.

     If Purchaser does not purchase any tendered Shares pursuant to the Offer for any reason, Purchaser will return Share Certificates for any such unpurchased Shares, without expense to you (or, in the case of Shares delivered by book-entry transfer of such Shares into the depositary's account at the Book-Entry Transfer Facility pursuant to the procedure set forth in Section 9, such Shares will be credited to an account maintained at the Book-Entry Transfer Facility), as promptly as practicable after the expiration, termination or withdrawal of the Offer.

     IF, PRIOR TO THE EXPIRATION DATE, PURCHASER INCREASES THE PRICE OFFERED TO HOLDERS OF SHARES IN THE OFFER, PURCHASER WILL PAY THE INCREASED PRICE TO ALL HOLDERS OF COMMON SHARES (AND THE INCREASED PRICE DIFFERENTIAL IN THE CASE OF OPTION SHARES) THAT ARE PURCHASED IN THE OFFER, WHETHER OR NOT SUCH SHARES WERE TENDERED PRIOR TO THE INCREASE IN PRICE.

     Parent and Purchaser reserve the right to transfer or assign, in whole or from time to time in part, to one or more direct or indirect wholly-owned subsidiaries, the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Parent or Purchaser of their obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment in the Offer.

     If Purchaser provides a subsequent offering period following the Offer, Purchaser will immediately accept and promptly pay for all Shares as they are tendered in the subsequent offering period.

SECTION 12.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences that may be relevant to a U.S. holder with respect to the exchange of common shares for cash pursuant to the Offer, the compulsory acquisition or the amalgamation. For purposes of this summary, a "U.S. holder" is a beneficial owner of common shares that, for U.S. federal income tax purposes, is: (1) a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if it has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (a) a court within the United States is able to exercise primary supervision over administration of the trust and (b) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common shares, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. For purposes of this summary, a "non-U.S. holder" is a beneficial owner who is not a U.S. holder.


     This summary does not purport to be a complete description of all tax consequences that may be relevant to U.S. holders. In particular, this summary applies only to U.S. holders who hold common shares as capital assets. Except where specified, this summary does not address the U.S. federal income tax considerations applicable to holders that may be subject to special tax rules, such as partnerships, S corporations and other pass-through entities, banks, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt entities, persons that hold common shares as part of an "integrated," "hedging" or "conversion" transaction or synthetic security or as a position in a "straddle" for U.S. federal income tax purposes, holders that have a "functional currency" other than the U.S. dollar, individuals who renounced their U.S. citizenship or terminated their long-term U.S. residency, holders that acquired their common shares by means of the exercise of employee stock options or otherwise as compensation, broker-dealers or dealers in securities or currencies, traders in securities who elect to apply a mark-to-mark method of accounting, or any holders that own or at any time in the past five years have owned directly, indirectly, or constructively by rules of attribution, 10 percent or more of the outstanding common shares.



     Aramex believes, and the discussion below is based upon the assumption that, Aramex is not a "passive foreign investment company," a "controlled foreign corporation" or a "foreign personal holding company" for U.S. federal income tax purposes. If, notwithstanding Aramex's determination in this regard, the IRS were to successfully assert that Aramex should be characterized as a "passive foreign investment company," a "controlled foreign corporation" or a "foreign personal holding company" for U.S. federal income tax purposes, the tax consequences described below could differ, and, in particular, any gain recognized by a U.S. holder could be characterized as ordinary income.

     This summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

     Holders are encouraged to consult their own tax advisors regarding the particular U.S. federal, state, local and foreign tax consequences to them of the Offer, the compulsory acquisition or amalgamation.

     Exchange of common shares pursuant to the Offer, compulsory acquisition or amalgamation. The receipt of cash for common shares pursuant to the Offer, the compulsory acquisition or the amalgamation will generally be a taxable transaction to a U.S. holder for U.S. federal income tax purposes. If as a U.S. holder you surrender your common shares in the Offer, the compulsory acquisition or the amalgamation, you will generally recognize gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the common shares. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period is more than one year at the time you surrender your common shares. Long-term capital gains of a non-corporate shareholder may be subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

     Holders of options issued under Aramex's stock option plan to acquire common shares who conditionally exercise their options and thereby validly tender the common shares underlying those options in the Offer and whose common shares are accepted for payment pursuant to the Offer will be treated as receiving compensation income per common share sold equal to the excess of $12.00 over the exercise price per share of the relevant option. Such income will be taxed to the option holder at ordinary income rates and will be subject to withholding for income and employment taxes. In addition, amounts paid to such option holders may be subject to the backup withholding and information reporting rules described below and in Section 9.


     Backup withholding and information reporting. Payments to which you are entitled pursuant to the Offer, the compulsory acquisition and the amalgamation may be subject to U.S. backup withholding (at a rate of 30 percent) and information reporting requirements. Backup withholding will apply to a U.S. holder unless such holder (1) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or (2) provides a correct taxpayer identification number to the payer, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. U.S. holders should complete and sign the substitute Form W-9, which is included with the Letter of Transmittal to be returned to the depositary, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is otherwise proved in a manner satisfactory to the depositary. The IRS may impose penalties on U.S. holders who fail to furnish their correct taxpayer identification number or the required certification. Payments to U.S. holders may also be subject to information reporting requirements, which include providing the IRS with the name, address and taxpayer identification number of the beneficial owner of the Shares and the aggregate amount of payments made to such beneficial owner.


     Non-U.S. holders generally will not be subject to backup withholding and information reporting requirements if they provide certification of non-U.S. status on IRS Form W-8BEN (or a suitable substitute form). Non-U.S. holders should consult their tax advisors regarding the imposition of backup withholding and information reporting on the disposition of the Shares.

     Amounts withheld as backup withholding may be credited against a holder's U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

     THE FOREGOING U.S. FEDERAL INCOME TAX DISCUSSION MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. IT DOES NOT ADDRESS SPECIAL RULES WHICH MAY APPLY BASED ON A HOLDER'S TAX STATUS,

INDIVIDUAL CIRCUMSTANCES OR OTHER FACTORS UNRELATED TO THE OFFER, THE AMALGAMATION OR THE COMPULSORY ACQUISITION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE OFFER, THE COMPULSORY ACQUISITION OR THE AMALGAMATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAWS.

SECTION 13. PRICE RANGE OF COMMON SHARES; DIVIDENDS ON COMMON SHARES; PURCHASES OF COMMON SHARES

     The common shares are listed on the Nasdaq National Market under the symbol ARMX. The following table sets forth the high and low closing prices per common share, as reported in publicly available sources for the periods indicated. Aramex did not pay any dividends on the common shares during such periods.

                                                               HIGH      LOW
                                                              ------    ------
2000:
First quarter...............................................  $15.00    $ 8.38
Second quarter..............................................  $12.25    $ 9.13
Third quarter...............................................  $13.00    $10.00
Fourth quarter..............................................  $11.50    $ 7.97
2001:
First quarter...............................................  $12.50    $ 9.31
Second quarter..............................................  $11.75    $10.20
Third quarter...............................................  $11.10    $ 8.20
Fourth quarter..............................................  $10.10    $ 8.10

     On January 3, 2002, the last full trading day prior to the announcement of the terms of the Offer, the closing price for the common shares was $10.10 per share.


     None of the persons listed in Schedule I and Schedule II, Parent, Purchaser, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd. or Aramex currently own any Shares except as otherwise described in the following chart:


NAME                                                          SHARE OWNERSHIP
----                                                          ---------------
Fadi Ghandour(1)............................................     1,325,055
Rula Ghandour(2)............................................     1,325,055
William Kingson(3)..........................................     1,331,600
Hazem Malhas(4).............................................        31,215
Ayed Al-Jeaid...............................................         5,000
Safwan Malek Masri(5).......................................         6,000
Henry Azzam.................................................            --
Frank Mountcastle...........................................            --
Emad Shishtawi..............................................         6,500
Camille Tam Nasrallah.......................................        13,400
Safwan Tannir(6)............................................        12,200
Bashar Obeid(7).............................................         3,250
Iyad Kamal..................................................         5,150
Adrian Horsley(8)...........................................         3,000
Yousef Ghandour(9)..........................................         2,300
Osama Fattaleh(10)..........................................         4,100

---------------

(1) Includes (a) 606,305 common shares owned by Fadi Ghandour; (b) 618,750 common shares owned by Fadi Ghandour's spouse, Rula Ghandour; and (c) options owned by Fadi Ghandour to purchase 100,000 common shares.

(2) Includes (a) 618,750 common shares owned by Rula Ghandour; (b) 606,305 common shares owned by Rula Ghandour's spouse, Fadi Ghandour; and (c) options owned by Fadi Ghandour to purchase 100,000 common shares.

(3) Includes 1,231,600 common shares and options to purchase 100,000 common shares.

(4)  Includes 22,215 common shares and options to purchase 9,000 common shares.

(5)  This amount represents options to purchase 6,000 common shares.

(6)  Includes 6,200 common shares and options to purchase 6,000 common shares.

(7)  This amount represents options to purchase 3,250 common shares.

(8)  This amount represents options to purchase 3,000 common shares.

(9)  Includes 800 common shares and options to purchase 1,500 common shares.

(10) Includes 2,600 common shares and options to purchase 1,500 common shares.

     Fadi Ghandour, who it is intended will be a minority shareholder and director of Parent upon completion of the Offer, together with his wife Rula Ghandour, owns 1,225,055 common shares. Fadi Ghandour owns options to acquire 100,000 common shares. Fadi Ghandour entered into the Voting and Tender Agreement with Parent, Purchaser and the other Principal Shareholders pursuant to which he has irrevocably agreed to tender all of his Shares during the initial offer period as more fully explained in Section 17. William Kingson, who it is intended will be a director of Parent upon completion of the Offer, owns 1,231,600 common shares. William Kingson owns options to acquire 100,000 common shares. William Kingson entered into the Voting and Tender Agreement with Parent, Purchaser and the other Principal Shareholders pursuant to which he irrevocably agreed to tender all of his Shares during the initial offer period as more fully explained in Section 17.

Purchases of common shares

     The following table sets forth the common shares purchased by Aramex since January 1, 2000.

                                                           NUMBER OF          COST OF         PRICE
QUARTER ENDED                                           SHARES ACQUIRED   SHARES ACQUIRED   PER SHARE
-------------                                           ---------------   ---------------   ---------
December 31, 2001.....................................       1,000            $8,500          $8.50

     The following table sets forth the common share purchases by the Schedule 13E-3 filing persons within the last two years. The Schedule 13E-3 filing persons have not bought or sold any common shares during the past 60 days.

PURCHASER                                           DATE         NUMBER OF SHARES    PRICE PER SHARE
---------                                      --------------    ----------------    ---------------
William Kingson..............................  March 10, 2000         2,500              $11.625
                                               March 13, 2000         1,000              $11.875
                                               March 16, 2000           100              $14.00
                                               March 17, 2000         2,000              $15.125
                                               March 20, 2000           400              $14.50
                                               March 21, 2000         1,000              $13.25
                                               March 24, 2000         3,000              $13.75

SECTION 14.  CERTAIN INFORMATION CONCERNING ARAMEX

     Aramex provides a wide range of international and domestic express package delivery, freight forwarding, logistics and other transportation services primarily to, from and within the Middle East and the Indian Sub-Continent. Aramex operates in 120 locations in 33 countries. Aramex's principal place of business is 2 Badr Shaker Alsayyab Street, Um Uthayna, P.O. Box 3371, Amman 11181, Jordan and Aramex's telephone number at that address is +962-6-551-5111.

     The authorized share capital of Aramex consists of 15,000,000 common shares, par value $0.01 per share, and 5,000,000 preferred shares, par value $0.01 per share. As of January 3, 2002, Aramex had 4,895,887 common shares issued and outstanding and no preferred shares were issued and outstanding. Aramex had outstanding as of January 3, 2002, warrants to purchase 46,925 common shares. See Section 4. Aramex also had outstanding as of January 3, 2002, options to purchase 285,650 common shares. In connection with the Offer, Aramex extended the exercise period for options scheduled to expire during the offer period to enable option holders to participate in the Offer. See Section 4.

     William Kingson is on the management committee of Aramex. William Kingson also has been the Chairman of Aramex's board of directors and a director of Aramex since 1996. William Kingson's address is c/o 866 United Nations Plaza, Suite #451, New York, N.Y. 10017 and his telephone number is +1-212-752-5660.

     During the last five years, to the best of our knowledge, none of the persons listed on Schedule II (which lists the name, citizenship, business address, principal occupation or employment and five-year employment history for each of the directors and executive officers of Aramex) nor Aramex (1) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) was a party to a judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of any federal or state securities laws.

     Except as set forth in this Offer to Purchase, none of the persons listed on Schedule II hereto, nor Aramex and each associate or majority-owned subsidiary of Aramex beneficially owns any equity security of Aramex, and none of the persons listed on Schedule II hereto nor Aramex, any pension, profit-sharing or similar plan of Aramex, and each associate or majority owned subsidiary of Aramex (including each associate of Fadi Ghandour and William Kingson) has effected any transaction in any equity security of Aramex during the past 60 days.

     Except as set forth in this Offer to Purchase, none of the persons listed on Schedule II hereto nor Aramex has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Aramex, including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of Aramex, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

     Except as set forth in this Offer to Purchase, there have been no transactions during the last two years between anyone on Schedule II or Aramex and Aramex or any of Aramex's affiliates that are not natural persons where the aggregate value of the transaction was more than $850,000.

     Except as set forth in this Offer to Purchase, there have been no transactions during the last two years between anyone on Schedule II or Aramex and any executive officer or director or affiliate of Aramex that is a natural person where the aggregate value of the transaction or series of similar transactions with that person exceeded $60,000.

     Solicitation or employment by Aramex. Aramex's Chairman of the Board and director, William Kingson, its President, Deputy Chairman, Chief Executive Officer, Assistant Secretary and director, Fadi Ghandour, and its Group Financial Controller, Bashar Obeid, are the only persons employed by Aramex who may make solicitations or recommendations in connection with this transaction and whose services are being rendered in connection with this transaction, but Messrs. Kingson, Ghandour and Obeid will not receive any additional compensation in connection with such services. BB&T Capital Markets has been retained by Aramex to act as its financial advisor and to provide a fairness opinion in connection with this transaction. See Section 5.

     Available information. Aramex is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning Aramex's directors and officers, their remuneration, stock options granted to them, the principal holders of Aramex's securities, any material interests of such persons in transactions with Aramex and other matters is required to be disclosed in Annual Reports filed on Form 20-F. Such reports are available for inspection at the public reference room at the SEC's office at 450 Fifth Street, N.W. Washington, D.C. 20549 Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, such as Aramex, who file electronically with the SEC. The address of that site is http://www.sec.gov.


     Aramex information. The information concerning Aramex contained in this Offer to Purchase has been taken from or based upon publicly available documents on file with the SEC and other publicly available information and information provided by Aramex. Although none of Parent, Purchaser, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Arif Naqvi, Ali Samir al Shihabi, Imtiaz Hydari, Salman Mahdi, Shirish Saraf the dealer manager or the information agent has any knowledge that any such information is untrue, none of Parent, Purchaser, Rasmala Buyout Fund LP, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Arif Naqvi, Ali Samir al Shihabi, Imtiaz Hydari, Salman Mahdi, Shirish Saraf the dealer manager or the information agent assumes any responsibility for the accuracy or completeness of such information or for any failure by Aramex to disclose events that may have occurred and may affect the significance or accuracy of any such information.

                             FINANCIAL INFORMATION

                      CONSOLIDATED STATEMENTS OF OPERATION

      (IN THOUSANDS OF U.S. DOLLARS EXCEPT FOR SHARES AND PER SHARE DATA)


                                                      YEAR ENDED            NINE MONTHS ENDED
                                                     DECEMBER 31,             SEPTEMBER 30,
                                                ----------------------    ----------------------
                                                 1999(1)      2000(1)      2000(2)      2001(2)
                                                ---------    ---------    ---------    ---------
STATEMENT OF INCOME DATA:
  Revenues:
     International express....................     46,160       47,755       35,416       37,071
     Freight forwarding.......................     34,525       41,110       30,014       33,835
     Domestic express(3)......................      9,332       11,579        8,503       10,221
     MED......................................      2,619        3,313        2,154        2,243
     Other(4).................................      2,492        2,758        1,576        1,992
                                                ---------    ---------    ---------    ---------
  Total revenues..............................     95,128      106,515       77,663       85,362
  Shipping costs..............................     50,352       57,175       41,583       45,408
  Gross profit................................     44,776       49,340       36,080       39,954
  Operating expenses..........................     13,177       13,947       10,649       11,259
  Selling, general and administrative
     expenses.................................     26,868       29,598       21,895       24,149
  Operating income............................      4,731        5,795        3,536        4,546
  Share of loss from investment in
     affiliate................................         --         (783)          --         (635)
  Interest income.............................        491          497          342          391
  Interest expense............................        (90)         (78)         (56)         (86)
  Gain (loss) on sale of fixed assets.........        (24)         (23)          10          (14)
  Exchange gain (loss)........................        (80)          22           13         (165)
  Other income (loss).........................         15           80           43           17
                                                ---------    ---------    ---------    ---------
  Income before income taxes..................      5,043        5,510        3,888        4,054
  Provision for income taxes..................       (377)        (345)        (214)        (333)
  Minority interests..........................       (457)        (313)        (368)        (518)
                                                ---------    ---------    ---------    ---------
  Net income..................................  $   4,209    $   4,852    $   3,306    $   3,203
                                                =========    =========    =========    =========
  Earnings per common share
     Basic....................................  $    0.86    $    1.00    $    0.68    $    0.66
     Diluted..................................  $    0.85    $    0.97    $    0.66    $    0.64
  Weighted average common shares outstanding
     Basic....................................  4,876,732    4,875,120    4,874,538    4,882,875
     Diluted..................................  4,961,453    4,976,902    4,996,280    4,992,960
  Cash Dividends Per Share Declared...........         --           --           --           --
  Ratio of earnings to fixed charges..........       34.8         45.3         44.5         36.0
  Book Value per common share.................  $    6.03    $    7.17    $    6.64    $    7.80
U.S. GAAP
  Operating income............................  $   4,731    $   5,795    $   3,536    $   4,546
  Net income..................................  $   4,209    $   4,852    $   3,306    $   3,203
  Earnings per common share
     Basic....................................  $    0.86    $    1.00    $    0.68    $    0.66
     Diluted..................................  $    0.85    $    0.97    $    0.66    $    0.64


---------------


(1) The consolidated financial statements of Aramex have been prepared in accordance with International Accounting Standards ("IAS"). For purposes of these financial statements, there are no significant differences between Aramex's accounting principles utilized and the United States generally accepted accounting principles ("US GAAP") except as stated in the notes to the consolidated financial statements in Aramex's Annual Report filed on Form 20-F on July 2, 2001 and incorporated herein by reference.

(2) The interim consolidated financial statements of Aramex have been prepared in accordance with IAS. For purposes of these interim financial statements, there are no significant differences between Aramex's accounting principles utilized and US GAAP as noted in Aramex's quarterly financial statement filed on Form 6-K on December 31, 2001 and incorporated herein by reference.



(3) Domestic express revenues are derived from the intra-country delivery of packages, primarily by ground transportation.



(4) Other revenue derived from Aramex's re-mail, travel and tourism and special services.


                            ARAMEX AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                     NINE MONTHS
                                                                  YEAR ENDED            ENDED
                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                                     2000               2001
                                                              ------------------    -------------
ASSETS
Current assets..............................................        39,319             44,357
Non-current assets..........................................        14,236             14,548
                                                                    ------             ------
  Total assets..............................................        53,555             58,905
                                                                    ======             ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities.........................................        13,680             15,751
Non-current liabilities.....................................         2,856              2,968
                                                                    ------             ------
  Total liabilities.........................................        16,536             18,719
                                                                    ------             ------
Minority interests in subsidiaries..........................         2,059              2,088
                                                                    ------             ------
Total shareholders' equity..................................        34,960             38,098
                                                                    ------             ------
  Total liabilities and shareholders' equity................        53,555             58,905
                                                                    ======             ======

SECTION 15.  CERTAIN INFORMATION CONCERNING THE BIDDERS

     Purchaser is a newly formed company organized under the laws of Bermuda with its principal place of business located at Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. Purchaser is a wholly-owned subsidiary of Parent that to date has not conducted any business other than in connection with the Offer.


     Parent is an exempted company incorporated with limited liability under the laws of the Cayman Islands with its principal place of business located at Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. One hundred percent of the voting power of Parent is owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited. A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that 75 percent of the voting power of Parent will be owned for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited, and 25 percent of the voting power will be owned by Fadi Ghandour upon consummation of the Offer. At that time, the economic interests in Parent, which mainly arises out of the ownership of its non-voting shares, will be owned 60 percent for and on behalf of Rasmala Buyout Fund LP by its general partner, Rasmala General Partners II Limited; 28.5 percent by Fadi Ghandour and 11.5 percent by Champa Co-Investors (Cayman) Limited, a company all of the voting shares of which are owned by Rasmala Partners Ltd. Parent has not conducted any business to date other than in connection with the Offer but it is contemplated that it may also be used for making future investments for Rasmala Buyout Fund LP.


     Rasmala Buyout Fund LP is an exempted limited partnership formed under the laws of the Cayman Islands with its principal place of business located at Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. The general partner of Rasmala Buyout Fund LP is Rasmala General Partners II Limited and the limited partnership interest is primarily owned by Groupe Cupola through a wholly-owned subsidiary. Other than the offer of limited partnership interests, Rasmala Buyout Fund LP has not conducted any business to date except in connection with the Offer but it is contemplated that it will acquire controlling equity positions in, primarily, Middle Eastern companies and create value through the use of leverage, operational improvements and management incentives.


     Champa Co-Investors (Cayman) Limited is an exempted company incorporated with limited liability under the laws of the Cayman Islands with its principal place of business located at Emirates Tower Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. All of the voting shares of Champa Co-Investors (Cayman) Limited are owned by Rasmala Partners Ltd. Based on a Subscription and Shareholders' Agreement which has been entered into, it has conditionally been agreed that Champa Co-Investors (Cayman) Limited will own
11.5 percent of the economic interest in Parent.


     Fadi Ghandour is a Principal Shareholder of Aramex who, along with the other Principal Shareholders, has irrevocably agreed to tender his Shares in the Offer pursuant to the Voting and Tender Agreement described in Section 17. Fadi Ghandour owns options to acquire 100,000 common shares. A Subscription and Shareholders' Agreement has been entered into under which it has been conditionally agreed that, upon completion of the Offer, Fadi Ghandour will own 25 percent of the voting power of Parent, and an economic interest in Parent of
28.5 percent. It is intended upon completion of the Offer that Fadi Ghandour will serve as a director for Parent. Fadi Ghandour currently serves as Chief Executive Officer, President, director, Deputy Chairman of the board and Assistant Secretary of Aramex, and has agreed to continue to serve under the terms of his current Employment Agreement in his capacity as Chief Executive Officer of Aramex or the Amalgamated Company. Fadi Ghandour's business address is 2 Badr Shaker Alsayyab Street, Um Uthayna, P.O. Box 3371, Amman 11181, Jordan, and the telephone number at this address is +962-6-551-5111 ext. 404. From 1982 through the present, Fadi Ghandour has been Chief Executive Officer of Aramex.

     Groupe Cupola is a company organized under the laws of Luxembourg with its principal place of business located at P.O. Box 31145, Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates, and its telephone number at that address is +971-4-330-3433. Groupe

Cupola, through its subsidiaries, primarily conducts business in the Middle East region focusing on the retail, consumer, engineering and information sectors.

     Rasmala General Partners II Limited is an exempted company incorporated with limited liability under the laws of the Cayman Islands with its principal place of business located at Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. Rasmala General Partners II Limited is a wholly-owned subsidiary of Rasmala Partners Ltd. and is the general partner of Rasmala Buyout Fund LP.

     Rasmala Partners Ltd. is an exempted company incorporated with limited liability under the laws of the Cayman Islands with its principal place of business located at Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and its telephone number at this address is +971-4-330-3433. The management committee members of Rasmala Partners Ltd. are Ali Samir al Shihabi, Arif Naqvi, Imtiaz Hydari, Salman Mahdi and Shirish Saraf. Rasmala Partners Ltd. provides services relating to managing and advising in investments and investment funds, undertaking corporate finance activities, and establishing various leveraged buy-out funds.


     Arif Naqvi is on the management committee of Rasmala Partners Ltd. Arif Naqvi is the Chief Executive Officer of Rasmala Partners Ltd. and a member of Rasmala Partners Ltd.'s board of directors. Arif Naqvi also serves as a director for each of Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Groupe Cupola, Rasmala General Partners II Limited and Rasmala Partners Ltd., an executive officer for Rasmala Partners Ltd. and chairman of the board for Groupe Cupola. Arif Naqvi's business address is Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and his telephone number at this address is +971-4-330-3433.



     Ali Samir al Shihabi is on the management committee of Rasmala Partners Ltd. Ali Samir al Shihabi is Chairman of Rasmala Partners Ltd.'s board of directors and also serves as a director for each of Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Rasmala General Partners II Limited and Rasmala Partners Ltd. and an executive officer for Rasmala Partners Ltd. Ali Samir al Shihabi's address is Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and his telephone number at this address is +971-4-330-3433. Ali Samir al Shihabi is the Chairman of Rasmala Partners Ltd.


     Imtiaz Hydari is on the management committee of Rasmala Partners Ltd. Imtiaz Hydari is a director for Purchaser, Parent, Groupe Cupola, Rasmala General Partners II Limited and Rasmala Partners Ltd. Imtiaz Hydari's business address is Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and his telephone number at this address is +971-4-330-3433.

     Salman Mahdi is on the management committee of Rasmala Partners Ltd. Salman Mahdi is a director for Parent, Rasmala General Partners II Limited and Rasmala Partners Ltd. Salman Mahdi's business address is Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and his telephone number at this address is +971-4-330-3433.

     Shirish Saraf is on the management committee of Rasmala Partners Ltd. Shirish Saraf is a director for Parent, Rasmala General Partners II Limited and Rasmala Partners Ltd. Shirish Saraf's business address is Emirates Towers Offices, 10th Floor, Suite 10A, Sheikh Zayed Road, P.O. Box 31145, Dubai, United Arab Emirates and his telephone number at this address is +971-4-330-3433.


     During the last five years, none of the persons listed on Schedule I hereto (which lists the name, citizenship, business address, principal occupation or employment and five-year employment history for each of the directors and executive officers of Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited and Rasmala Partners Ltd.) nor Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Fadi Ghandour, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. (1) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or
(2) was a party to a judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of any federal or state securities laws.

     Pursuant to the Voting and Tender Agreement, and as of the date thereof, under Rule 13d-3 of the Exchange Act, Purchaser and Parent are deemed the beneficial owners of approximately 52.1 percent of the outstanding common shares on a fully diluted basis. See Section 17 of this Offer to Purchase.


     Except as set forth in this Offer to Purchase and as pursuant to the Voting and Tender Agreement, none of the persons listed on Schedule I, nor Fadi Ghandour, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. beneficially owns any equity security of Aramex, and none of the persons listed on Schedule I hereto nor Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. has effected any transaction in any equity security of Aramex during the past 60 days.



     Except as set forth in this Offer to Purchase, none of the persons listed on Schedule I hereto nor Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Aramex, including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of Aramex, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.



     Except as set forth in this Offer to Purchase, there have been no transactions during the last two years between anyone on Schedule I or Parent, Purchaser, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. and Aramex or any of Aramex's affiliates that are not natural persons where the aggregate value of the transaction was more than $850,000.



     Except as set forth in this Offer to Purchase, there have been no transactions during the last two years between anyone on Schedule I or Parent, Purchaser, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited or Rasmala Partners Ltd. and any executive officer or director or affiliate of Aramex that is a natural person where the aggregate value of the transaction or series of similar transactions with that person exceeded $60,000.


SECTION 16.  SOURCE AND AMOUNT OF FUNDS


     The Offer is not conditioned upon any financing arrangements. The total amount of funds Purchaser requires to purchase all of the Shares pursuant to the Offer and to pay fees and expenses related to the Offer and the amalgamation is estimated to be approximately $65 million. Parent will obtain all funds needed for the Offer and the compulsory acquisition or amalgamation through a combination of debt financing and the sale of certain of its equity securities pursuant to a Subscription and Shareholders' Agreement, and will lend those amounts to Purchaser.



     As described more fully below, Parent's sources of funds are anticipated to be:



Proceeds from sale of Parent's equity securities............  $25 million
Bridge financings
  Senior bridge facility....................................  $30 million
  Mezzanine bridge facility.................................  $ 5 million
  Bridge loan from Rasmala Buyout Fund LP...................  $ 5 million
                                                              -----------
Total.......................................................  $65 million



     Equity Funding. As mentioned above, Parent will receive $25,000,000 million in cash pursuant to the Subscription and Shareholders' Agreement dated January 3, 2002, and will lend that amount to Purchaser. Under that Agreement, it has conditionally been agreed that Rasmala Buyout Fund LP, acting by its general partner, Rasmala General Partners II Limited, will acquire shares with 75 percent of the voting power of and 60 percent of the economic interest in Parent; Fadi Ghandour will acquire shares carrying 25 percent of the voting power and 28.5 percent of the economic interest in Parent; and Champa Co-Investors (Cayman) Limited, a company all of the voting shares of which are owned by Rasmala Partners Ltd., will acquire shares carrying 11.5 percent of the economic interest in Parent.



     Each share in Parent is being issued at a subscription price of $5.00 per share. The issue and allotment of such shares pursuant to the Subscription and Shareholders' Agreement and the payment of the subscription amounts for such shares is subject to the Amalgamation Agreement still being in force and the Purchaser announcing that it has accepted the Shares tendered in the Offer in accordance with the terms of the Offer.



     Debt Funding. Parent will obtain an additional forty million dollars in cash from three bridge loan facilities, and will lend that amount to Purchaser. Thirty-five million dollars of the bridge financing is to be provided under third-party loans. Specifically, funds are to be made available pursuant to:


     (a) a $30,000,000 Senior Bridge Facility Agreement between Parent as borrower, Purchaser as guarantor and SHUAA Capital p.s.c. as lender (the "SENIOR BRIDGE FACILITY"); and

     (b) a $5,000,000 Mezzanine Bridge Facility Agreement between Parent as borrower, Purchaser as guarantor and Capital Trust N.V. as lender (the "MEZZANINE BRIDGE FACILITY").


     In addition, Rasmala Buyout Fund LP is providing a $5,000,000 bridge loan to Parent as borrower and Purchaser as guarantor on the same terms as the Mezzanine Bridge Facility (the "INVESTOR LOAN", which together with the Senior Bridge Facility and the Mezzanine Bridge Facility constitute the "BRIDGE FACILITIES").



     Each Bridge Facility is repayable in one amount on the date falling six months after the date of first borrowing thereof. The Bridge Facilities are also repayable upon a change of control (more than 50 percent) of Parent or Purchaser or Aramex or if substantially all of the business of Aramex is disposed of or if it becomes illegal for the Bridge Facilities to be outstanding.



     The proceeds of the Bridge Facilities (and the proceeds of the sale by Parent of certain of its equity securities) are to be lent by Parent to Purchaser by way of an intra-group loan agreement for up to $65,000,000 between such parties (the "PARENT LOAN"). The Parent Loan is to be assigned to SHUAA Capital p.s.c. as security trustee (collateral agent) for the Bridge Facilities.



     The Bridge Facilities are also to be secured by a pledge of shares in Purchaser granted by Parent and a pledge of shares in Aramex granted by Purchaser, in each case, in favor of SHUAA Capital p.s.c. as security trustee (collateral agent) (each such pledge agreement, a "SHARE CHARGE"). Purchaser is guarantor of all these Bridge Facilities.



     The Share Charge between Purchaser and SHUAA Capital p.s.c. grants SHUAA Capital p.s.c., as security trustee for the lenders under the Bridge Facilities, a first priority security interest over all the issued share capital of Aramex, as well as over any additional equity securities in Aramex acquired by Purchaser, dividends or interest paid or payable on all such shares and to the extent not covered by the above, proceeds of the foregoing. Such Share Charge is enforceable if an event of default occurs under any of the Bridge Facilities and the respective lenders thereunder (through their agent) issue a notice of enforcement to Parent. Upon such occurrence the security trustee is granted certain standard powers and rights in respect of the charged assets, including the right to vote the shares, receive dividends and sell, transfer or otherwise dispose of the shares. Purchaser makes certain standard representations, warranties and undertakings and provides customary indemnification to the security trustee. The security interest over the shares of Aramex is to be released upon the repayment in full of the obligations under the Bridge Facilities or upon the amalgamation of Purchaser and Aramex. The Share Charge executed by Parent in respect of the shares of Purchaser is on substantially the same terms and conditions as described above. This second Share Charge will also cover, if applicable, the shares in the amalgamated entity that results from the amalgamation of the Purchaser and Aramex (if any).


     The Senior Bridge Facility has an interest rate of 9.25 percent per annum. The Mezzanine Bridge Facility and Investor Loan each has an interest rate of 10 percent per annum. In each case the accrued interest will be payable upon the principal repayment date.

     The Bridge Facilities are subject to customary provisions including indemnities and yield protection provisions, representations and warranties, covenants and events of default (including for non-payment, breach of representation and warranty or covenant, cross-default with other facilities and bankruptcy related events). There are restrictions (subject to agreed exceptions and threshold limits) on any member of the Group granting security interests, incurring financial indebtedness, issuing shares, making disposals, changing business, paying dividends, merging and making acquisitions.


     The availability of the Bridge Facilities is subject to the prior satisfaction of a number of conditions including the payment of certain fees, the issue of warrants by Parent (which warrants will not be immediately exercisable), the execution of the security documents and other finance documents, the receipt of $25,000,000 by Parent from the sale of certain of its equity securities, the execution of the Amalgamation Agreement, offer documents and related documents in the form satisfactory to the lenders, the issue of legal opinions, receipt of Aramex financial information and satisfaction of a number of the conditions to the Offer. The majority of the conditions have been satisfied at the signing of the Bridge Facilities. As of the date hereof, those that remain include the issuance of the warrants, the receipt by Parent of the $25,000,000 from the sale of its equity securities, the payment of certain fees and the satisfaction of certain of the conditions to the Offer. Such conditions are to be satisfied at or immediately prior to the closing of the Bridge Facilities.


     It is the intention of Parent to seek longer term finance to replace the Bridge Facilities and it is in discussions with a number of potential sources of this finance although at the date hereof no legal commitment has been obtained.

     Purchaser and Parent expressly reserve their right to obtain financing for the transaction through alternative sources. However, currently, no alternative financing arrangements or alternative financing plans exist.

SECTION 17.  CERTAIN AGREEMENTS

     The following is a summary of certain provisions of the Amalgamation Agreement, the Voting and Tender Agreement, the Escrow Agreement, the Subscription and Shareholders' Agreement, the Confidentiality Agreement, Fadi Ghandour's Employment Agreement and Deed of Variation, Fadi Ghandour's Deed of Covenant, William Kingson's Letters of Appointment with Aramex and Parent, William Kingson's Letter of Resignation and William Kingson's Deed of Covenant entered into in connection with the Amalgamation Agreement (collectively, the "RELATED AGREEMENTS"). This summary is qualified in its entirety by reference to the Related Agreements which are incorporated herein by reference and copies or forms of which have been filed with the SEC as exhibits to the Tender Offer Statement on Schedule TO to which this Offer to Purchase is an exhibit (the "SCHEDULE TO"). The Related Agreements may be examined and copies may be obtained in the manner set forth in Section 14. Capitalized terms used herein and not defined herein have the meanings assigned to those terms in the relevant Related Agreement being described.

THE AMALGAMATION AGREEMENT

     The Offer. The Amalgamation Agreement provides that Purchaser will commence the Offer and that, upon the terms and subject to prior satisfaction or waiver of those conditions set forth in the Offer as described in Section 18 (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment) (collectively, the "OFFER CONDITIONS"), Purchaser will accept for payment, and pay for, all Shares validly tendered pursuant to the Offer and not withdrawn on or prior to the Expiration Date.

     Directors. Subject to applicable law and any applicable listing requirements, promptly upon the acceptance for payment by Purchaser pursuant to the Offer and payment for such number of Shares as represents at least a majority of the outstanding Shares, and from time to time thereafter, Purchaser shall be entitled to designate such number of directors, rounded up to the nearest whole number, to serve on Aramex's board of directors as will give Purchaser representation on Aramex's board of directors equal to the product of
(1) the number of directors on Aramex's board of directors (giving effect to the election of any additional directors pursuant to this provision) and (2) the percentage that such number of Shares owned (beneficially or registered) by Parent and/or Purchaser bears to the number of Shares outstanding. The Amalgamation Agreement provides that Aramex shall co-operate fully and promptly take all actions reasonably requested by Purchaser to enable Purchaser's designees to be elected or appointed to Aramex's board of directors, including, without limitation, securing the resignations of such number of directors as is necessary to provide Purchaser with such level of representation; provided,
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

however, that Aramex's board of directors shall continue to include no fewer than three continuing directors until the consummation of either the compulsory acquisition or the amalgamation (the "EFFECTIVE TIME"). Pursuant to the Amalgamation Agreement, Aramex will cooperate fully with Purchaser to ensure that persons designated by Purchaser constitute the same percentage on each committee of Aramex's board of directors, except the committee of continuing directors described below and in the Amalgamation Agreement, as is on the entire board of directors of Aramex (giving effect to these related provisions of the Amalgamation Agreement).

     Purchaser agrees that, following the election or appointment of Purchaser's designees as described above and prior to the Effective Time, any amendment or termination of the Amalgamation Agreement requiring action by Aramex, any extension of time for the performance of any of the obligations or other acts of Parent or Purchaser under the Amalgamation Agreement and any exercise or waiver of any of Aramex's rights or remedies under the Amalgamation Agreement will require the affirmative vote of a majority of the directors of Aramex then in office who are directors of Aramex on the date of the Amalgamation Agreement. Purchaser agrees that it will vote its common shares in favor of any corporate action necessary to ensure that there are three such directors until the Effective Time.

     Compulsory acquisition. The Amalgamation Agreement provides that, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser shall act to compulsorily acquire the common shares that were not tendered in the Offer if, after completion of the Offer, 90 percent in value of the then outstanding common shares not held at the date of the Offer by Purchaser, a subsidiary of Purchaser or a nominee for either of them, have been tendered. If Purchaser is able to compulsorily acquire the common shares, Purchaser will be entitled, and intends, to acquire the remaining common shares on the same terms as the Offer pursuant to the compulsory acquisition procedure set out in Section 102 of the Companies Act.

     The amalgamation. If Purchaser should be unable to conduct a compulsory acquisition of the outstanding common shares that were not tendered pursuant to the Offer, then the Amalgamation Agreement provides that Aramex and Purchaser shall be amalgamated. Aramex and Purchaser will continue as the Amalgamated Company under Bermuda law and all of the rights, privileges, immunities, powers and franchises of Purchaser and Aramex shall be those of the Amalgamated Company. Aramex has agreed to convene a special general meeting for such purpose as promptly as practicable after the consummation of the Offer if there is no compulsory acquisition.

     Charter, bye-laws, directors and officers. If the amalgamation is effected, the memorandum of association of Aramex shall be the memorandum of association of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law. If the amalgamation is effected, the bye-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law.

     The directors and officers (and resident representative, if any) of Purchaser at the Effective Time assuming the amalgamation is effected, together with Fadi Ghandour and William Kingson, shall, from and after such Effective Time, be the directors and officers (and resident representative, if any), respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Companies Act and the bye-laws of the Amalgamated Company.

     Conversion of common shares. The Amalgamation Agreement provides that each common share issued and outstanding immediately prior to the Effective Time of the amalgamation (other than common shares owned by Parent or Purchaser, all of which shall be cancelled without any consideration being exchanged therefor) shall, by virtue of the amalgamation and without any action on the part of the holder thereof, be converted at the Effective Time of the amalgamation into the right to receive in cash an amount per common share (subject to any applicable withholding tax as specified in the Amalgamation Agreement) equal to the Offer Price, without interest, upon the surrender of the certificate(s) representing such common shares as provided in the Amalgamation Agreement.

     Representations and warranties. In the Amalgamation Agreement, Aramex has made representations and warranties to Parent and Purchaser with respect to, among other matters, its organization and qualification,

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

capitalization, charter documents and minutes, authority, consents and approvals, financial statements, absence of any material adverse effect on Aramex since September 30, 2001, information to be included in the Schedule 14D-9, Offer Documents and the Proxy Statement, brokers, labor and employment matters, employee benefit matters, litigation, tax matters, compliance with law, environmental matters, intellectual property, information technology, real property, material contracts, related party transactions, opinion of financial advisor, vote required by Aramex's shareholders to approve the amalgamation, inapplicability of state takeover statutes, insurance, accounts receivable, customers, powers of attorney and joint ventures. Each of Parent and Purchaser has made representations and warranties to Aramex with respect to, among other matters, its organization and qualification, authority, information to be included in the Offer Documents and Proxy Statement, consents and approvals, brokers, litigation, sufficient funds and source of funds.

     Covenants. The Amalgamation Agreement obligates Aramex from the date of the Amalgamation Agreement until the earlier of the Effective Time and the date on which the majority of Aramex's directors are designees of Parent or Purchaser, or until the earlier termination of the Amalgamation Agreement, to conduct its operations only in the ordinary and usual course of business and consistent with past practice and to use its best efforts to preserve intact the business organization of Aramex and the Group Entities, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it. The Amalgamation Agreement also contains specific restrictive covenants as to certain activities of Aramex during the period specified in the preceding sentence, which provide that Aramex will not take certain actions without the prior written consent of Parent, including, among other things and subject to certain exceptions (including materiality thresholds and qualifiers) and to applicable Bermuda law, issuing or selling any Aramex securities or options to acquire such securities, redeeming or repurchasing securities, changing its capital structure, proposing or adopting amendments to its memorandum of association or bye-laws, granting stock-related awards or bonuses, selling, leasing, mortgaging or otherwise encumbering any of its properties or assets, other than in the ordinary course of business and consistent with past practice entering into or amending material contracts, incurring indebtedness, establishing or amending any benefits plans, changing any of its accounting policies, changing its insurance policies, taking any action that would make a representation or warranty inaccurate, entering into or amending any existing employment agreements, failing to maintain its property or agreeing in writing or otherwise to take any of the foregoing actions.

     No solicitation. In the Amalgamation Agreement, Aramex has agreed not to, and to cause those specified entities which comprise Aramex's international express package delivery, freight forwarding, logistics and other transport operations (each a "GROUP ENTITY" and collectively, the "GROUP ENTITIES") and the officers, directors, employees, representatives (including investment bankers, attorneys and accountants), agents and affiliates of Aramex and the Group Entities not to, directly or indirectly, (1) encourage, solicit or initiate any Acquisition Proposal or (2) participate in negotiations with, or provide any information to, or afford any access to the properties, books or records of Aramex or any Group Entity, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of Aramex) any Person or group (other than Parent, Purchaser or any affiliate or associate of Parent or Purchaser) (a "POTENTIAL ACQUIRER") concerning any Acquisition Proposal. In the event Aramex receives any Acquisition Proposal, Aramex shall promptly notify Parent of such receipt and provide Parent with the identity of the Potential Acquirer and a description of such Acquisition Proposal (or a copy thereof).

     Notwithstanding the foregoing, Aramex may take any of the actions referred to above with respect to a Potential Acquirer that has made an unsolicited written bona fide Acquisition Proposal provided that all of the following conditions are satisfied:

     (1) Aramex's board of directors (acting by a majority of the entire board) determines in good faith, after consultation with its independent financial advisor and independent legal counsel, that such Acquisition Proposal is reasonably likely to result in the making of a Superior Proposal;

     (2) Aramex promptly (and in any event within 24 hours of receipt) notifies Parent of the receipt of such Acquisition Proposal and/or any request for nonpublic information relating to Aramex or any Group Entity or for access to the properties, books or records of Aramex or any Group Entity by the Potential

        Acquirer that has made such Acquisition Proposal and that Aramex intends to engage in negotiations with, or to provide information to such Potential Acquirer,

     (3) Aramex receives from such Potential Acquirer an executed confidentiality or standstill agreement that is no more favorable to such person than the Confidentiality Agreement which such agreement is summarized below in this Offer to Purchase; and

     (4) Aramex furnishes or makes available to Parent the same information provided to such Person (to the extent not previously furnished or made available).

     If Aramex (or any Group Entity or its or their respective officers, directors, employee, representatives, agents or affiliates) participates in discussions or negotiations with, or provides information to a Potential Acquirer, Aramex will keep Parent advised on a current basis of any developments with respect thereto.

     Aramex will, and will cause the Group Entities and the respective officers, directors, employees, representatives, agents and affiliates of Aramex and the Group Entities to, immediately cease and cause to be terminated any existing solicitation, activity, discussions or negotiations with any Persons (other than Parent, Purchaser or any of their respective affiliates or associates) conducted prior to the date of the Amalgamation Agreement with respect to any Acquisition Proposal.

     Unless Aramex terminates the Amalgamation Agreement in accordance with the termination provisions set out in the Amalgamation Agreement, Aramex shall not
(1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Offer or the amalgamation as set forth in the Amalgamation Agreement, (2) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (3) enter into any letter of intent, agreement in principle or acquisition agreement related to any Acquisition Proposal.

     Nothing contained in the Amalgamation Agreement prohibits Aramex or Aramex's board of directors from taking and disclosing to Aramex's shareholders a position with respect to an Acquisition Proposal by a third party pursuant to the rules related thereto contained in Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise communicating with Aramex's shareholders to the extent required by law.

     Indemnification; Directors' and officers' insurance. The Amalgamation Agreement provides that for six years after the Effective Time, Aramex or the Amalgamated Company, as applicable, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Amalgamation Agreement or who becomes prior to the Effective Time, an officer or director of Aramex and the Group Entities or an employee of Aramex or any Group Entity who acts as a fiduciary under any of Aramex's employee benefit plans disclosed by Aramex pursuant to the Amalgamation Agreement (each an "INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Aramex or the Amalgamated Company, as applicable, which consent shall not be unreasonably withheld)) arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time to the full extent permitted under Bermuda law, Aramex's or the Amalgamated Company's memorandum of association or bye-laws, as applicable, or Aramex's written indemnification agreements in effect at the date of the Amalgamation Agreement, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Bermuda law, Aramex's or the Amalgamated Company's memorandum of association or bye-laws, as applicable, or Aramex's written indemnification agreements, as the case may be, shall be made by independent counsel mutually acceptable to the Amalgamated Company and the Indemnified Party. These measures shall not impair any rights or obligations of any Indemnified Party. In the event that any claim or claims are brought against any Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to Aramex (if selected prior to the Effective Time) or Aramex or the Amalgamated Company (as applicable, if selected after the Effective Time).

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

     The Amalgamation Agreement further provides that Aramex or the Amalgamated Company, as applicable, shall maintain Aramex's existing officers' and directors' liability insurance policy for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that Aramex or the Amalgamated Company, as applicable, may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further, that the aggregate amount of premiums to be paid with respect to the maintenance of such for such existing officers' and directors' liability insurance for the six-year period shall not exceed $300,000.

     Employee matters. The Amalgamation Agreement provides that contemporaneous with the execution of the Amalgamation Agreement, Aramex shall enter into (1) a Deed of Variation with Fadi Ghandour and (2) a Letter of Appointment with William Kingson in the forms attached to the Amalgamation Agreement and as described in summary below.

     Conditions to the consummation of the amalgamation. The Amalgamation Agreement provides that the respective obligations of each party to effect the amalgamation are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

     (a)   the compulsory acquisition shall not have occurred;

     (b) the plan of amalgamation contained in the Amalgamation Agreement shall have been approved by the requisite affirmative vote of the shareholders of Aramex and Purchaser required by and in accordance with applicable law;

     (c) all necessary waiting periods under the HSR Act and any other antitrust or competition laws applicable to the amalgamation shall have expired or been terminated;

     (d) no statute, rule regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Entity against Parent, Purchaser or Aramex and be in effect that prohibits or restricts the consummation of the amalgamation or makes such consummation illegal (each party agreeing to use all reasonable efforts to have such prohibition lifted);

     (e) Purchaser shall have accepted for payment and paid for the Shares tendered pursuant to the Offer; and

     (f) appraisal actions with respect to the amalgamation shall not have been filed by or on behalf of shareholders of Aramex holding more than 10 percent of the outstanding common shares.

     Termination. The Amalgamation Agreement provides that it may be terminated and the amalgamation may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Aramex (with any termination by Parent also being an effective termination by Purchaser):

     (a)   by mutual written consent of Aramex and Parent;

     (b) by Parent or Aramex if any court of competent jurisdiction or other Governmental Entity shall have issued and not revoked or lifted an order, decree or ruling (which order, decree or ruling the parties hereto shall use reasonable efforts to lift) or taken and not revoked or lifted any other action restraining, enjoining or otherwise prohibiting the Offer, the amalgamation or any of the transactions contemplated by the Amalgamation Agreement;

     (c) by Aramex if (1) Purchaser fails to commence the Offer as required by the Amalgamation Agreement, (2) Purchaser shall not have accepted for payment and paid for Shares tendered pursuant to the Offer in accordance with the terms thereof on or before the 90th day after the date of the Amalgamation Agreement, (3) Purchaser fails to accept for payment and pay for validly tendered Shares in violation of the Offer or the terms of the Amalgamation Agreement or (4) Purchaser or Parent shall have breached any of their respective representations, warranties or covenants of the Amalgamation Agreement, which breach has had or is reasonably likely to have a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated by the Amalgamation Agreement;

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

     (d) by Parent if, due to the non-satisfaction of any of the Offer Conditions which are discussed in Section 18 of this Offer to Purchase, Purchaser has (1) terminated the Offer without purchasing any Shares tendered pursuant to the Offer or (2) not accepted for payment Shares tendered pursuant to the Offer prior to the 90th day after the date of the Amalgamation Agreement;

     (e) by Aramex, prior to the acceptance for payment of Shares tendered pursuant to the Offer, if (1) Aramex has received a Superior Proposal, (2) Aramex has complied with the no solicitation provisions of the Amalgamation Agreement, (3) Aramex has notified Parent and Purchaser in writing of its receipt of, and its intention to accept, a Superior Proposal and the material terms thereof and, during the seven (7) day period following such notice, has afforded Parent the opportunity to make revised proposals (including by negotiating the terms of any such proposals with Parent), (4) Aramex's board of directors shall have concluded, after considering the results of such negotiations and any revised proposal made by Parent that the Superior Proposal giving rise to Aramex's notice continues to be a Superior Proposal, and (5) Aramex simultaneously with its termination of the Amalgamation Agreement makes the payment required therein; and

     (f) by Parent, prior to the acceptance for payment of Shares tendered pursuant to the Offer, if Aramex shall have taken or Aramex's board of directors shall have resolved to take any of the actions referred to in the no solicitation provisions of the Amalgamation Agreement or Aramex shall have breached any of its obligations under the no solicitation provisions of the Amalgamation Agreement.

     Effect of termination. In the event that the Amalgamation Agreement is terminated in accordance with its terms and the amalgamation is abandoned, the Amalgamation Agreement will become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than provisions relating to confidentiality obligations, press releases, the effect of termination, and the payment of fees and expenses which will survive any such termination; provided that no party will be relieved from liability for any willful breach of the Amalgamation Agreement.

     Fees and expenses. Except as provided below, whether or not the amalgamation is consummated, all costs and expenses incurred in connection with the Offer, the Amalgamation Agreement and the transactions contemplated by the Amalgamation Agreement will be paid by the party incurring such expenses.

     The Amalgamation Agreement provides that, in the event that the Amalgamation Agreement is terminated due to certain conduct or actions of Aramex, as specified in the Amalgamation Agreement, Aramex shall pay Parent a termination fee of $2,000,000 (the "TERMINATION FEE") in immediately available funds by wire transfer to an account designated by Parent. The Amalgamation Agreement further provides that any amounts payable pursuant to the above shall be payable promptly but in no event later than 2 Business Days following termination of the Amalgamation Agreement and, if Aramex is the party seeking to terminate the Amalgamation Agreement, as a condition thereto. If the Amalgamation Agreement is terminated by Parent pursuant to paragraph (f) above and the Termination Fee is paid in accordance with this paragraph, Parent has agreed that it will not seek damages for Aramex's breach of the no solicitation provision of the Amalgamation Agreement.

     The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action. If Parent commences a suit brought for Aramex's failure to pay the Termination Fee when due and such suit results in a judgment against Aramex with respect to the payment of the Termination Fee, Aramex shall pay to Parent its costs and expenses as provided above together with interest from the date of termination of this Agreement on the amounts so owed at the prime rate offered by Citibank in effect from time to time during such period for Dollar denominated loans plus 2 percent.

     Amendment. To the extent permitted by applicable law, the Amalgamation Agreement may be amended by action taken by or on behalf of the boards of directors of Aramex, Parent and Purchaser, respectively, subject in the case of Aramex to the Amalgamation Agreement, at any time before or after approval of the Amalgamation Agreement by the shareholders of Aramex but, after any such shareholder approval, no amendment may be made which decreases the Amalgamation Consideration or which adversely affects the rights of Aramex's shareholders under the Amalgamation Agreement without the approval of the shareholders of Aramex. The Amalgamation

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Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

VOTING AND TENDER AGREEMENT

     Tender of common shares. In connection with the execution of the Amalgamation Agreement, Parent and Purchaser have entered into a Voting and Tender Agreement of even date with the Amalgamation Agreement with the Principal Shareholders, who as of January 3, 2002, owned in the aggregate 2,456,655 common shares and options to acquire 200,000 common shares which together, represent approximately 50.8 percent of the issued and outstanding common shares on a fully diluted basis. Pursuant to the Voting and Tender Agreement, upon the terms and conditions set forth therein, each Principal Shareholder has agreed that he or she will (1) tender, or cause the Registered Holder to tender, pursuant to and in accordance with the terms of the Offer (or any replacement or subsequent tender offer by Parent or any of its subsidiaries for common shares made prior to the termination of the Voting and Tender Agreement), all Owned Shares and (2) conditionally exercise any and all options pursuant to and in accordance with the terms of the Offer (or any replacement or subsequent tender offer by Parent or any of its subsidiaries for common shares made prior to the termination of the Voting and Tender Agreement) and shall not withdraw any of such Owned Shares, conditionally exercised options or Owned Shares underlying conditionally exercised options, except following expiration of the Offer pursuant to its terms or the expiration of the Voting and Tender Agreement.

     Voting of owned shares. Each Principal Shareholder has also agreed, during the period commencing on the date of the Voting and Tender Agreement and continuing until the earlier of (x) the consummation of the Offer and (y) the termination of the Voting and Tender Agreement as follows:

     (a) unless Parent consents or requests otherwise, each Principal Shareholder shall, and shall cause the registered holder on any applicable record date with respect to any Owned Shares of such Principal Shareholder (the "REGISTERED HOLDER") to, from time to time, at any meeting of shareholders of Aramex (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of the holders of common shares, or in any other circumstances upon which a vote, consent or approval with respect to the amalgamation, the Amalgamation Agreement or any of the transactions contemplated hereby or thereby are sought: (1) if a meeting is held, appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of establishing a quorum, and (2) vote (or cause to be voted), in person or by proxy, or consent (or cause to be consented) the Owned Shares and any other voting securities of Aramex (whether acquired heretofore or hereafter) as to which such Principal Shareholder has, directly or indirectly, the right to vote or direct the voting in favor of the amalgamation, the Amalgamation Agreement and any other transactions contemplated thereby or by the Voting and Tender Agreement; and

     (b) unless Parent consents or requests otherwise, at any meeting of the shareholders of Aramex (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of the holders of common shares, or in any other circumstances upon which a vote, consent or approval of any of the shareholders of Aramex is sought, to vote (or cause to be voted), in person or by proxy, or consent (or cause to be consented) the Owned Shares against any proposal for any extraordinary corporate transaction, including a recapitalization, dissolution, liquidation, or sale of assets of Aramex or any amalgamation, consolidation or other business combination (other than the amalgamation), between Aramex and any Person (other than Purchaser, Parent, or a subsidiary of Parent) or any other action or agreement that is intended or which reasonably could be expected to: (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Aramex or any Group Entity under the Amalgamation Agreement, (2) result in any of the conditions to Aramex's obligations under the Amalgamation Agreement not being fulfilled or
           (3) impede, interfere with, delay, postpone or adversely affect the Offer, the amalgamation and the transactions contemplated by the Amalgamation Agreement.

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

     Restrictions on transfer. Each Principal Shareholder has agreed that, until the Voting and Tender Agreement is terminated in accordance with its terms, such Principal Shareholder will not, directly or indirectly: (1) except as otherwise provided in the Voting and Tender Agreement, transfer to any Person any or all Owned Shares or options and shall not cause any security interests, liens, claims, pledges, charges, encumbrances, options, rights of first refusal, agreements, or limitations of any kind on such shareholder's Owned Shares or the voting rights thereto to attach to the Owned Shares or the options or any Owned Shares issuable thereunder to be tendered to Purchaser pursuant to the Voting and Tender Agreement, or (2) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares.

     No solicitation. Each Principal Shareholder (1) is required to immediately terminate any discussions with any third party concerning an Acquisition Proposal and (2) has agreed not to, and will not permit any of his or her Representatives to, directly or indirectly, (a) encourage, solicit or initiate any Acquisition Proposal, (b) participate in negotiations with, or provide any information to, or otherwise take any other action to assist or facilitate any Person or group (other than Parent or Purchaser or any affiliate or associate of Parent or Purchaser) concerning any Acquisition Proposal, (c) enter into an agreement with any Person, other than Parent, providing for a possible Acquisition Proposal, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any Person, other than by Parent. Notwithstanding the above, such Principal Shareholder may take any actions in the Principal Shareholder's capacity as a director, officer or employee of Aramex permitted under the Amalgamation Agreement or as otherwise required by applicable law.

     Representations and warranties. The Voting and Tender Agreement contains certain customary representations and warranties of the parties thereto, including, without limitation, representations and warranties by the Principal Shareholders as to ownership of shares and power and authority to enter into the Voting and Tender Agreement.

     Covenants. The Voting and Tender Agreement obligates each Principal Shareholder to the effect that if the proxy granted by him or her in favor of Parent in the Voting and Tender Agreement has not been approved by Aramex's board of directors on or before the date of the Voting and Tender Agreement, he or she will execute a proxy in the form attached as an exhibit to the Voting and Tender Agreement and file such proxy with Aramex.

     Indemnification by Principal Shareholders. Each Principal Shareholder shall indemnify and hold harmless Parent, Purchaser or the Amalgamated Company, as the case may be, and the officers, shareholders and directors of each (an "INDEMNIFIED PARTY"), from and against any loss, claim, damage, liability, expense (including, without limitation, court costs and reasonable attorneys' and accountants' fees and reasonable costs of investigation incurred in connection with the defense of a claim) or obligation (hereinafter referred to collectively as "INDEMNIFIABLE DAMAGES") which they or any of them may suffer or incur which are related to, caused by or arise out of certain tax liability raised during the course of the tax due diligence to be performed at the behest of Parent and Purchaser. Notwithstanding the foregoing, the Principal Shareholders will not be liable for indemnification unless written notice of a claim for indemnification is given by an Indemnified Party on or before the date which is six months after the date of the Voting and Tender Agreement.

     Notwithstanding anything else contained in the Voting and Tender Agreement to the contrary, the Principal Shareholders will not be liable to indemnify Parent or Purchaser (or the Amalgamated Company, as the case may be) for any Indemnifiable Damages hereunder until the aggregate amount of all Indemnifiable Damages, notice which has been given as provided in this Agreement, shall exceed $50,000 and then for the entire amount of all Indemnifiable Damages. The limitations on the Principal Shareholders' indemnity obligations set forth in the Voting and Tender Agreement shall not apply to any Indemnifiable Damages which are determined to have resulted from fraud on the part of the Principal Shareholder, Aramex or any Group Entity.

     An Indemnified Party shall notify the Principal Shareholders and the Escrow Agent in writing, of any claim or event known to it which does, or in its reasonable judgement may, give rise to a claim for indemnification under the Voting and Tender Agreement (an "INDEMNIFIABLE CLAIM"). Such notice shall conform with the requirements set forth in the Voting and Tender Agreement, including the requirement that the Principal Shareholders shall have 30 days to respond to each such notice, unless the claim relates to a claim, action, suit or

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proceeding brought by any Person who is not a party to this Agreement (a
"THIRD-PARTY CLAIM"), in which case the Principal Shareholders shall respond timely and promptly.

     Any Indemnified Party will have the right to employ separate counsel in any such Third-Party Claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Principal Shareholders unless (1) the Principal Shareholders shall have timely failed to assume the defense of such Third-Party Claim, (2) the employment of such counsel has been specifically authorized by the Principal Shareholders, or (3) the Principal Shareholders' counsel is prohibited under applicable rules of professional responsibility from representing the interests of both parties in such defense. If the Principal Shareholders do not assume the defense of a Third-Party Claim, the Indemnified Party may assume the defense and seek indemnification from time to time as the amount of the claim for which it is entitled to be indemnified becomes liquidated. Notwithstanding the foregoing, neither party shall pay, settle or compromise any such Third-Party Claim without the prior written approval of the other party. In connection with any Third-Party Claims, the party claiming indemnification shall cooperate fully to make available to the defending party all pertinent information under its control.

     To secure the indemnification obligations described in the Voting and Tender Agreement, the Escrow Amount will be deposited into an escrow account in accordance with the Escrow Agreement. The Escrow Amount will be subject to delivery to the Principal Shareholders, Parent or Purchaser (or the Amalgamated Company, as the case may be) on the terms and subject to the conditions set forth in the Escrow Agreement.

     Termination. Except for the provisions relating to representations and warranties of the Principal Shareholders, Principal Shareholder covenants, Indemnification by Principal Shareholders and other miscellaneous provisions, the Voting and Tender Agreement terminates with respect to each Principal Shareholder upon the earlier of (a) the date upon which Purchaser shall have purchased and paid for all of the Owned Shares of such Principal Shareholders in accordance with the Offer, (b) the date upon which the Amalgamation Agreement is terminated for the reasons described in clauses (a) through (d) under "Amalgamation Agreement" timetable above, and (c) the date which is 90 days of the date of the Amalgamation Agreement if, by such date, Purchaser has not accepted for payment Shares tendered pursuant to the Offer in accordance with the terms hereof.

ESCROW AGREEMENT

     Escrow arrangements. In connection with the Amalgamation Agreement, William Kingson, Fadi Ghandour and Rula Ghandour have entered into an Escrow Agreement with Parent, Purchaser, and American Stock Transfer & Trust Company, a New York State limited purpose trust company, as escrow agent, whereby each Principal Shareholder has directed Purchaser, or its agent, to deduct from amounts he or she will receive with respect to their Shares tendered in the Offer a set amount of U.S. Dollars into an escrow account from which claims for Indemnifiable Damages will be paid.

     Escrow claims and termination of escrow account. The Escrow Agreement provides that funds from the escrow account will be dispersed as follows:

     (a) From time to time on or before the expiration of the applicable period specified in the Voting and Tender Agreement, a Claiming Party may give Notice to the Principal Shareholders and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim for Indemnifiable Damages relating to tax matters such Claiming Party may have under the Voting and Tender Agreement (a "CLAIM"). If the Principal Shareholders give notice to the Claiming Party and Escrow Agent disputing any Claim within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim will be resolved as provided in (b) below. If no Counter Notice is received by Escrow Agent with respect to a Claim within such 30-day period, then the dollar amount of Indemnifiable Damages claimed by the Claiming Party as set forth in its Notice will be deemed established for purposes of the Escrow Agreement and the Voting and Tender Agreement, and at the end of such 30-day period, the Escrow Agent will pay to the Claiming Party the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Account. Notwithstanding the foregoing, if the aggregate amount of all Indemnifiable Damages has not yet reached $50,000, no
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        amounts shall be payable to the Claiming Party until such time as the aggregate Indemnifiable Damages have reached such amount. The Escrow Agent will not inquire or consider whether a Claim complies with the requirements of the Voting and Tender Agreement.

     (b) If a Counter Notice is given, the Claiming Party and the Principal Shareholders will consult in good faith to determine the amount of the claim or a mechanism to calculate such amount. If within 20 days of the Counter Notice a satisfactory resolution is not reached, the parties will initiate a binding determination of the amount conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A single arbitrator, who is an internationally recognized accounting firm and reasonably acceptable to the Claiming Party and the Principal Shareholders, will be appointed. The party against whom the Arbitrator's determination is made will pay the cost of such determination. If a Counter Notice is given with respect to a Claim, the Escrow Agent will make a disbursement with respect to the Escrow Account only in accordance with (1) written instructions of both the Claiming Party and the Principal Shareholders, or (2) the written determination of the Arbitrator. The Escrow Agent will act on such court order without further question.

     (c) On the date which is six months after the date of the Voting and Tender Agreement, the Escrow Agent will, upon receipt of a written request signed by the Principal Shareholders and the Claiming Parties, distribute the then amount of the Escrow Account to each Principal Shareholder in the percentage set forth in the Escrow Agreement, unless (1) any Claim is then pending, in which case an amount equal to the aggregate Dollar amount of such Claims (as shown in the Notices of such Claims) will be retained by the Escrow Agent in the Escrow Account (and the balance paid to the Shareholders in such proportions), or (2) any Notice specifies in reasonable detail the nature of a Claim that a Claiming Party may have with respect to which the Claiming Party is in good faith unable to specify the amount of the Claim, in which case the entire balance remaining in the Escrow Account will be retained by the Escrow Agent. If any amount is retained in the Escrow Account pursuant to this subsection, then Escrow Agent will retain such amount until it receives joint written instructions of the Claiming Party and the Principal Shareholders or the written determination of the Arbitrator regarding the final distribution.

     (d) Upon payment of all amounts in the Escrow Account, the Escrow Account will be deemed closed, and the Escrow Agreement will be deemed terminated with respect to the Escrow Account.

SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT


     The Subscription and Shareholders' Agreement relating to Parent (the "SHAREHOLDERS' AGREEMENT") provides that upon the satisfaction of certain conditions relating to the Offer, Rasmala Buyout Fund LP, acting by its general partner, Rasmala General Partners II Limited, will acquire ordinary shares in Parent that confer upon the holder 75 percent of the voting power of Parent and Fadi Ghandour will acquire ordinary shares that confer upon him 25 percent of the voting power of Parent. The Shareholders' Agreement also provides that, subject as aforesaid, Rasmala Buyout Fund LP, acting by its general partner, Rasmala General Partners II Limited, will acquire non-voting shares that, together with the ordinary shares to be acquired by it, will result in it owning 60 percent of the economic interest in Parent; Fadi Ghandour will acquire non-voting shares that, together with the ordinary shares to be acquired by him, will result in him owning 28.5 percent of the economic interest in Parent; and the remaining non-voting shares will be acquired by Champa Co-Investors (Cayman) Limited, a company all of the voting shares of which are owned by Rasmala Partners Ltd., which will result in Champa Co-Investors (Cayman) Limited owning
11.5 percent of the economic interest in Parent.


     Under the terms of the Shareholders' Agreement and the new articles of association to be adopted by Parent (the "NEW ARTICLES"), the ordinary shares to be held by Fadi Ghandour will entitle him to appoint and remove a number of directors in proportion to the number of such ordinary shares, but in any event no fewer than one director. This will result in him being entitled at the closing of the Shareholders' Agreement to appoint two of the eight members of the board of directors of Parent. The ordinary shares to be held by Rasmala General Partners II Limited for the benefit of Rasmala Buyout Fund LP will entitle it to appoint and remove the majority of the board of directors of Parent. The Shareholders' Agreement provides that certain key policy decisions are within the

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exclusive competence of the board of directors of Parent. Such key policy decisions cover all acquisitions and disposals of shares or other assets made by Parent or any of its subsidiaries; the creation of any joint venture, partnership or consortium between or the merger of Parent or any of its subsidiaries and any other person; any refinancing of debt (in each of the aforesaid cases other than in the ordinary course of business); approval of and adherence to the consolidated budget (operating expenses and capital expenses) of Parent and its subsidiaries; the issue of new shares and/or options over shares; approval of employee stock option plans; establishment and approval of senior management performance bonuses; and approval of accounts and payment of dividends and other distributions. The Shareholders' Agreement also provides that, subject to the foregoing, while Fadi Ghandour is Chief Executive Officer of Aramex, the Chief Executive Officer will have all of the powers and responsibilities arising from the day to day management of Aramex and all operational decisions relating to the business and affairs of Aramex.

     Under the Shareholders' Agreement and the New Articles, Fadi Ghandour has agreed not to dispose of his shares in Parent or of any interest in them for a period of 5 years, subject to certain exceptions. In addition, any transfer of shares in Parent or of any interest in such shares by any shareholder in Parent is subject to pre-emption rights unless the transfer is to a "permitted transferee". In the event of the death of Fadi Ghandour or his retirement on the grounds of ill-health, his shares and any shares held by his immediate family or family trusts can be compulsorily acquired at a fair market value. However, except to the extent referred to above, the Shareholders' Agreement and the New Articles contain no provisions that, if Fadi Ghandour ceases to be employed by Parent and its subsidiaries, require him to sell his shares in Parent or entitle him to require that Parent or any of the other shareholder of Parent should purchase his shares. The New Articles also contain provisions that prevent new ordinary shares from being issued except in conjunction with new non-voting shares and provide that holders of ordinary shares shall have pre-emption rights in regard to any such combined issue. The Shareholders' Agreement also provides that, for five years, the issue or transfer of shares to certain named competitors of Aramex is subject to the prior consent of Rasmala Buyout Fund LP and of Fadi Ghandour, such consent not to be unreasonably delayed or withheld.

     In the Shareholders' Agreement, Fadi Ghandour has, as an investor in and shareholder of Parent, also accepted certain restrictions for a period of up to two years following the time that he ceases to be an employee of Parent and its subsidiaries ("THE PARENT'S GROUP"). These restrictions include soliciting business from or doing business with customers of the Parent's Group; employing or soliciting senior employees of the Parent's Group; carrying on or being engaged or interested in, either alone or jointly, any business in competition with any member of the Parent's Group in any country in which any member of the Parent's Group is carrying on business or any business under a name that includes the name "Aramex". If Fadi Ghandour were to carry on or be engaged or interested in any business in competition with any member of the Parent's Group, his right as a holder of certain ordinary shares in Parent to appoint a certain number of directors of Parent and his right to withhold consent with regard to proposed issues or transfers of shares of Parent to named competitors would cease.

CONFIDENTIALITY AGREEMENT

     On September 12, 2001, Groupe Cupola and Aramex signed a confidentiality agreement providing, among other things, that, subject to the terms of the Confidentiality Agreement, the parties thereto would keep confidential certain confidential information provided by the parties or their Representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors).

FADI GHANDOUR -- ADDITIONAL ARRANGEMENTS

EMPLOYMENT AGREEMENT

     Fadi Ghandour and Aramex previously entered into an employment agreement under Bermuda law pursuant to which Fadi Ghandour is employed as Chief Executive Officer and Deputy Chairman of Aramex. It has been agreed between Aramex and Fadi Ghandour that this agreement is to continue in effect, subject to Fadi Ghandour's agreement by a Deed of Variation, dated January 3, 2002, entered into with Aramex. By the Deed of Variation, Fadi Ghandour agrees to waive specific rights under this Employment Agreement to payments of three

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

years salary as related to the change of control of Aramex as contemplated in the Amalgamation Agreement, unless Purchaser does not accept for payment any Shares tendered in the Offer.

     The Employment Agreement was initially for a period of 2 years and is automatically renewed for further one-year periods unless Aramex or Fadi Ghandour gives notice of termination to the other at least 30 days prior to the expiration of the initial or any successive term. No reason is required for either party to give such notice unless termination is for cause, as determined by the Aramex board of directors at a duly-called board meeting.

     If Fadi Ghandour fails for a period of 6 consecutive months to render the services contemplated by this agreement due to illness or incapacity, then Aramex can terminate the contract. However, if Aramex does terminate Fadi Ghandour's employment in this way he is entitled to receive 60 percent of his salary for two years following the date of his termination. In the event of Fadi Ghandour's death during employment the contract terminates on the date of death. Fadi Ghandour (or his estate) is entitled to any benefits accrued and a lump sum equal to his annual salary.

     Aramex pays Fadi Ghandour a salary at a rate per annum as set out in a schedule of this agreement, which under the initial agreement is $115,000. Currently, the salary remains unchanged from its initial base level. The salary is reviewed annually and may be increased by the Aramex board on the recommendation of its executive compensation committee. Fadi Ghandour is also entitled to a cash bonus in respect of each whole year he is employed by Aramex, with the amount to be determined by the board. In the Shareholders' Agreement, it has been agreed that such bonus will be calculated by reference to the annual financial targets of Aramex and its subsidiaries as set forth in its annual budget, with a maximum bonus equal to 100 percent of Fadi Ghandour's annual salary if such financial targets are achieved or exceeded. Fadi Ghandour is also entitled to participate in and receive benefits from any vacation, holiday, insurance, medical, disability or other employee benefit plan of Aramex which may be in effect at any time during the course of his employment by Aramex.

     The Employment Agreement also provides certain restrictive covenants.

     There are provisions in relation to termination in certain events so that Fadi Ghandour can claim three years salary if he is terminated for "Good Reason". Under these provisions Fadi Ghandour is not required to mitigate his loss, damages or payment by seeking other employment. A "Good Reason" is defined as:

     (1)   a Major Event;

     (2) the assignment to Fadi Ghandour by Aramex of duties inconsistent with or which are a substantial alteration to the nature or status of his responsibilities either on the date of the Employment Agreement or the last date on which such responsibilities were increased;

     (3)   a reduction in Fadi Ghandour's base salary;

     (4) a relocation of Aramex's principal executive offices to any place outside the Amman area of Jordan or the relocation of Fadi Ghandour to any place other than Aramex's principal place of business;

     (5) material breach by Aramex of the provisions of the Employment Agreement, provided that Fadi Ghandour has to give written notice indicating what the material breach is;

     (6) any failure by Aramex to have the agreement assumed by any successor or assign of Aramex; and

     (7) any purported termination by Aramex which is not effected pursuant to a Notice of Termination, with any such termination not being effective.

     "Major Event" is defined as:

     (1) a consolidation or merger of Aramex in which it is not the surviving or continuing corporation or pursuant to which its common shares would be converted into cash, securities or other property, save where the owners prior to the merger have the same ownership afterwards;

     (2) any sale, lease, exchange or other transfer of all or substantially all the assets of Aramex;

     (3)   liquidation proceedings started by Aramex; or

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     (4)   if any person becomes owner of 30 percent or more of Aramex's common shares (excluding those persons who on the effective date of the contract held 30 percent).

DEED OF COVENANT

     Fadi Ghandour has also entered into a Deed of Covenant with Parent and Aramex. Under this Deed, Fadi Ghandour has, as a selling shareholder and with effect from the date Purchaser announces it has accepted Shares for payment, undertaken not to use or disclose any confidential information regarding Aramex and its business and financial affairs and has also accepted certain restrictions for a period of 2 years. These restrictions include soliciting business from or doing business with customers or suppliers of Aramex; employing or soliciting senior employees of Aramex; carrying on or being engaged or interested in, either alone or jointly, (1) any business in competition with any Aramex Group Company in any country in which any Aramex Group Company is carrying on business or (2) any business under a name which includes the name "Aramex". He has also agreed to enter into a Deed within 30 days of the date on which Purchaser announces he has accepted shares for payment, under which he accepts similar but more limited restrictions to those described above for a 12 month period following termination of his employment with Aramex.

WILLIAM KINGSON -- ADDITIONAL ARRANGEMENTS

LETTERS OF RESIGNATION AND APPOINTMENT AS NON-EXECUTIVE CHAIRMAN OF ARAMEX AND PARENT

     William Kingson and Aramex have agreed by a Letter of Resignation, dated January 3, 2002, that on the date Purchaser announces that it has accepted for payment the Shares of Aramex, William Kingson will resign his position as Chairman of Aramex. Because the acceptance for payment of the Shares constitutes a "Major Event" as defined in his current employment agreement, he is entitled to, and will receive, the sum of $254,900 in full and final settlement of any rights arising from his employment or its termination.

     William Kingson and Aramex have executed a Letter of Appointment, dated January 3, 2002, appointing him as the non-executive Chairman of Aramex. This appointment is subject to approval by the Aramex board of directors and shareholders and as yet no meetings have been held in this regard. This appointment is for an initial fixed term of 3 years, subject to reappointment thereafter. The appointment will terminate if: (1) William Kingson is not reappointed as a director at Aramex's annual general meeting in 2002; (2) William Kingson is removed as a director by resolution passed at a general meeting; or (3) William Kingson ceases to be a director by reason of him vacating office pursuant to any provisions of Aramex's Memorandum of Association.

     William Kingson has also executed a Letter of Appointment with Parent, dated January 3, 2002, whereby he is appointed as non-executive Chairman of Parent. This appointment is subject to approval by the board of directors and shareholders of Parent and as yet no meetings have been held in this regard. The appointment will terminate if William Kingson is removed or ceases to be a director by reason of vacating office in accordance with Parent's articles of association.

     William Kingson's fee under the Letter of Appointment with Aramex is to be $85,000 per annum, to be paid at the beginning of the year in advance and the fee he receives from Aramex includes payment for services provided as the non-executive Chairman of Parent. Under both Letters of Appointment, William Kingson has agreed to serve on board committees as requested, to act in an advisory capacity to Parent, Aramex and their respective boards and to provide certain consulting and other services for no additional compensation.

     During his term of appointment, William Kingson is limited from being directly or indirectly employed, engaged, concerned or interested in any business or undertaking that competes with the business of Parent or Aramex or any other business within its group. Both Letters of Appointment contain similar but more limited restrictions to those described in the Deed of Covenant below for a 12 month period following termination of his appointment as the non-executive Chairman of Aramex and Parent. William Kingson is subject to duties of confidentiality in respect of both Aramex and Parent.

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DEED OF COVENANT

     William Kingson has also entered into a Deed of Covenant with Aramex and Parent that is to take effect upon consummation of the current transaction. Under this Deed, William Kingson has, as a selling shareholder and with effect from the date Purchaser announces it has accepted Shares for payment, undertaken not to use or disclose any confidential information regarding Aramex and its business and financial affairs and has also accepted certain restrictions for a period of 2 years. These restrictions include soliciting business from or doing business with customers or suppliers of Aramex; employing or soliciting senior employees of Aramex; carrying on or being engaged in, either alone or jointly,
(1) any business in competition with any Aramex Group Company in any country in which any Aramex Group Company is carrying on business or (2) any business under a name which includes the name "Aramex".


     Going private transactions. Rule 13e-3 under the Exchange Act is applicable to certain "going private" transactions. Rule 13e-3 will be applicable to this Offer. Rule 13e-3 requires, among other things, that certain financial information regarding Aramex and certain information regarding the fairness of the Offer and the consideration offered to shareholders of Aramex in the Offer be filed with the SEC and disclosed to shareholders of Aramex in this Offer to Purchase. Purchaser, Parent, Champa Co-Investors (Cayman) Limited, Rasmala Buyout Fund LP, Groupe Cupola, Rasmala General Partners II Limited, Rasmala Partners Ltd., Aramex, Arif Naqvi, Ali Samir al Shihabi, Imtiaz Hydari, Salman Mahdi, Shirish Saraf, Fadi Ghandour and William Kingson, have provided such information in this Offer to Purchase.


SECTION 18.  CERTAIN CONDITIONS OF THE OFFER


     Notwithstanding any other provision of the Offer, Parent and Purchaser will not be required to accept for payment or pay for any Shares tendered in connection with the Offer and may terminate or, subject to the terms of the Amalgamation Agreement, amend the Offer, if (1) the Minimum Tender Condition shall not have been met, (2) any applicable waiting period under the HSR Act or any other applicable antitrust or competition law has not, as of the Expiration Date, expired or been terminated, or (3) at any time on or after the date of the execution of Amalgamation Agreement and prior to the expiration of the initial offering period, including any extensions thereof, any of the following conditions exist:


     (a) there shall be instituted or pending and not dismissed or withdrawn any action or proceeding by any government or Government Entity (1) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for the Shares by Parent or Purchaser or the consummation of the amalgamation or the compulsory acquisition, (2) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of Aramex and the Group Entities, taken as a whole, or of Parent and its subsidiaries, taken as a whole, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of Aramex and the Group Entities, taken as a whole, or of Parent and its subsidiaries, taken as a whole, (3) seeking to impose or confirm material limitations on the ability of Parent, Purchaser or any of Parent's other subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Parent, Purchaser or any of Parent's other subsidiaries or affiliates on all matters properly presented to Aramex's shareholders or (4) seeking to require divestiture by Parent, Purchaser or any of Parent's other subsidiaries or affiliates of any Shares; or

     (b) there has been any action taken, or any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the amalgamation, by any court, government or Governmental Entity, other than the application of the waiting period provisions of the HSR Act or any other applicable antitrust or competition law to the Offer or the amalgamation, that result in any of the consequences referred to in clauses (1) through
           (4) of paragraph (a) above; or

     (c) there shall have occurred (1) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon (other than any suspension or limitation on
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

        trading in any particular security as a result of a computerized trading limit or any intraday suspension due to "circuit breakers"); (2) any declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (3) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (4) any commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon; (5) any change in general financial, bank or other capital market conditions which materially and adversely affects the ability of financial institutions in the United States, Bermuda, Jordan, the United Arab Emirates or Lebanon to extend credit or syndicate loans; or (6) in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (d) Aramex shall have breached in any material respect or failed to comply in any material respect with any of its obligations, covenants or agreements under the Amalgamation Agreement; or

     (e) (1) any representation or warranty of Aramex contained in the Amalgamation Agreement that is qualified by reference to a Material Adverse Effect or (2) any representation or warranty that is qualified by reference to "materiality" shall not be true and correct; or any other such representation or warranty shall not be true and correct in all material respects, in each case either as of when made or at and as of any time thereafter (except in the case of any representation or warranty that by its terms is made as of a date specified therein which need be accurate only as of such date); or

     (f) there has occurred any change in the financial condition, business, operations or prospects of Aramex and the Group Entities, taken as a whole, that would constitute a Material Adverse Effect; or

     (g) a Principal Shareholder shall have breached in any material respect or failed to comply in any material respect with any of his or her obligations, covenants or agreements under the Voting and Tender Agreement; or

     (h) (1) Aramex's board of directors, or any committee thereof, has withdrawn or modified, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Amalgamation Agreement, the Offer, the amalgamation or the compulsory acquisition, or approved, recommended or announced a neutral position with respect to any Acquisition Proposal or (2) Aramex's board of directors, or any committee thereof, has resolved to do any of the foregoing: or

     (i) the Amalgamation Agreement shall have been terminated pursuant to its terms or shall have been amended pursuant to its terms to provide for such termination or amendment of the Offer;

which, in the judgment of Parent and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted or waived by Parent or Purchaser in whole or in part at any time or from time to time in their discretion, but may not be reasserted once waived.

     The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.

     A public announcement will be made of a material change in, or waiver of, such conditions to the extent required by Rules 14d-4(d) and 14d-6(c) under the Exchange Act, and the Offer will be extended in connection with any such change or waiver to the extent required by such rules.

SECTION 19.  DIVIDENDS AND DISTRIBUTIONS

     If, on or after the date of the Amalgamation Agreement, Aramex should (a) split, divide, consolidate, combine or otherwise change the common shares or its capitalization, (b) acquire or otherwise cause a reduction in the number of outstanding common shares or other securities or (c) issue or sell additional common shares (other than the issuance of common shares under option prior to the date of the Amalgamation Agreement, in accordance with the terms of such options as publicly disclosed prior to the date of the Amalgamation Agreement), shares of any other class of capital stock, other voting securities or any securities convertible into, or exchangeable or exercisable for any of the foregoing, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, then, subject to the provisions of Section 18, Purchaser, in its sole discretion, may make such adjustments as Purchaser deems appropriate to the Offer Price and other terms of the Offer, including, without limitation, the number or type of securities offered to be purchased.

SECTION 20.  CERTAIN LEGAL MATTERS

     General. Except as otherwise disclosed herein, based on Purchaser's review of publicly available information filed by Aramex with the SEC, Purchaser is not aware of (1) any license or regulatory permit that appears to be material to the business of Aramex and its subsidiaries, taken as a whole, that might be adversely affected by the acquisition of Shares pursuant to the Offer or either the compulsory acquisition or the amalgamation, or (2) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic, foreign or supranational, that would be required for the acquisition or ownership of Shares as contemplated herein. Should any such approval or other action be required, Purchaser currently contemplates that such approval or action would be sought. While Purchaser does not currently intend to delay the acceptance for payment of Shares tendered pursuant to the Offer pending the outcome of any such matter, there can be no assurance that any such approval or action, if needed, would be obtained or would be obtained without substantial conditions or that adverse consequences might not result to the business of Aramex, Purchaser or Parent or that certain parts of the businesses of Aramex, Purchaser or Parent might not have to be disposed of in the event that such approvals were not obtained or any other actions were not taken. Purchaser's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions. See Section 18.

     Hart-Scott-Rodino. Under the HSR Act and the rules that have been promulgated thereunder, some acquisitions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the applicable waiting period requirements have been satisfied. Based on available information, Purchaser does not believe that the proposed acquisition of the Shares is subject to the HSR Act's reporting requirements.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as Purchaser's acquisition of Shares pursuant to the Offer and the amalgamation or the compulsory acquisition. At any time before or after Purchaser's acquisition of Shares, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Shares pursuant to the Offer or otherwise or seeking divestiture of Shares acquired by Purchaser or divestiture of substantial assets of Parent, its subsidiaries or Aramex. Private parties and state attorneys general may also bring action under the U.S. antitrust laws under certain circumstances. Based upon an examination of publicly available information as well as information provided by Aramex relating to the businesses in which Aramex is engaged, Purchaser believes that its acquisition of Shares will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offer or other acquisition of Shares by Purchaser on antitrust grounds will not be made or, if such a challenge is made, of the result. See Section 18 for certain conditions to the Offer, including conditions with respect to litigation and certain governmental actions.

     State takeover laws. A number of states throughout the United States have enacted takeover statutes that purport, in varying degrees, to be applicable to attempts to acquire securities of corporations that are incorporated or have assets, shareholders, executive offices or places of business in such states. In Edgar v. Mite Corp., the Supreme Court of the United States held that the Illinois Business Takeover Act, which involved state securities laws that made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and therefore was unconstitutional. In CTS Corp. v. Dynamics Corp of America, however, the Supreme Court of the United States held that a state may, as a matter of corporate law and, in particular, those laws concerning governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining shareholders, provided that such laws were applicable only under certain conditions. However, this Act, by its terms, is applicable only to corporations that have a substantial number of shareholders in Indiana and are incorporated there. Subsequently, a number of federal courts ruled that various state takeover statutes were unconstitutional insofar as they apply to corporations incorporated outside of the state of enactment.

     Based on information supplied by Aramex and Aramex's representations in the Amalgamation Agreement, as well as the fact that Aramex is a company organized under Bermuda law, Purchaser does not believe that any state takeover statutes apply to the Offer, the compulsory acquisition or amalgamation. Purchaser currently has not complied with any state takeover statute or regulation.

     Purchaser does, however, reserve the right to challenge the applicability or validity of any state law purportedly applicable to the Offer or the compulsory acquisition or amalgamation and nothing in this Offer to Purchase or any action taken in connection with the Offer, the compulsory acquisition or amalgamation is intended as a waiver of that right. If it is asserted that any state takeover statute is applicable to the Offer or the compulsory acquisition or amalgamation and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the compulsory acquisition or amalgamation, Purchaser may be required to file certain information with, or to receive approvals from, the relevant state authorities, and Purchaser may be unable to accept for payment or pay for Shares tendered pursuant to the Offer, or be delayed in consummating the Offer or the compulsory acquisition or amalgamation. In such case, Purchaser may not be obligated to accept for payment or pay for any Shares tendered pursuant to the Offer.

     Foreign approvals. According to the latest Form 20-F filed by Aramex, Aramex conducts business in a number of other foreign countries and jurisdictions. In connection with the acquisition of the Shares pursuant to the Offer, the laws of certain of those foreign countries and jurisdictions may require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions. The governments in such countries and jurisdictions might attempt to impose additional conditions on Aramex's operations conducted in such countries and jurisdictions as a result of the acquisition of the Shares pursuant to the Offer or the compulsory acquisition or the amalgamation. There can be no assurance that Purchaser will be able to cause Aramex or its subsidiaries to satisfy or comply with such laws or that compliance or non-compliance will not have adverse consequences for Aramex or any subsidiary after purchase of the Shares pursuant to the Offer or the amalgamation.

SECTION 21.  FEES AND EXPENSES

     TM Capital Corp. is serving as dealer manager in connection with the Offer pursuant to an Engagement Letter dated December 13, 2001, and a Dealer Manager Agreement dated January 3, 2002, for which services it will receive $400,000. Parent also has agreed to reimburse the dealer manager for its out-of-pocket expenses, including the fees and expenses of legal counsel and other advisors, incurred in connection with its engagement, and to indemnify the dealer manager and certain related persons against liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The dealer manager may continue to render various investment banking services and other advisory services to Parent and its affiliates, for which they may receive customary compensation from Parent and its affiliates. In the ordinary course of business, the dealer manager and its affiliates are engaged in investment banking and financial advisory services.

     Georgeson Shareholder Communications Inc. has been retained as information agent in connection with the Offer. The information agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to the Offer to beneficial owners of Shares. Parent will pay the information agent reasonable and customary compensation for all such services in addition to reimbursing the information agent for reasonable out-of-pocket expenses in connection therewith. Parent has agreed to indemnify the information agent against certain liabilities and expenses in connection with the Offer, including, without limitation, certain liabilities under the federal securities laws.

     American Stock Transfer & Trust Company has been retained as the depositary. Purchaser and Parent will pay the depositary reasonable and customary compensation for its services in connection with the Offer, will reimburse the depositary for its reasonable out-of-pocket expenses in connection therewith and will indemnify the depositary against certain liabilities and expenses in connection therewith, including, without limitation, certain liabilities under the federal securities laws.

     Except as set forth above, Purchaser and Parent will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by Purchaser and Parent for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Bidder's Expenses
Legal fees and expenses.....................................  $850,000
Financing fees..............................................  $600,000
Financial advisor...........................................  $600,000
Dealer Manager..............................................  $400,000
Printing costs..............................................  $ 75,000
Accounting/Financial Diligence..............................  $ 75,000
Information Agent...........................................  $ 15,000
Depositary..................................................  $ 10,000
Other.......................................................  $ 75,000
Aramex's Expenses
Legal fees and expenses.....................................  $550,000
Financial advisor fees......................................  $400,000
Printing costs..............................................  $ 25,000

     The Amalgamation Agreement provides that each party shall pay the expenses it incurs.

SECTION 22.  MISCELLANEOUS

     The Offer is not being made to, nor will Purchaser accept tenders from, holders of Shares in any state of the United States or any foreign jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the laws of such state or foreign jurisdiction. Purchaser is not aware of any state or foreign jurisdiction the laws of which would prohibit the Offer or such acceptance. In those jurisdictions whose laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON PURCHASER'S BEHALF NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     Bidders have filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act, together with exhibits, furnishing certain additional information with respect to the Offer, and may file amendments. In addition, Aramex has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, together with exhibits, pursuant to Rule 14d-9 under the Exchange Act, setting forth the recommendation of Aramex's board of directors with respect to the Offer and the reasons for such recommendation and furnishing certain additional related information. Such documents and any amendments thereto, including exhibits, may be inspected and copies may be obtained in the manner set forth in Section 14 with respect to Aramex.


January 29, 2002                                    Rasmala Distribution (Bermuda) Limited

                                   SCHEDULE I

(1) The name of each director and each executive officer of Purchaser is set forth below. Directors of Purchaser are indicated by an asterisk.


                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Imtiaz Hussain Hydari*        Group President, Groupe Cupola                             United Kingdom
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Imtiaz Hydari has been Group President of Groupe Cupola
                                 since 1999. Groupe Cupola, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Imtiaz Hydari is a Management
                                 Committee Member of Rasmala Partners Ltd., which
                                 provides services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds since January 2002. Before this, Imtiaz
                                 Hydari was the Managing Director at Trade Serve
                                 Investments, Ltd., a management and consultancy company
                                 from 1996 to 1998.

2. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner, Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 From 1994 until 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

3. Ali Samir al Shihabi*         Chairman                                                   Saudi Arabia
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Chairman, iHilal Holdings Ltd.
                                 P.O. Box 500017
                                 Dubai Internet City
                                 Building No. 2, Office GO-2
                                 Dubai
                                 United Arab Emirates

                                 Director and Chairman of Board Management Committee,
                                 Saudi Hollandi Bank
                                 P.O. Box 1467
                                 Riyadh 11431
                                 Saudi Arabia

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Ali Samir al Shihabi is Chairman of Rasmala Partners
                                 Ltd., which provides services relating to managing and
                                 advising in investments and investment funds,
                                 undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 1999. He has also been a Chairman of iHilal Holdings
                                 Ltd., an Internet distributor of third-party financial
                                 service products, since 1999, and both a Director and
                                 the Chairman of the Board Management Committee of Saudi
                                 Hollandi Bank since 1990. From 1987 to 1998, Ali Samir
                                 al Shihabi was the Managing Director of Treasury at the
                                 Mawarid Group. From 1990 until 1998, Ali Samir al
                                 Shihabi was a director of Orbit Communications Co., a
                                 satellite television company.

(2) The name of each director and each executive officer of Parent is set forth below. Directors of Parent are indicated by an asterisk.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Ali Samir al Shihabi*         Chairman                                                   Saudi Arabia
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Chairman, iHilal Holdings Ltd.
                                 P.O. Box 500017
                                 Dubai Internet City
                                 Building No. 2, Office GO-2
                                 Dubai
                                 United Arab Emirates

                                 Director and Chairman of Board Management Committee,
                                 Saudi Hollandi Bank
                                 P.O. Box 1467
                                 Riyadh 11431
                                 Saudi Arabia

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Ali Samir al Shihabi is Chairman of Rasmala Partners
                                 Ltd., which provides services relating to managing and
                                 advising in investments and investment funds,
                                 undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 1999. He has also been a Chairman of iHilal Holdings
                                 Ltd., an Internet distributor of third-party financial
                                 service products, since 1999, and both a Director and
                                 the Chairman of the Board Management Committee of Saudi
                                 Hollandi Bank since 1990. From 1987 to 1998, Ali Samir
                                 al Shihabi was the Managing Director of Treasury at the
                                 Mawarid Group. From 1990 until 1998, Ali Samir al
                                 Shihabi was a director of Orbit Communications Co., a
                                 satellite television company.

2. Imtiaz Hussain Hydari*        Management Committee Member                                United Kingdom
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Group President, Groupe Cupola
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Imtiaz Hydari has been Group President of Groupe Cupola
                                 since 1999. Groupe Cupola, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Imtiaz Hydari is a Management
                                 Committee Member of Rasmala Partners Ltd., which
                                 provides services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds since January 2002. Before this, Imtiaz
                                 Hydari was the Managing Director at Trade Serve
                                 Investments, Ltd., a management and consultancy company
                                 from 1996 to 1998.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
3. Salman Mahdi*                 Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director of Dubai Representative Office & Institutional
                                 Group, Union Bancaire Privee Twin Towers
                                 18th Floor
                                 P.O. Box 33778, Deira Dubai
                                 United Arab Emirates
                                 +971-4-221-5315

                                 Salman Mahdi is a Management Committee Member of Rasmala
                                 Partners Ltd., which provides services relating to
                                 managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Salman Mahdi has been a Director of Dubai
                                 Representative Office & Institutional Group, Union
                                 Bancaire Privee, a banking and asset management company,
                                 since June 1998. Prior to this, Salman Mahdi was a Vice
                                 President of Merrill Lynch International & Co., an
                                 investment advisory from June 1994.

4. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner, Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 From 1994 until 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

5. Shirish Saraf*                Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director, Memo Express Services LLC
                                 P.O. Box 13001
                                 Sheikh Mariam Building
                                 Mezzanine Floor
                                 Offices 5, 6
                                 Karama, Dubai
                                 United Arab Emirates
                                 +971-4-336-4400

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Shirish Saraf is a Management Committee Member of
                                 Rasmala Partners Ltd., which provides services relating
                                 to managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Shirish Saraf has been a director of Memo
                                 Express Services LLC, a courier company, since May 2001.
                                 Shirish Saraf was Chief Executive of Oriel Investment
                                 Company LLC, an investment banking company based in the
                                 United Arab Emirates from March 1997 to December 2001.
                                 From June 1998 to December 1998, Shirish Saraf was a
                                 director of Al Ahlia Capital Markets SAOC, an investment
                                 banking company. From March 1997 to September 1997, he
                                 was a director of Commercial Bank of Oman SAOG. From
                                 March 1994 until March 1997, Shirish was an Assistant
                                 Vice President at TAIB Bank E.C., an investment banking
                                 company.


(3) The name of each director and each executive officer of Champa Co-Investors (Cayman) Limited is set forth below. Directors of Champa Co-Investors (Cayman) Limited are indicated by an asterisk.



                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Ali Samir al Shihabi*         Chairman                                                   Saudi Arabia
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Chairman, iHilal Holdings Ltd.
                                 P.O. Box 500017
                                 Dubai Internet City
                                 Building No.2, Office GO-2,
                                 Dubai
                                 United Arab Emirates

                                 Director and Chairman of Board Management
                                 Committee
                                 Saudi Hollandi Bank
                                 P.O. Box 1467
                                 Riyadh 11431
                                 Saudi Arabia

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Ali Samir al Shihabi is Chairman of Rasmala Partners
                                 Ltd., which provides services relating to managing and
                                 advising in investments and investment funds,
                                 undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 1999. He has also been the Chairman of iHilal Holdings
                                 Ltd., an Internet distributor of third-party financial
                                 services products, since 1999, and both a Director and
                                 the Chairman of the Board Management Committee of Saudi
                                 Hollandi Bank since 1990. From 1987 to 1998, Ali Samir
                                 al Shihabi was the Managing Director of Treasury at the
                                 Mawarid Group. From 1990 until 1998, Ali Samir al
                                 Shihabi was a director of Orbit Communications Co., a
                                 satellite television company.

2. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner,
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road
                                 Dubai
                                 United Arab Emirates
                                 + 971-4-330-3433

                                 From 1994 to 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

(4) The name of each director and each executive officer of Groupe Cupola is set forth below. Directors of Groupe Cupola are indicated by an asterisk.


                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Ahmed Abdullah al-Malik*      Groupe Cupola                                              Saudi Arabia
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Ericsson-SAAB
                                 Torshamnsgatan 32C, Kista
                                 SE-164 84 Stockholm
                                 Sweden
                                 PallMall Partners
                                 34a Queen Anne's Gate
                                 London SW1H
                                 SW1H 9AB
                                 England

                                 Ahmed Abdullah al-Malik has been a Senior Advisor and a
                                 member of Groupe Cupola's Board of Directors since 1998.
                                 Groupe Cupola, through its subsidiaries, primarily
                                 conducts business in the Middle East region focusing on
                                 the retail, consumer, engineering and information
                                 sectors. Ahmed Abdullah al-Malik has been a senior
                                 advisor at Ericsson-SAAB, suppliers of avionics, since
                                 2000. Ahmed Abdullah al-Malik has been a Partner of
                                 PallMall Partners, international investment advisors,
                                 since 2000. From 1998 to 2001, Ahmed Abdullah al-Malik
                                 was a Senior Advisor of Sumitomo Corporation,
                                 commodities traders. Ahmed Abdullah al-Malik has been a
                                 Chairman of MARS Technologies, a computer hardware
                                 company, since 1998. From 1997 to 1999, Ahmed Abdullah
                                 al-Malik was a Senior Advisor for Boeing, a leading
                                 aerospace company.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
2. Abdullah Basodan*             Groupe Cupola                                              Saudi Arabia
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Vice Chairman, Global Finance Inc.
                                 Saudi Business Centre
                                 Office 1301
                                 Medinah Road
                                 Jeddah
                                 Saudi Arabia
                                 +966-2-652-4744

                                 Abdullah Basodan has been a director of Groupe Cupola
                                 since 2000. Groupe Cupola through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Since 1996, Abdullah Basodan has
                                 served as Vice Chairman of Global Finance, an investment
                                 company. From 1991 to 1999, Abdullah Basodan was the
                                 President and CEO of Nimir Petroleum, an oil company.

3. Ziad Abdulla Galadari*        Groupe Cupola                                              United Arab Emirates
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Galadari Sons Trading LLC
                                 P.O. Box 7992
                                 Dubai
                                 United Arab Emirates
                                 +971-4-393-7700

                                 Ziad Abdulla Galadari has been an active advisor to
                                 Groupe Cupola in legal affairs since 1999. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Ziad Abdulla Galadari has been the owner of Galadari
                                 Sons Trading LLC and Galadari Sons International LLC,
                                 manufacturing and trading companies, since 1980.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
4. Imtiaz Hussain Hydari*        Management Committee Member                                United Kingdom
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Group President, Groupe Cupola
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Imtiaz Hydari has been Group President of Groupe Cupola
                                 since 1999. Groupe Cupola, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Imtiaz Hydari is a Management
                                 Committee Member of Rasmala Partners Ltd., which
                                 provides services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds since January 2002. Before this, Imtiaz
                                 Hydari was the Managing Director at Trade Serve
                                 Investments, Ltd., a management and consultancy company
                                 from 1996 to 1998.

5. Saud Abdulaziz Kanoo*         Director, Yusuf Bin Ahmed Kanoo LLC                        Saudi Arabia
                                 P.O. Box 45
                                 Manama
                                 Bahrain
                                 +973-209-269

                                 Saud Abdulaziz Kanoo has been the Director of Yusuf Bin
                                 Ahmed Kanoo LLC since October 1984. The Kanoo Group is
                                 one of the Middle East's leading diversified trading
                                 groups with operations and joint ventures in trading,
                                 shipping, industry and insurance.

6. Zahi W. Khouri*               Chairman, CEO, National Beverage Company Limited           United States of America
                                 P.O. Box 1395
                                 care National Beverage Co.
                                 Ramallah-West Bank, Palestine
                                 +970-2-298-7559

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Vice Chairman, Palestine Telecom
                                 P.O. Box 1570
                                 Nablus, Palestine
                                 +9-237-6225

                                 Zahi W. Khouri has been the Vice Chairman of Palestine
                                 Telecom, a telecommunications company, since 1998. Zahi
                                 W. Khouri also serves as the Chairman and CEO of
                                 National Beverage Company Limited, the licensee of
                                 Coca-Cola in Palestine from 1997 to the present and is
                                 Chairman of Intram Investments Inc., an investment
                                 company, since 1993.

7. Izzat Majeed*                 Chief Executive, Alyph Limited                             Pakistan
                                 4 Half Moon Street
                                 London W1Y 7RA
                                 United Kingdom
                                 +44-20-7872-7840

                                 Since 1992, Izzat Majeed has been the Chief Executive of
                                 Alyph Limited, a UK-based investment company involved
                                 primarily in greenfield industrial and infrastructure
                                 investment projects globally.

8. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner, Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 From 1994 until 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

9. Waqar Hassan Siddique*        Managing Director, Groupe Cupola                           Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Since 1995, Waqar Hassan Siddique has been the Managing
                                 Director of Corporate Affairs for Groupe Cupola. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.



(5) The name of each director and each executive officer of Rasmala General Partners II Limited is set forth below. Directors of Rasmala General Partners II Limited are indicated by an asterisk.


                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Ali Samir al Shihabi*         Chairman                                                   Saudi Arabia
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Chairman, iHilal
                                 P.O. Box 500017
                                 Dubai Internet City
                                 Building No. 2, Office 603, Dubai
                                 United Arab Emirates

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Director and Chairman of Board Management Committee,
                                 Saudi Hollandi Bank
                                 P.O. Box 1467
                                 Riyadh 11431
                                 Saudi Arabia

                                 Ali Samir al Shihabi is Chairman of Rasmala Partners
                                 Ltd., which provides services relating to managing and
                                 advising in investments and investment funds,
                                 undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 1999. He has also been a Chairman of iHilal Holdings
                                 Ltd., and Internet distributor of third-party financial
                                 services products, since 1999, and both a Director and
                                 the Chairman of the Board Management Committee of Saudi
                                 Hollandi Bank since 1990. From 1987 to 1998, Ali Samir
                                 al Shihabi was the Managing Director of Treasury at the
                                 Mawarid Group. From 1990 until 1998, Ali Samir al
                                 Shihabi was a director of Orbit Communications Co., a
                                 satellite television company.

2. Imtiaz Hussain Hydari*        Management Committee Member                                United Kingdom
                                 Rasmala Partners Ltd
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Group President, Groupe Cupola
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Imtiaz Hydari has been Group President of Groupe Cupola
                                 since 1999. Groupe Cupola, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Imtiaz Hydari is a Management
                                 Committee Member of Rasmala Partners Ltd., which
                                 provides services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds since January 2002. Before this, Imtiaz
                                 Hydari was the Managing Director at Trade Serve
                                 Investments, Ltd., a management and consultancy company
                                 from 1996 to 1998.

3. Salman Mahdi*                 Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director of Dubai Representative Office & Institutional
                                 Group, Union Bancaire Privee Twin Towers
                                 18th Floor
                                 P.O. Box 33778, Deira Dubai
                                 United Arab Emirates
                                 + 971-4-221-5315

                                 Salman Mahdi is a Management Committee Member of Rasmala
                                 Partners Ltd., which provides services relating to
                                 managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Salman Mahdi has been a Director of Dubai
                                 Representative Office & Institutional Group, Union
                                 Bancaire Privee, a banking and asset management company,
                                 since June 1998. Prior to this, Salman Mahdi was a Vice
                                 President of Merrill Lynch International & Co., an
                                 investment advisory from June 1994.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
4. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner, Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 From 1994 until 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

5. Shirish Saraf*                Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director, Memo Express Services LLC
                                 P.O. Box 13001
                                 Sheikh Mariam Building
                                 Mezzanine Floor
                                 Offices 5, 6
                                 Karama, Dubai
                                 United Arab Emirates
                                 +971-4-336-4400

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Shirish Saraf is a Management Committee Member of
                                 Rasmala Partners Ltd., which provides services relating
                                 to managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Shirish Saraf has been a director of Memo
                                 Express Services LLC, a courier company, since May 2001.
                                 Shirish Saraf was Chief Executive of Oriel Investment
                                 Company LLC, an investment banking company based in the
                                 United Arab Emirates from March 1997 to December 2001.
                                 From June 1998 to December 1998, Shirish Saraf was a
                                 director of Al Ahlia Capital Markets SAOC, an investment
                                 banking company. From March 1997 to September 1997, he
                                 was a director of Commercial Bank of Oman SAOG. From
                                 March 1994 until March 1997, Shirish was an Assistant
                                 Vice President at TAIB Bank E.C., an investment banking
                                 company.


(6) The name of each director and each executive officer of Rasmala Partners Ltd. is set forth below. Directors of Rasmala Partners Ltd. are indicated by an asterisk.


                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. Abdulaziz Hamad al Fahad*     Lawyer, Law Office of                                      Saudi Arabia
                                 Abdulaziz Hamad al Fahad
                                 Jarir Plaza, Olaya Street
                                 Riyadh
                                 Saudi Arabia

                                 Abdulaziz al Fahad is a lawyer with his own practice
                                 since 1985, the Law Office of Abdulaziz Hamad al Fahad.

2. Ali Samir al Shihabi*         Chairman and Managing Partner,                             Saudi Arabia
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Chairman, iHilal
                                 P.O. Box 500017
                                 Dubai Internet City
                                 Building No. 2, Office 603, Dubai
                                 United Arab Emirates

                                 Director and Chairman of Board Management Committee,
                                 Saudi Hollandi Bank
                                 P.O. Box 1467
                                 Riyadh 11431
                                 Saudi Arabia

                                 Ali Samir al Shihabi is Chairman of Rasmala Partners
                                 Ltd., which provides services relating to managing and
                                 advising in investments and investment funds,
                                 undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 1999. He has also been the Chairman of iHilal Holdings
                                 Ltd., an Internet distributor of third-party financial
                                 services products, since 1999 and both a Director and
                                 the Chairman of the Board Management Committee of Saudi
                                 Hollandi Bank since 1990. From 1987 to 1998, Ali Samir
                                 al Shihabi was the Managing Director of Treasury at the
                                 Mawarid Group. From 1990 until 1998, Ali Samir al
                                 Shihabi was a director of Orbit Communications Co., a
                                 satellite television company.

3. Andrew Coulton*               Managing Director, Deutsche Bank AG                        United Kingdom
                                 7th Floor, 1 Appold Street
                                 London, EC2A 2HE
                                 United Kingdom

                                 Andrew Coulton is a Managing Director at Deutsche
                                 Bank AG, an investment bank, since 2000, and previously
                                 worked as a Managing Director at Deutsche Bank AG from
                                 August 1995 to April 1998. From July 1998 to October
                                 2000, he was a Director at Rossmoyne Capital Advisors,
                                 financial advisors.

4. Imtiaz Hussain Hydari*        Management Committee Member                                United Kingdom
                                 Rasmala Partners Ltd
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Group President, Groupe Cupola
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Imtiaz Hydari has been Group President of Groupe Cupola
                                 since 1999. Groupe Cupola, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. Imtiaz Hydari is a Management
                                 Committee Member of Rasmala Partners Ltd., which
                                 provides services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds since January 2002. Before this, Imtiaz
                                 Hydari was the Managing Director at Trade Serve
                                 Investments, Ltd., a management and consultancy company
                                 from 1996 to 1998.

5. Salman Mahdi*                 Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 3114
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director of Dubai Representative office of Institutional
                                 Group, Union Bancaire Privee
                                 Twin Towers
                                 18th Floor
                                 P.O. Box 33778, Deira Dubai
                                 United Arab Emirates
                                 +971-4-221-5315

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Salman Mahdi is a Management Committee Member of Rasmala
                                 Partners Ltd., which provides services relating to
                                 managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Salman Mahdi has been a Director of Dubai
                                 Representative Office & Institutional Group, Union
                                 Bancaire Privee, a banking and asset management company,
                                 since June 1998. Prior to this, Salman Mahdi was a Vice
                                 President of Merrill Lynch International & Co., an
                                 investment advisory from June 1994.

6. Arif Naqvi*                   Chairman, Groupe Cupola                                    Pakistan
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Managing Partner,
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road
                                 Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 From 1994 until 2002, Arif Naqvi served as the Chief
                                 Executive Officer of Groupe Cupola and has served as
                                 Chairman of Groupe Cupola since December 2001. Groupe
                                 Cupola, through its subsidiaries, primarily conducts
                                 business in the Middle East region, focusing on the
                                 retail, consumer, engineering and information sectors.
                                 Since November 2001, Arif Naqvi is also Managing
                                 Director of Rasmala Partners Ltd., which provides
                                 services relating to managing and advising in
                                 investments and investment funds, undertaking corporate
                                 finance activities, and establishing various leveraged
                                 buy-out funds.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
7. Shirish Saraf*                Management Committee Member                                India
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Director, Memo Express Services LLC
                                 P.O. Box 13001
                                 Sheikh Mariam Building
                                 Mezzanine Floor
                                 Offices 5, 6
                                 Karama, Dubai
                                 United Arab Emirates
                                 +971-4-336-4400

                                 Shirish Saraf is a Management Committee Member of
                                 Rasmala Partners Ltd., which provides services relating
                                 to managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds since
                                 January 2002. Shirish Saraf has been a director of Memo
                                 Express Services LLC, a courier company, since May 2001.
                                 Shirish Saraf was Chief Executive of Oriel Investment
                                 Company LLC, an investment banking company based in the
                                 United Arab Emirates from March 1997 to December 2001.
                                 From June 1998 to December 1998, Shirish Saraf was a
                                 director of Al Ahlia Capital Markets SAOC, an investment
                                 banking company. From March 1997 to September 1997, he
                                 was a director of Commercial Bank of Oman SAOG. From
                                 March 1994 until March 1997, Shirish was an Assistant
                                 Vice President at TAIB Bank E.C., an investment banking
                                 company.

8. Humayun Shahryar              Vice President, Rasmala Partners Ltd.                      India
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Humayun Shahryar has been Vice President of Rasmala
                                 Partners Ltd., which provides services relating to
                                 managing and advising in investments and investment
                                 funds, undertaking corporate finance activities, and
                                 establishing various leveraged buy-out funds, since
                                 January 2002. From October 2000 through December 2001,
                                 he was Vice President of Groupe Cupola Luxembourgeoise
                                 Holdings S.A., which, through its subsidiaries,
                                 primarily conducts business in the Middle East region,
                                 focusing on the retail, consumer, engineering and
                                 information sectors. From January 1999 through May 2000,
                                 Humayun Shahryar was a Manager at Mashreq Bank p.s.c., a
                                 banking company, and between February 1998 and December
                                 1998, he was an Energy Specialist at the consulting firm
                                 of McKinsey & Company, Inc. Prior to his employment
                                 there, he was an Assistant Vice President at Brisk
                                 Securities Ltd., an investment bank.

9. Mohammed Ali Saya             Group Chief Financial Officer,                             Canada and Pakistan
                                 Rasmala Partners Ltd.
                                 P.O. Box 31145
                                 Emirates Towers Offices
                                 10th Floor, Suite 10A
                                 Sheikh Zayed Road, Dubai
                                 United Arab Emirates
                                 +971-4-330-3433

                                 Mohammed Ali Saya has been the Chief Financial Officer
                                 of Rasmala Partners Ltd., whose principal business is
                                 the management of private equity funds, since September
                                 15, 2000. Prior to that, Mohammed Ali Saya was the
                                 Managing Director of Mawarid Holding Co., a holding
                                 company, and from 1989 through 1998, He worked at the
                                 Mawarid Holding Co. as Deputy Managing Director.

                                  SCHEDULE II

(1) The name of each director and each executive officer of Aramex is set forth below. Directors of Aramex are indicated by an asterisk. The information set forth in this Schedule II is provided to the best of Aramex's knowledge.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------

1. William Kingson*              Chairman of the Board, Aramex                              United States
                                 c/o 866 United Nations Plaza,
                                 Suite #451
                                 New York, NY 10017
                                 +1-212-752-5660

                                 William Kingson has been the Chairman of the Board and a
                                 Class 2 Director of Aramex since its incorporation in
                                 1996. He is also a director of Aregon, an affiliate
                                 company of Aramex. He is also President of the New
                                 York-based SR-71 Corporation since 1998 and Co-Chairman
                                 and President of the Pointe Group.

2. Fadi Ali Ghandour*            President & Chief Executive Officer, Aramex                Jordan
                                 2 Badr Shaker Alsayyab Street
                                 Um Uthayna, P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111 ext. 404

                                 Fadi Ghandour has been Deputy Chairman, Chief Executive
                                 Officer, President, Assistant Secretary and a Class 3
                                 Director of Aramex since its incorporation in 1996. He
                                 is also the chairman of the board of Aregon, an
                                 affiliate company of Aramex. He has been a director of
                                 Aram since approximately 1997. He has also served as the
                                 Chairman of the board of Brinks Jordan since 1983. He is
                                 also a director of Maktoob since 2000.

3. Rula Ghandour*                Manager                                                    Jordan
                                 Silsal Ceramics
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-593-1128

                                 Rula Ghandour has been a Class 1 Director of Aramex
                                 since its incorporation in 1996. Rula Ghandour also has
                                 been a principal and manager of Silsal, a Jordan-based
                                 pottery company, for more than seven years.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
4. Safwan Masri*                 Professor, Vice Dean                                       United States
                                 Columbia University
                                 Graduate School of Business
                                 3022 Broadway
                                 101 Uris Hall
                                 New York, NY 10027
                                 +1-212-854-8716

                                 Safwan Masri has been a Class 1 Director of Aramex since
                                 July 2000. He has been Vice Dean at the Graduate School
                                 of Business, Columbia University, New York since 1993
                                 and is a director of, and/or advisor to, a number of
                                 international corporations, start-up ventures and
                                 charitable foundations, including Industry Networks,
                                 Colbert Foundation and Friends for Life.

5. Ayed Al-Jeaid*                Chief Executive Officer                                    Saudi Arabia
                                 Makshaff Services, Ltd.
                                 P.O. Box 69428
                                 Riyadh 11547
                                 Saudi Arabia
                                 +966-1-465-9422

                                 Ayed Al-Jeaid has been a Class 2 Director of Aramex
                                 since April 1997. He is also the Chief Executive Officer
                                 of Makshaff Services, Ltd., a holding company for
                                 various aviation and media interests in Saudi Arabia and
                                 worldwide.

6. Hazem Malhas*                 Chief Executive Officer                                    Jordan
                                 Aregon
                                 Jordan Trade Center Building
                                 134 Queen Rania Al-Abdullah Street
                                 Suite 2B, P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-510-0103

                                 Hazem Malhas is the Chief Executive Officer of Aregon,
                                 an affiliate company of Aramex. From 1996 to 2000, he
                                 was the Chief Operating Officer of Aramex. Hazem Malhas
                                 resigned from Aramex in October 2000 to become the Chief
                                 Executive Officer of Aregon.

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
7. Henry Azzam*                  Chief Executive Officer                                    Jordan
                                 Jordinvest
                                 P.O. Box 941553
                                 Amman 11194
                                 Jordan
                                 +962-6-567-6777

                                 Dr. Henry Azzam is the Chief Executive Officer of
                                 Jordinvest, a regional investment bank based in Jordan.
                                 He is a member of the International Group of Commercial
                                 Bank Chief Economists (a selected group of 25 chief
                                 economists of the major financial institutions
                                 worldwide). Before joining Jordinvest, Dr. Henry Azzam
                                 was the Chief Economist and Managing Director of the
                                 Middle East Capital Group. He is also Chairman of
                                 MobileCom, Jordan's second-largest cellular phone
                                 operator.

8. Frank F. Mountcastle, III*    Managing Director                                          United States
                                 BB&T Capital Markets
                                 909 East Main Street, 7th Floor
                                 Richmond, VA 23219
                                 +1-804-782-8742

                                 Frank Mountcastle is the Managing Director and head of
                                 the Logistics and Transportation Services Investment
                                 Banking Group at BB&T Capital Markets, a division of
                                 Scott & Stringfellow, Inc. From 1993 to 1997, Frank
                                 Mountcastle was an investment banker with A.G. Edwards &
                                 Sons, Inc.

9. Safwan Tannir                 Senior Vice President, Freight Forwarding                  United States
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +971-4-286-5000

                                 Safwan Tannir has been the Senior Vice President of
                                 Freight Forwarding for Aramex since December 1996.

10. Camille Tam Nasrallah        Senior Vice President, Gulf and Indian Sub-Continent       Lebanon
                                 c/o Aramex International Courier
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +971-4-286-5000

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Camille Nasrallah has been the Senior Vice President for
                                 the Gulf and Indian Sub-Continent for Aramex
                                 International Courier since December 1996.

11. Emad Shishtawi               Vice President, Finance                                    Jordan
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                 Emad Shishtawi has been the Vice President of Finance
                                 for Aramex since December 1996.

12. Adrian Horsley               Vice President, Operations and Logistics                   England
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                 Adrian Horsely has been the Vice President of Operations
                                 and Logistics for Aramex since October 2000. Prior to
                                 joining Aramex, he held various management positions
                                 with Airborne Express, a company he began working for in
                                 1984.

13. Osama Fattaleh               Vice President, Near East                                  Jordan
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                 Osama Fattaleh has been the Vice President for the Near
                                 East of Aramex since May 1999. He joined Aramex in 1987
                                 as Operations Manager. He later became a Station Manager
                                 in 1991, and a Country Manager in 1994.

14. Yousef Ghandour              Chief Marketing Officer, Aramex                            Jordan
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                        PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                     BUSINESS ADDRESS, AND BUSINESS TELEPHONE NUMBER;
NAME                             OTHER MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS   CITIZENSHIP
----                             --------------------------------------------------------   -----------
                                 Yousef Ghandour has been the Chief Marketing Officer of
                                 Aramex since July 2001. He has also been the Managing
                                 Director of Middle East Direct Marketing, a direct
                                 marketing and mail order business in which Aramex holds
                                 a majority interest, since 1994.

15. Iyad Kamal                   General Manager of E-services                              Jordan
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                 Iyad Kamal has been the General Manager of E-services
                                 since June 2000. From 1995 to 1997, he served as
                                 Aramex's Quality Manager, and, from 1997 to 2000, he
                                 served as Aramex's Express Product and Quality Manager.

16. Bashar Obeid                 Group Financial Controller                                 Jordan
                                 c/o Aramex
                                 P.O. Box 3371
                                 Amman 11181
                                 Jordan
                                 +962-6-551-5111

                                 Bashar Obeid has been the Group Financial Controller of
                                 Aramex since January 1998. Bashar Obeid joined Aramex in
                                 1993 as an accountant and was promoted to Financial
                                 Controller.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each shareholder of Aramex or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth below.

                        The Depositary for the Offer Is:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

           By Mail:               By Facsimile Transmission:      By Hand/Overnight Courier:
        59 Maiden Lane                 +1-718-234-5001                  59 Maiden Lane
      New York, NY 10038                                              New York, NY 10038
            U.S.A.                                                          U.S.A.
                                    Confirm By Telephone:
                                       +1-718-921-8200

     Questions and requests for assistance may be directed to the information agent or the dealer manager at their respective addresses or telephone numbers set forth below. Additional copies of this Offer to Purchase, the Letter of Transmittal and all other tender offer materials may be obtained from the information agent and the dealer manager as set forth below, and will be furnished promptly at Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer Is:

                                      Logo

                       NORTH AMERICA                                 EUROPE AND MIDDLE EAST
                17 State Street, 10th Floor                               Crosby Court
                     New York, NY 10004                                  38 Bishopsgate
                           U.S.A.                                        London EC2N 4AF
         Bankers and Brokers Call: +1-212-440-9800                           England
ALL OTHERS (INSIDE THE U.S.) CALL TOLL FREE: +1-800-223-2064    ALL OTHERS CALL: +44-20-7335-5710

                      The Dealer Manager for the Offer is:

                                 (Capital Logo)

              One Battery Park Plaza, 35th Floor               Two Piedmont Center, Suite 410
                      New York, NY 10004                             Atlanta, GA 30305
                            U.S.A.                                         U.S.A.
                Call Collect: +1-212-809-1360                  Call Collect: +1-404-995-6230